As filed with the Securities and Exchange Commission on January 30, 2023

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FBS Global Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

74 Tagore Lane, #02-00 Sindo Industrial Estate

Singapore 787498

Tel: +65 62857781

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global, Inc.

122 E. 42nd Street, 18th Floor

New York, NY 10168

Tel: 888 741 6830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David L. Ficksman, Esq.	Fang Liu, Esq.
R. Joilene Wood, Esq.	VCL Law LLP
Troy Gould PC	1945 Old Gallows Road, Suite 630
1801 Century Park East, Suite 1600	Vienna, VA 22182
Los Angeles, CA 90067-2367	Tel: (703) 919-7285
Tel: (310) 553-4441

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of [3,750,000] Ordinary Shares of US$0.001 par value each (“Ordinary Shares”) of the Registrant (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by the Resale Prospectus Shareholders identified therein of [1,084,337] Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front covers;

●	all references in the Public Offering Prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Ordinary Shares, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	they contain different “Use of Proceeds” sections;

●	they contain different “Summary — The Offering” sections;

●	the section “Shares Eligible For Future Sale — Resale Prospectus Shareholders Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

●	they contain different back covers.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Prospectus Shareholders.

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The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, January 30, 2023

[●] Ordinary Shares

This is an initial public offering of our ordinary shares, US$0.001 par value per share (“Ordinary Shares”) of FBS Global Limited. We are offering, on a firm commitment engagement basis, [3,750,000] Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be US$[4.00] per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq under the symbol FBGL. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq or another national securities exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 11 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiary in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Upon completion of this offering, our issued and outstanding share capital will consist of [15,000,000] Ordinary Shares. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, Kelvin Ang, our controlling shareholder, will own approximately [67.8%] of our total issued and outstanding Ordinary Shares, representing approximately [67.8%] of the total voting power.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE		TOTAL WITHOUT OVER-ALLOTMENT OPTION		TOTALWITH OVER-ALLOTMENT OPTION
Initial public offering price(1)	US$	[4.00]	US$	[15,000,000](4)
Underwriting discounts(2)	US$	[0.30]	US$	[1,125,000]
Proceeds to us, before expenses(3)	US$	[3.70]	US$	[13,875,000]

(1) Initial public offering price per share is assumed to be US$[4.00].

(2) We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 119.

(3) Excludes fees and expenses payable to the underwriters. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 114.

(4) Includes US$[3.70] gross proceeds from the sale of [3,750,000] Ordinary Shares offered by our Company.

If we complete this offering, net proceeds will be delivered to us on the closing date.

We have granted a 45-day option to the underwriters to purchase up to an additional [●] ordinary shares solely to cover over-allotment, if any.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2023.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Pacific Century Securities, LLC

The date of this prospectus is January 30, 2023.

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Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

For the sake of undertaking a public offering of its Ordinary Shares, a reorganization of the Company’s legal structure was completed on August 2, 2022. The reorganization involved the incorporation of FBS Cayman, and its wholly-owned subsidiary, SEDL; and the transfer of all equity ownership of FBS SG to SEDL from the former shareholders of FBS SG and the transfer of all equity ownership of SEDL to FBS Cayman. Pursuant to the incorporation of FBS Cayman and in consideration of the transfer, the Company issued an aggregate of 11,250,000 ordinary shares with par value $0.001 per share.

After the reorganization, FBS Cayman owns 100% equity interests of SEDL and FBS SG. The controlling shareholder of FBS Cayman is same as that of FBS SG prior to the reorganization.

The series of reorganizing transactions resulting in 11,250,000 Ordinary Shares issued and outstanding have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, translations of balances in the consolidated balance sheets, consolidated statements of operation and comprehensive income (loss), consolidated statements of change in shareholders’ equity, and consolidated statements of cash flows from SGD into USD as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.74, representing the noon buying rate in the City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 31, 2021. We make no representation that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys, in particular, regular market and industry reports issued by BCA and Ministry of Trade and Industry of Singapore. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the construction industry and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

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●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the construction industry may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on [●] 2023 and as amended from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on [●], 2023.

“Amended and Restated Articles of Association” or “Amended Articles of Association” means the amended and restated articles of association of our Company adopted on [●], 2023, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on [●], 2023.

“ASEAN” means the Association of Southeast Asian Nations.

“BCA” means the Building and Construction Authority in Singapore.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Company,” “our Company,” or “FBS Cayman” means FBS Global Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on March 10, 2022.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“CONQUAS” means the Construction Quality Assessment System, Singapore’s national construction standard protocol.

“COVID-19” means the Coronavirus Disease 2019.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FBS SG” means Finebuild Systems Pte. Limited, our operating company incorporated and operating in Singapore held as a wholly-owned subsidiary of Success Elite, which in turn is a wholly-owned subsidiary of our Company.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“Kelvin Ang” is Ang Poh Guan, the principal shareholder of the Company.

“Memorandum and Articles of Association” means the Amended Memorandum of Association and the Amended Articles of Association.

“MOM” means the Ministry of Manpower, the government agency in Singapore that regulates employment.

“Resale Prospectus Shareholders” means collectively Master Stride Limited (solely owned by Mr. Tan Yeok Lin) and Fame Hall Investment Limited (solely owned by Mr. Lim Yi Shenn).

“S$” or “SGD” means Singapore dollars(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Success Elite” or “SEDL” means Success Elite Developments Limited, a company incorporated in BVI incorporated on February 22, 2022.

“US$,” “$” or “USD” means United States dollar(s), the lawful currency of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

The predecessor of our principal operating company was incorporated on March 9, 1996 in Singapore under the name Finebuild Systems Pte Ltd. Pursuant to a restructuring that took effect on August 2, 2022, FBS Global Limited, an exempted company incorporated in the Cayman Islands, through its wholly owned subsidiary, Success Elite Developments Limited, a company incorporated in BVI, became the ultimate holding company of our current principal operating subsidiary referred to herein as FBS SG.

From its beginning as a construction company since 1996, FBS SG has developed into a premier integrated engineering company that provides a full suite of construction and engineering services. These services include the supply of building materials and precast concrete components, recycling of construction and industrial wastes, research, and development, as well as pavement consultancy services.

We are an established interior design and build (also referred to as “fit-out”) specialist in Singapore with a track record of over 20 years in institutional, residential, commercial and industrial building projects. Our scope of services comprises design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall panel, built-in furnishing, carpentry and mechanical & electrical services of a building. We also undertake main construction and building works projects.

Our Pledge

“To be conscientious in the produce of construction solutions that is sustainable and environment friendly”

Over the years, we have invested heavily in relevant state-of-the-art technologies and focused strongly on research and development in an effort to bring value to our construction and engineering business through the implementation of innovative and sustainable processes and materials. We are committed to sustainable development and corporate social responsibility. We believe that this commitment has differentiated FBS SG and been a key driver of our growth.

Sustainable Business

We strongly believe that sustainability in both business and the environment is the only way to responsibly move forward. We have a proven record of completing numerous civil and infrastructure projects while also expanding our expertise into different fields such as sales and marketing of green building materials to consolidate access to the supply chain of essential building materials for the construction sector. These green building materials include but not limited to special gypsum boards, aluminum ceiling materials, and green resin timber materials for timber desk. We seek to source sustainable materials and work with environmental experts to speed up the process of building zero energy infrastructure.

Our Vision for Sustainable Business for the Future

We believe that our comprehensive and diversified experiences well-position us to undertake a broad range of forward looking green civil engineering and infrastructure construction projects. Our depth of experience is further supported by our team of in-house technical specialists. We believe that, in addition to this depth of experience and specialized technical staff, our innovative ideas, productivity, and efficiency set us apart from our competition and allow us to be poised to provide cutting edge construction and engineering services in furtherance of sustainability.

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Green buildings are becoming increasingly popular and more prevalent globally, including in Singapore, where both consumer demand and government regulations are pushing for more sustainable building projects by 2030. Since 2007, we have sought to use environmentally friendlier materials on our projects. FBS SG believes that sustainability in both business and environment is the only way to move forward, and we intend to lead the way in developing and implementing more sustainable building materials and practices.

Competitive Strengths

We believe that our competitive strengths are:

-	Established track record of over 20 years in interior fitting-out works: We have an established track record of over 20 years in interior design and build out, or “fitting-out” works, with experience in a wide range of project types, including mixed developments, private residential developments, hospitals, and commercial developments. Notable projects that we acted as subcontractors in Singapore include Marina One (an integrated development at Marina Bay), Sengkang General Hospital, Outram Community Hospital, Khoo Teck Puat Hospital and South Beach Development (a mixed development at downtown Singapore) and Vivocity (Mega Shopping Mall near Sentosa Island). We believe that our track record of successfully completing a range of projects gives us a competitive advantage in future bids as we have experience in both small and large scale projects and a variety of types of projects. Moreover, we also have completed interior-fitting out works for several hospitals in Singapore and have gained a reputation as an established subcontractor in this segment, which is a highly specialized area given the different requirements for interior fitting-out works with respect to hospital buildings as they require specific sound insulation, fire-retardation, chemical resistance (as a result of frequent cleaning) and prevention of radiation leakage. Our prospective customers typically take into consideration a subcontractor’s relevant project track record when evaluating the tender proposal, and we believe that our varied experience positions us to be competitive for similar upcoming projects.

-	Providing competent and experienced value engineering design solutions for our customers: We believe that we have the competencies and experience to provide value engineering design solutions for our customers, in order to optimize the cost, durability and design considerations and maximize efficiency. For instance, we may propose modifications to the materials selection or the drawings so that the installation can be carried out more efficiently. In certain instances, modifications to the drawings or method statements may allow for improved feasibility of the installation within the planned construction schedule, helping to control costs and avoid overages. We have also undertaken more complex projects such as those requiring shock mounted walls and ceilings, and lead lining walls and partitions (in hospitals) for radiation shielding purpose. There are also certain designs that are more complex such as curved or non-flat interior walls and ceilings and interiors that accommodate water features, which require a higher level of expertise to ensure that the interfacing and finishing works are of quality and reliable. We believe that our customer focused perspective and our specialized experience allow us to service our clients better, and generate new project mandates.

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Proven track record safety, quality and timely project execution track record: We have obtained various certifications and gradings which we believe place us in an advantageous position when our customers review our tender proposal or quotation. For instance, we have obtained ISO 9001:2015, which reflects our quality management standards, and ISO 14001:2015, ISO 45001: 2018 and OHSAS 18001:2007, which reflect our environmental, occupational and workplace safety management systems. We have also obtained the highest level bizSAFE Level Star certification, reflecting our workplace safety practices. We are also typically subject to the national standards under the Construction Quality Assessment System (“CONQUAS”) set forth by the Building and Construction Authority in Singapore (“BCA”) for our projects that fall under architectural works, with the quality standards being assessed based on the finishing, alignment and evenness, jointing and no visible defect and delamination. We completed the ceiling works for a private residential development Jewel @ Buangkok in 2014, and this project was awarded the CONQUAS “Star” rating in recognition of the excellence of the workmanship. We understand that customers value subcontractors who complete their projects in a timely manner as they manage many subcontractors concurrently, with each playing a crucial role to ensure the adherence of the overall construction schedule. Experience plays a critical role in timely completion of projects, and we have considerable experience and can assess accurately the challenges that may be posed by site conditions (such as limited access area or restrictions in working hours or noise level), material requisitions, design specifications, and we respond to customers’ requests to meet certain deadlines.

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-	We have an experienced and dedicated management and project team: Each of our executives has over 20 years of experience in this industry and has accumulated experience and goodwill in the industry, which has helped us to grow our business through word-of-mouth recommendations. Our Executive Directors are supported by a stable management team with extensive business development and project management experience. Further details of our management team’s working experience are set out in the section entitled “Directors and Executive Officers.”

Growth Strategies

Our business growth strategy is to sustain and expand our position as a leader in green and sustainable building solutions by offering a full spectrum of services, products and project management for customer buildings in Singapore. Our core strategy remains focused on creating opportunities for growth through winning green project mandates, driving internal operational improvements and maintaining a high-performance firm culture. We believe that with our extensive experience in the industry we have strong positions in profitable and growing end-markets across the green building fit-out industry, enhanced by our comprehensive service portfolio and already strong client base. We believe we are well positioned to capitalize on the prevailing trend towards sustainability and innovations in the buildings industry, including decarbonization, healthy buildings/indoor environmental quality and smart buildings.

To capitalize on these trends, we are building on our fiscal 2021 priorities of maintaining leading positions in commercial as well as residential building solutions. In furtherance of these goals, we have three strategic priorities:

-	Capitalize on Key Growth Vectors: We believe that decarbonization, healthy buildings/indoor environmental quality and smart buildings represent key growth opportunities. We are seeking to leverage our existing portfolio breadth and investments in services and product development, combined with the expansion of its green building materials, to offer differentiated solutions and innovative fit-out plans to help customers achieve their objectives to have healthier work and living spaces, both for the inhabitants of these buildings and the environment at large. We intend to invest in services and products as well as expand our partnerships locally and globally such as in other ASEAN countries and other English-speaking countries where our experiences can be utilized to power green building innovations that will allow us to provide differentiated services that are tailored to our customers’ desired outcomes to achieve these goals.

-	Accelerate in High Growth Regions and Verticals: We intend to expand our presence in regional high growth regions of ASEAN countries and invest in supply chain vertical integration within the markets we already serve, including healthcare, commercial offices/campuses, and educational and data centers.

-	Sustain a High-Performance, Customer-Centric Culture: We recognize that developing talent and creating positive customer experiences is central to accomplishing our business strategies. We are investing in talent to build a diverse workforce that is solutions oriented and focused on continuous learning and growth. The Company aims to leverage our talent capabilities and training to create a customer-focused culture to drive customer loyalty and decisions.

To realize these priorities, we are leveraging our green building leadership, comprehensive service and product portfolio, substantial client base and strong building industry networks to monetize the lifecycle opportunities of service, retrofit and replacement that are established and delivered by the Company’s direct field businesses and third-party channels such as subcontractors and suppliers in the industry. We are augmenting our strategic priorities with disciplined execution, productivity enhancements and sustainable cost management to create a path to realize expanded margins and enhanced profitability.

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Risks Factor Summary

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 14 of this Prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	We are dependent on the construction industry in Singapore and other countries which we operate in
●	We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance
●	We are subject to the risks of default or delays in the collection of our trade receivables
●	We are reliant on the renewal of our existing registrations and licenses
●	We are dependent on foreign workers and may face debarment from hiring (including due to non-compliance with the relevant employment laws and regulations), imposition of penalties, labor shortages or increased labor costs for our operations
●	We are subject to a number of project execution risks, many of which are beyond our control
●	We are dependent on our suppliers and subcontractors to fulfil their contractual obligations
●	We are subject to risks associated with the quality of our works
●	Our short-term revenue and profitability may not be indicative of the long-term results of operations
●	We operate in a highly competitive industry and may not be able to compete effectively
●	Our financial condition and results of operations may be adversely affected by the COVID-19 pandemic
●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.
●	We are subject to compliance with and changes in regulatory requirements and codes
●	Our cash flows may fluctuate due to the payment practice applied to our projects or foreign currency exchange rates
●	We are required by our customers to arrange performance bonds or banker’s guarantee to secure our due performance of contracts
●	We may be subject to litigation, claims or other disputes
●	We may not be able to implement our future plans and strategies successfully
●	Our insurance coverage may not be sufficient to cover all losses or potential claims and insurance premiums may increase
●	We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries which we operate in
●	We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties
●	Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

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Risks Related to Our Securities and This Offering

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.
●	We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.
●	The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.
●	The trading price of our Ordinary Shares may be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to investors.
●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.
●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.
●	Short selling may drive down the market price of our Ordinary Shares.
●	Because we do not expect to declare dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.
●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.
●	Our Amended Articles of Association contains anti-takeover provisions that could discourage a third party from acquiring us and adversely affect the rights of holders of our Ordinary Shares.
●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.
●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.
●	Our controlling shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.
●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. In the event we rely on these exemptions, these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.
●	Certain judgments obtained against us by our shareholders may not be enforceable.
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.
●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
●	We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.
●	Economic substance legislation of the Cayman Islands may adversely impact us or our operations.
●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq.

Corporate Information

Our Company was incorporated in the Cayman Islands on March 10, 2022. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at 74 Tagore Lane, #02-00 Sindo Industrial Estate, Singapore 787498. Our telephone at this location is +(65) 6285-7781.

Our agent for service of process in the United States is Cogency Global, Inc. located at 122 E. 42nd St., 18th Floor, New York, NY 10168, with the telephone (888) 741-6830.

Our website is www.FBSGlobal.com.sg. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

Corporate Structure

The chart below sets out our corporate structure immediately after this offering.

Mr. Tan Yeok Lin
Mr. Kelvin Ang
Mr. Lim Yi Shenn
Public
100.0%
100.0%
Master Stride Limited
Fame Hall Investment Limited
3.7%
67.8%
3.5%
25.0%
FBS Global Limited
(Cayman Islands)
100%
Success Elite Developments Limited
(BVI)
100%
FBS SG
(Singapore)

Implications of Our Being a “Controlled Company”

Upon completion of this offering, our controlling shareholder, Kelvin Ang, will be the beneficial owner of an aggregate of [10,165,663] Ordinary Shares, which will represent approximately 67.8% of the then total issued and outstanding Ordinary Shares. As a result, we will remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore we are eligible for, and in the event we no longer qualify as a foreign private issuer, we may rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

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●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior June 30, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. While we currently do not intend to rely on home country practice exemptions following this offering, we may choose to rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, such that a majority of the directors on our board of directors are not required to be independent directors and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

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THE OFFERING

Offering Price	The initial public offering price will be US$[4.00] per Ordinary Share.

Ordinary Shares offered by us	[3,750,000] Ordinary Shares

Ordinary Shares issued and outstanding immediately prior to this offering	[11,250,000] Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	[15,000,000] Ordinary Shares

Over-Allotment Option	The underwriters have an option for a period of 45 days to purchase up to [•] ordinary shares to cover over-allotments, if any.

Use of proceeds	We currently intend to use the net proceeds from this offering

●	to expand our existing locations to develop new customers by hiring more qualified personnel and undertake more marketing efforts;

●	for research and development and artificial intelligence analytics for new green building materials;

●	for M&A projects, partnerships and future business development; and

●	for working capital and general corporate purposes.

Lock-up Agreement

We have agreed with the underwriters not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action for a period of three months from the date of this prospectus.

All of our directors and officers and shareholders of more than 5% of our outstanding ordinary shares have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six months from the date of this prospectus.

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends” for more information.

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FBGL”.

Proposed Nasdaq trading symbol	FBGL

Transfer agent	VStock Transfer, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2023.

The number of our Ordinary Shares which will be issued and outstanding immediately after this offering is based on our Company’s issued share capital of [11,250,000] Ordinary Shares, which are issued and outstanding as of [August 2], 2022 and this offering of [3,750,000] Ordinary Shares.

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Summary Consolidated Financial Data

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this Prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the unaudited financial data for the six months ended June 30, 2021 and 2022 as well as the audited financial data for the fiscal years ended December 31, 2020 and 2021 from our audited financial statements included in this Prospectus.

Results of Operations Data:

	For the Six Months ended June 30,
	2021	2022	2022
	Unaudited	Unaudited	Unaudited
	S$	S$	US$

Revenues	6,897,346	8,989,528	6,472,460
Net income/(loss)	(239,952)	676,601	487,153
Basic and diluted earnings (loss) per share	(0.02)	0.06	0.04
Weighted average number of Ordinary Shares issued and outstanding	11,250,000	11,250,000	11,250,000

	For the years ended December 31,
	2020	2021	2021
	S$	S$	US$

Revenues	5,685,239	22,735,122	16,823,990
Net income/(loss)	(567,920)	1,777,798	1,315,571
Basic and diluted earnings (loss) per share	(0.05)	0.16	0.12
Weighted average number of Ordinary Shares issued and outstanding	11,250,000	11,250,000	11,250,000

Balance Sheet Data:

	As of
	December 31, 2021	June 30, 2022	June 30, 2022
		Unaudited	Unaudited
	S$	S$	US$

Cash and restricted cash	3,670,005	2,404,830	1,731,477
Working capital	231,442	3,183,338	2,292,003
Total assets	19,205,867	17,195,997	12,381,118
Total liabilities	15,384,666	11,985,316	8,629,427
Total shareholders’ equity	3,821,201	5,210,681	3,751,692

	As of December 31,
	2020	2021	2021
	S$	S$	US$

Cash and restricted cash	6,389,207	3,670,005	2,715,804
Working capital	814,643	2,311,442	1,710,467
Total assets	16,072,989	19,205,867	14,212,341
Total liabilities	14,529,586	15,384,666	11,384,652
Total shareholders’ equity	1,543,403	3,821,201	2,827,689

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are dependent on the construction industry in Singapore and other countries which we operate in

We are dependent on the pipeline of new building development and major additional and alteration works (“A&A projects”), as our sources of revenue come from interior-fitting out works, construction and building works. We operate mainly in Singapore and new building development projects are in part affected by the general economic, regulatory, political and social conditions, property market, construction industry, government initiatives and spending (including spending on healthcare that includes the building and/or refurbishment of hospitals), property and resale prices and rental yields (as the case may be), factors which are beyond our control. Other factors such as natural disasters, recession, epidemics and any other incidents in Singapore and/or countries which we operate in may adversely affect our business, financial position, financial performance and prospects. The construction industry in Singapore is also subject to cyclical fluctuations, and any downturn in the construction industry will have direct impact on our business, financial performance and financial position, due to possibility of postponement, delay or cancellation of new building and A&A projects and delay in the recovery of receivables.

Our contracts are typically on a non-recurring and project basis, and therefore we cannot guarantee that we will continue to secure new projects from our customers after the completion of our existing projects. In the event that the construction industry in Singapore or other countries that we operate in undergoes a downturn or other factors lead to a reduced pipeline of construction projects, we may not be able to secure new projects, or secure new projects of similar value as we had in the past. In such event, our business, financial performance, financial position and prospects will be materially and adversely affected.

We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance

Our top two customers listed under the section entitled “General Information on our Group – Our Major Customers” contributed 50% and 18% our revenue for the year ended December 31, 2021 and 33% and 20% for the six months ended June 30, 2022, respectively. Given that our contracts are typically secured via invited tenders from our customers, we are dependent on our major customers or past customers inviting us for future tenders. However, there is no assurance that these customers will continue to invite us for tenders or award tenders to us at contract values and/or terms comparable to those which we have received in the past. As such, if we are not invited to tender or are unable to secure new projects with our major and past customers, or secure replacement customers, or are unable to secure new projects on terms that are favorable to us, our business, financial performance, financial position and liquidity will be materially and adversely affected.

We are subject to the risks of default or delays in the collection of our trade receivables

Our major customers are all private customers, and therefore, we are subject to higher risks of default or delays in collection of our trade receivables as compared to contracting with Singapore government agencies. We typically make monthly progress claims to our customers for the value of the work we have performed as of that time, and our billings are subject to our customer’s approval of our progress claims. Accounts receivable are recognized and carried at original invoiced amount net of allowance for doubtful accounts. Accounts are considered overdue after 120 days. Please refer to the section entitled “General Information on our Group – Credit Management” for further details.

In accordance with the Building and Construction Industry Security of Payment Act (Chapter 30B) of Singapore, referred to as BCISPA, we must make payment to our suppliers and subcontractors carrying out work in Singapore within a specific period, whether or not we have received payment from our customers. Please refer to the section entitled “Government Regulations” of this Offer Document for further details on BCISPA.

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Further, a portion of the contract value (typically 5% or 10%) is withheld by our customers as retention money, a portion of which will be released upon substantial completion and the remaining amounts will be released upon final completion (which is after the defects liability period, being typically 12 months from date of substantial completion).

If a customer fails to make payment of our progress claims in a timely manner or at all, or fails to release our retention monies as scheduled, there is a time lag which could potentially be significant, between any costs incurred for the work we have performed and the receipt of any payment for our customers. Any progress claim that we submit may also be the subject of a dispute between us and our customer which could not only delay any payment made to us but also could be such that the amount that is paid to us being less than the amount we claim for. In this event, our cash flow and working capital may be materially and adversely affected.

Even when we are able to recover any part of the contracted value pursuant to the terms of the contract, the process of such recovery is usually time-consuming and requires financial and other resources to settle the disputes. Furthermore, there can be no assurance that any outcome will be in our favor or that any dispute will be resolved in a timely manner. Failure to collect adequate payments in time or to manage past due debts effectively will have a material and adverse effect on our business, liquidity, financial performance and financial position.

We are reliant on the renewal of our existing registrations and licenses

We are regulated in Singapore by the Commissioner of Building Control (“CBC”), which is the body that oversees compliance with BCA and various other regulatory bodies. These regulatory bodies stipulate the criteria that must be satisfied before registrations and licenses are granted to, and/or renewed and/or maintained for, our business. The maintenance and renewal of our registrations and licenses are subject to compliance with the relevant regulations. BCA designates what are known as “workhead” gradings and we are designated to have met certain qualifications to perform various construction works under the Singapore’s Construction Registration System (“CRS”). In particular, we are graded L5 under the workhead category CR06 for interior decoration and finishing works and B2 under the workhead category CW01 for general building. Our private customers would typically have a preferred workhead grading of their subcontractors for their projects and should we tender directly for Singapore government projects, the required workhead grading will also be stipulated in the tender for bid.”.

Our current workhead gradings will expire on July 1, 2025 and as the requirements laid down by BCA may change from time to time, there is no assurance that we will be able to meet the changing requirements and maintain and/or renew our registrations and licenses. In the event that we fail to maintain or renew our existing workhead registrations, our business, financial performance and prospects will be adversely affected. For details, please refer to the section entitled “Government Regulations”.

We have not encountered any non-renewal or suspension of BCA registrations and licenses which had a material adverse impact on our business.

We are dependent on foreign workers and may face debarment from hiring (including due to non-compliance with the relevant employment laws and regulations), imposition of penalties, labor shortages or increased labor costs for our operations

Our business is highly dependent on foreign workers as the pool of local construction workers is scarce. As of the date of this Prospectus, approximately 70% of our workforce is made up of foreign employees (including site workers and other employees). Any shortage in the supply of foreign workers, increase in foreign worker levy or restriction on the number of foreign workers that we can employ will adversely affect our operations and financial performance. The supply of foreign labor in Singapore is highly controlled and subject to a number of policies and regulations.

We are required to comply with all relevant laws and regulations and we may be liable to penalties if there are any breaches relating thereto. While we aim to comply with the relevant laws and regulations at all times and have put in place the necessary systems to monitor our compliance, we are susceptible to breaches that may arise from inadvertent oversight.

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In the past, we have received notices in relation to non-compliance with the numerous regulations that apply to us and been subject to fines for failure to comply with rules relating to foreign workers’ accommodation.

While we have taken steps to ensure compliance with laws relating to the hiring of foreign workers, we cannot be assured that we will not inadvertently be subject to additional fines or punishments.

There is no assurance that we and/or our Executive Directors will not be penalized for past contraventions or that we will not inadvertently contravene any employment laws and regulations in the future. Any further debarment from applying for new work passes for foreign workers may cause disruptions to our operations and adversely affect our operations and financial performance.

Moreover, the MOM imposes a quota on the number of foreign workers that the main contractor and its subcontractors can employ in respect of each construction project. Depending on the requirements of our projects, the tightening of such quota on the number of foreign workers that the main contractors and their subcontractors can employ may affect our operations and accordingly our business and financial performance. We are also subject to dependency ratio ceilings, being the percentage of foreign employees permitted in a company calculated as a ratio to local employees. Any changes in the policies of the foreign workers’ countries of origin may affect the supply of foreign labor and cause disruptions to our operations which may in turn result in a delay in the completion of our projects. We are also subject to foreign worker levy for foreign workers (subject to changes as and when announced by the Singapore government) and any increase in foreign worker levy may materially and adversely affect our business and financial performance.

We are subject to a number of project execution risks, many of which are beyond our control

In the preparation of our bid tenders, we will carry out internal cost estimates that are based on, among other factors, the anticipated schedule for the project execution. Our revenue is recognized on the stage of completion method, and billing is based on approved monthly progress claims. Any delay in a project will therefore affect our billings, revenue, increase our operating costs (for instance, labor costs and equipment leasing costs), operational cash flows and financial performance. We are also required to pay our suppliers and subcontractors regardless of such delay if the purchase orders have been fulfilled, therefore affecting our operational cash flows. A delay in the project can be due to various factors, including but not limited to, shortage of manpower, materials and/or equipment, delays by subcontractors, accidents at the work site, adverse weather or other unforeseen circumstances. In the event of a delay, we are liable to pay our contracting parties for the liquidated damages stipulated in our contracts, and our reputation (including our prospects for being invited for future bid tenders) will also be materially and adversely affected.

Moreover, other than liquidated damages, we may also have to bear additional costs as our customers can require us to complete the uncompleted works within a reasonable period at our expense, to avoid or minimize further delay. In addition, to minimize further delay, we are also obliged to incur overtime man hours and the related labor costs at our own expense. In such circumstances, our operations and financial performance will be materially and adversely affected.

Additionally, our contracts with our customers are typically on a fixed and pre-determined fee basis for the duration of the contract period and the terms of the contracts do not permit any price adjustment. Accordingly, we generally have to bear the risk of any cost fluctuations due to, including but not limited to, inaccurate costs estimation at the tender stage, ineffective cost management during project implementation, higher than estimated costs of materials, labor, subcontracting fees or equipment leasing. Other situations such as changes in the regulatory requirements, disputes with suppliers and subcontractors, labor disputes as well as accidents, delays and other unforeseen problems may also adversely affect our project costs. Should we be unable to control our costs within our original estimates, or we are not able to fully cover the increases in costs during the project, our business, financial performance and liquidity will be materially and adversely affected.

We are dependent on our suppliers and subcontractors to fulfil their contractual obligations

We rely on our suppliers and subcontractors to provide us with quality and timely delivery of materials, equipment rental and services. As we do not sign any long-term contracts with our suppliers and subcontractors, there is no assurance that we will continue to be provided with materials and services at prices acceptable to us for future projects. Additionally, our key materials such as calcium silicate boards, gypsum boards or plasterboards, fasteners, joint materials, metal bracing, metal studs, screws, adhesives or sealants are common building materials and while we will typically notify our suppliers of our project needs in advance, we place a purchase order after confirmation of the project as and when required for delivery to the work site. As such, there is assurance that during the course of the project, our suppliers will not increase the price of our materials.

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We are also subject to risks and challenges in engaging subcontractors, including difficulties in overseeing the performance of such subcontractors in a direct and effective manner, failure to complete the contracted scope of works or inability to hire suitable subcontractors. As the subcontractors have no direct contractual relationships with our customers, we are subject to risks associated with their non-performance, late performance or poor performance.

In the case where the suppliers and subcontractors are selected by us, our selection criteria is based on, among others, their track record, price competitiveness, quality of products or services and timeliness in delivery and completion. We cannot be assured that the products and services rendered by our suppliers and subcontractors will continue to meet our requirements for quality, or that they will be able or willing to continue to provide supplies and services to us. In the event that any of our major suppliers and subcontractors is unable to provide the required supplies and services to our Group and we are unable to obtain alternative providers on similar or more favorable terms to us in a timely manner, our business, financial performance and financial position will be materially and adversely affected.

In addition, we are also subject to claims arising from defective work performed by subcontractors. While we may attempt to claim from the relevant subcontractors or require our subcontractors to make good the default or defect, we may be required to make good the default or defect at our own cost before receiving any compensation from the subcontractors. If no corresponding claim can be asserted against a subcontractor, or the amounts of the claim cannot be recovered in full or at all from the subcontractors, we may be required to bear some or all the costs of the claims, in which case our business, financial performance and liquidity will be materially and adversely affected.

We are subject to risks associated with the quality of our works

Our quality of works is assessed by our customers, and poor quality of works could be due to poor execution and quality control of our employees or that of our subcontractors. We may incur reworks and additional costs to improve the quality of our works, or we may be subject to claims from our customers for such inferior works. Costs incurred for reworks in a certain financial year/ period will also affect the financial performance and cashflows in that certain financial year/ period, notwithstanding the overall profitability of the project. If we fail to achieve a satisfactory quality of work, our reputation and our likelihood of being invited for future bid tenders could be materially and adversely affected, and increase the likelihood of increased costs, liquidated damages, deduction against performance bonds and/or retention monies, and accordingly, materially and adversely affect our business, reputation, prospects and financial performance.

Our short-term revenue and profitability may not be indicative of the long-term results of operations

Revenue from some ongoing contracts may be recognized across financial years, depending on the stage of completion of each contract. The revenue and profitability of different contracts vary and should more works be performed in a certain financial year, we will record better short-term results for that particular financial year. Similarly, our revenue and profitability during a certain period of the financial year may also not be indicative of the financial results for other periods of the financial year. There is, therefore, no assurance that our short-term results of operations will be indicative of our long-term results of operations.

Further, as the projects undertaken by us are on a non-recurring and project basis, our revenue and profitability may fluctuate from period to period and from year to year. In order to grow or even maintain the revenue and profitability of our business, we have to continually and consistently secure new projects which have higher or comparable contract values and margins, and in greater or comparable numbers. In the event that we are not able to continually and consistently do so on terms that are favorable to us, our business, financial performance and prospects will be materially and adversely affected.

In addition, there may be a lapse of time between the completion of our existing projects and the commencement of new projects. Accordingly, any unutilized capacity in between projects would have an adverse effect on our overall margins and results of operations.

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We operate in a highly competitive industry and may not be able to compete effectively

The construction industry, including the interior fitting-out works segment, in which we operate, is competitive, and some of our competitors may have more manpower, resources, higher gradings in various construction workhead designations needed to operate in this field in Singapore, stronger track record in terms of the diversity, size and/or complexity of the projects undertaken or greater exposure to potential business opportunities. As of January 15, 2023, there were over 40 and 74 contractors with the highest L6 and L5 grading in the workhead category CR06 (Interior Decoration and Finishing Works) respectively, the workhead category gradings in which we primarily seek projects, and over 1500 contractors registered under all CR06 workhead, and this figure may increase.

We may face increased competition from existing or new competitors and we may not adapt effectively to market conditions, industry developments, customer preferences and/or competitive environment. Moreover, our competitors may also adopt aggressive pricing policies or develop relationships with our customers in a manner that could significantly harm our ability to secure contracts. We may also compete in other areas including for services of subcontractors and qualified employees. If we cannot attract their services or are unable to compete in such other areas including providing competitive pricing and/or quality works on a timely basis, our business, financial performance, financial position and prospects will be materially and adversely affected.

Our financial condition and results of operations may be adversely affected by the COVID-19 pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. At this time, we are not experiencing negative impacts due to an increase in COVID-19 cases, but if cases increase and/or new shutdowns are implemented, this is expected to have a material adverse effect on our business.

The continued global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. To date, this pandemic has affected nearly all regions around the world. In Singapore, businesses as well as the national government implemented significant actions to mitigate this public health crisis. While we cannot predict the duration or scope of the COVID-19 pandemic, it may negatively impact our business and such impact could be material to our financial results, condition and outlook related to:

●	disruption to our operations or the operations of our suppliers, through the effects of business and facilities closures, worker sickness and COVID-19 related inability to work, social, economic, political or labor instability in affected areas, transportation delays, difficulty in enrolling patients, travel restrictions and changes in operating procedures, including for additional cleaning and safety protocols;

●	increased volatility or significant disruption of global financial markets due in part to the COVID-19 pandemic, which could have a negative impact on our ability to access capital markets and other funding sources, on acceptable terms or at all and impede our ability to comply with debt covenants; and

●	the further spread of COVID-19, and the requirements to take action to mitigate the spread of the pandemic (e.g., vaccination requirements that have been and continue to be taken in response to the pandemic and enhanced health and hygiene requirements or social distancing or other measures), will impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business, results of operations, cash flows and financial condition.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of December 31, 2021 and 2020, we and our independent registered public accounting firm identified the following material weakness in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. There are three material weaknesses identified: (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) Our lack of formal internal control policy and procedures to establish formal risk assessment process and internal control framework; and (3) our lack of formal IT process and procedures related to risk and vulnerability assessment, data backup and recovery management, and password management.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of the material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations, providing internal training to our accounting staff on U.S. GAAP, requiring our staff to participate in trainings and seminars provided by professional service firms on a regular basis to gain knowledge on regular accounting and SEC reporting updates, and (ii) setting up an adequate financial and internal control framework with formal documentation of polices and controls in place.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

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We are subject to compliance with and changes in regulatory requirements and codes

Our operations are subject to laws and regulations that relate to matters such as licensing, employment of foreign workers, workplace health and safety, and environmental protection in Singapore. Please refer to the section entitled “Government Regulations” of this Offer Document for further details. In the event that our operations fail to comply with such laws and regulations, we may be subject to fines or be required to take remedial measures or they may affect our ability to obtain new projects or carry on our operations without disruptions. If any of these events occurs, it will adversely affect our reputation, business, financial condition and financial performance.

We are also subject to changing requirements applicable for the construction industry in Singapore. For instance, there are numerous codes, laws and regulations that we are subject to such as the Code of Practice on Buildability, CONQUAS and BCA Green Mark, which is the benchmarking scheme that incorporates internationally recognized best practices in environmental design and performance. Requirements for obtaining a certain grading under certain workhead requirements may also change from time to time

We are also affected by regulatory changes and requirements on the employment of foreign workers, which may change from time to time. Any failure to comply could result in penalties such as fines and/or not being able to continue or expand our business. Our ability to remain compliant with the many regulations and standards applied to our business is time consuming, and our failure to do so will negatively impact our performance Changes in or introduction of new laws, and policies applicable to our business may also increase our operating costs, in particular if the competitive environment or other factors do not allow us to fully recover all the additional costs. Should this occur, our financial performance will be materially and adversely affected.

Our cash flows may fluctuate due to the payment practice applied to our projects or foreign currency exchange rates

Our projects normally incur net cash outflows at the early stage of carrying out our works when we are required to incur setting-up expenditures, purchase materials, and commence works prior to payment received from our customers. Our customers will make payments pursuant to our progress claims which have to be approved by our customers. Accordingly, we experience accumulative net inflows gradually as the project progress. We typically do not receive a deposit from customer for offsetting the initial cash outflows. As we undertake a number of projects at any given period, the cash outflow of a particular project could be offset by the cash inflows of other projects. Accordingly, as a result of the general mismatch in the timing of our cash flow movements between our outlay and receipt of payments, we could potentially experience negative operating cash flows. If at any time, we undertake more projects which are at the initial stage of works than projects which are at the later stages, our corresponding cash flow position will be adversely affected. Further, our revenues and financial statements are denominated in the Singapore dollars but presented in US dollars and, our daily transactions are mainly denominated in the Singapore dollar. As such, we are exposed to the risk of adverse exchange rate fluctuations against the Singapore dollar, which may negatively impact our results of operations when our financials are presented in US dollars.

We are required by our customers to arrange performance bonds or banker’s guarantee to secure our due performance of contracts

It is a common practice in the construction industry that contractors are required by their customers to take out performance bonds or banker’s guarantee at a fixed sum or a certain percentage of the contract sum to secure due performance and compliance with the contracts. In lieu of performance bonds or banker’s guarantee, we may be required to place cash deposit or accept a higher percentage for retention monies. In the event that we default on our contractual obligations, our customer will be entitled to call on the bond with the financial institution. If the performance bond is called upon, we will be required to indemnify the relevant financial institution for such payment, and our liquidity, business, reputation, financial performance, financial position and prospects may be adversely affected.

The amount paid up for the performance bonds may be locked up for a prolonged period of time, depending on contract period. Further we cannot guarantee we will not undertake projects which have performance bonds requirements in the future, and should we fail to satisfactorily complete our contracted works, the amount paid up for the performance bonds may not be released to us, which may adversely affect our cash flows and financial position. In the event that our contracts are negotiated without performance bonds but with a higher percentage of retention monies, the performance of our works and our monthly progress claims and billings will be subject to a higher amount of retention. Similarly, should we not satisfactorily complete our contracted works, we may not receive the full amount of the retention monies upon the completion of the project and expiration of the defect liability period. In such event, our financial performance and cashflows will be materially and adversely affected.

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We may be subject to litigation, claims or other disputes

We may from time-to-time encounter disputes arising from contracts with customers, suppliers, subcontractors or other third parties. Claims brought by customers against us may involve defective works, damaged works as we are obliged to protect our completed or partially completed works on-site, property damages or other contractual breaches which may result in us incurring liquidated damages under the terms of our contracts with our customers. Claims may also arise from disputes with suppliers and subcontractors on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us will materially and adversely affect our business, financial position, financial performance and prospects.

Moreover, legal proceedings resulting in unfavorable judgment or findings may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial position, financial performance and prospects.

The nature of our work also involves certain risks as employees work at the work sites with equipment and tools, or work from height. Our employees who have suffered an injury arising out of and in the course of his employment can choose to either submit a claim under The Work Injury Compensation Act 2019 of Singapore (“WICA”) for compensation through MOM without needing to prove negligence or breach of statutory duty by employer or commence legal proceedings to claim damages under common law against employer for breach of duty or negligence. Pursuant to the WICA, an injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain stipulated limits. Damages under a common law claim are usually higher than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses and any future loss of earnings. In the event that the litigation costs, time involved and/or claim amounts are substantial, our financial performance will be materially and adversely affected.

We may not be able to implement our future plans and strategies successfully

Our future plans and strategies include, inter alia, strengthening our market position in the interior fitting-out industry in Singapore and participating in joint ventures or strategic alliances with suitable partners, as set out in the section entitled “General Information on our Group – Business Strategies and Future Plans” of this Offer Document. The successful implementation of our business plan may be affected by a number of factors including the availability of sufficient funds, government policies relevant to our industry, the economic conditions, our ability to maintain our existing competitive advantages, our relationships with our customers, the threat of substitutes and new market entrants. Participation in joint ventures and/or strategic alliances locally or overseas also involves numerous risks, including but not limited to regulatory risks, political risks, execution risks in relation to identification of suitable partners, integration of operations and/or cooperation in projects or business management. There can be no assurance that we will be able to execute such future plans and strategies successfully and as such, the actual outcome may fall short of expectations.

Our insurance coverage may not be sufficient to cover all losses or potential claims and insurance premiums may increase

We obtain public liability insurance for injuries to third parties and the required policies for our staff, such as work injury compensation and medical insurance. For projects where we are the main contractor, we also procure contractors’ all risks insurance. Please refer to the section entitled “General Information on our Group – Insurance” of this Offer Document for further details on our insurance coverage. For our interior fitting-out projects, we do not need to procure specific insurance as it is usually covered by the insurance procured by the main contractor. However, we may become subject to liabilities against which we are not insured adequately or at all or exposure which cannot be insured.

Although we believe our insurance coverage is sufficient for the needs of our operations and appropriate for our current risk profile, we cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. Moreover, we may not be able to recover the losses in full or on a timely basis from our insurers. There are also certain risks that are not covered by our insurance policies because they are either uninsurable or not economically insurable including acts of war and terrorism. In addition, our insurers will review our policies each year and we cannot guarantee that we can renew our policies or renew our policies on similar or other acceptable terms. If we suffer from losses that exceed our insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses and our business, financial performance and financial position will be adversely affected.

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We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries which we operate in

We are affected by macroeconomic factors, such as general economic conditions, population growth, household formation, market sentiment which are in part, influenced by unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment, all of which are beyond our control. For example, there has been increased inflationary pressure on the cost of materials and labor and increased bank loan rates. As of yet, we have not yet seen a material impact to our business, but if inflation increases, the increased cost of completing projects and financing our business may have a negative impact on our financial performance. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Singapore and other countries may also affect our business. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our business operations.

We may also expand into other countries in which we presently do not have a business presence. Factors beyond our control include the abovementioned, and other conditions such as internal strife, epidemics, severe weather conditions, natural or other catastrophes, terrorist attacks or acts of violence that may materially and adversely affect financial markets, business and consumer confidence that will materially and adversely affect our operations, financial performance and financial position.

Our business, financial performance and results of operations depend significantly on worldwide macroeconomic economic conditions and their impact on material supplies. Recessionary economic cycles, higher interest rates, volatile fuel and energy costs, inflation, levels of unemployment and other economic factors that may affect material costs and adversely affect costs of revenue of our services and products. In addition, negative national or global economic conditions may materially and adversely affect our suppliers’ financial performance, liquidity and access to capital. This may affect their ability to maintain their inventories, production levels and/or product quality and could cause them to raise prices, lower production levels or cease their operations.

Economic factors such as increased commodity prices, shipping costs, higher costs of labor, insurance and healthcare, and changes in or interpretations of other laws, regulations and taxes may also increase our cost of revenue and our selling, general and administrative expenses, and otherwise adversely affect our financial condition and results of operations. Global inflation rose in 2022 and may continue through 2023. To date, we have not been subject to inflationary pressures. We cannot assure you that we will not be adversely affected in the future.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties

We have registered our trademark to protect our intellectual property rights in Singapore. Please refer to the section entitled “General Information on Our Group – Intellectual Property” of this Offer Document for more details. Should our trademark be violated or infringed, there may be confusion by potential customers who have not previously worked with us or we may be exposed to the risk of claims against us for intellectual property rights infringement.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Group’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our trademark by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Group’s reputation, goodwill and financial performance.

As of the date of this Prospectus, while we have not experienced any claims for intellectual property rights infringement, there is no assurance that we will not infringe any intellectual property rights of third parties in the future. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

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Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations. At this time, we have not been impacted by the conflict between Russia and Ukraine as all of our major suppliers of material are based in Asia and we have not been impacted by supply chain disruptions or sanctions resulting from the conflict. But if the conflict prolongs, there could be long term ramifications on the global economy through trade restrictions or cyberactivity that could negatively impact our operations.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the representative of the underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq concurrently with this offering. In order to continue listing our shares on the Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq in the future.

If the Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the Underwriter and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the U.S. and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

The trading price of our Ordinary Shares may be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control and for reasons that are unrelated to our actual or expected performance. In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares.

In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our issued and outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the event of market volatility, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have [11,250,000] Ordinary Shares issued and outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be [15,000,000] Ordinary Shares issued and outstanding immediately after this offering. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

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Because we do not expect to declare dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to declare any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$[2.91] per share, representing the difference between our as adjusted net tangible book value per share of US$[1.00] as of June 30, 2022, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$[4.00] per share. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

Our Amended Articles of Association contains anti-takeover provisions that could discourage a third party from acquiring us and adversely affect the rights of holders of our Ordinary Shares.

Our Amended Articles of Association contains provisions that may limit the ability of others to acquire control of our Company. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our Company in a tender offer or similar transaction. Our board of directors has the authority to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Ordinary Shares. Preferred shares could be issued with terms calculated to delay or prevent a change in control of our Company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Ordinary Shares may fall and the voting and other rights of the holders of our Ordinary Shares may be materially and adversely affected.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily to grow our existing business as well as to nurture future development thru partnerships and mergers and acquisitions. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Kelvin Ang owns 90.4% of our issued and outstanding Ordinary Shares. Upon completion of this offering, he will own approximately 67.8% of our then issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholder.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. In the event we rely on these exemptions, these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we have the ability to rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This would allow us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

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For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

- have a majority of the board of directors consist of independent directors;

- require non-management directors to meet on a regular basis without management present;

- have an independent compensation committee;

- have an independent nominating committee; and-

- seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements and our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act, and we will also meet the more stringent requirements of having three “independent” audit committee members.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to our Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the laws of the Cayman Islands are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, which may provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. In the event we opt to do so in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, in the future we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and, upon completion of this offering, we will continue to be a “controlled company,” as defined under the Nasdaq Stock Market rules, because FBS Global Limited holds, and will continue to own, more than 50% of our voting power. For as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and
●	the requirement that we have a corporate governance and nominating committee, composed entirely of independent directors, with a written charter addressing the committee’s purpose and responsibilities.

As a result, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market rules, if we use these exemptions. We do not currently intend to rely on the controlled company exemptions.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

As of January 1, 2019, the International Tax Co-operation (Economic Substance) Act of the Cayman Islands (the “ES Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are carrying on a “relevant activity” (as defined in the ES Act). As we are a Cayman Islands company, compliance obligations include filing an annual notification for the Company disclosing whether the Company is carrying out any relevant activities within the meaning of the ES Act and if so, whether we have satisfied economic substance tests to the extent required under the ES Act. As it is a new regime, it is anticipated that the ES Act may evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all applicable requirements under the ES Act. Failure to satisfy these requirements may subject us to penalties under the ES Act.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

ENFORCEMENT OF CIVIL LIABILITIES

Our company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide less protection for investors as compared to the United States. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

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All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman Pte. Ltd., our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the United States courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the securities laws of the United States or the securities laws of any state in the United States.

We have been advised by our Cayman Islands counsel Conyers Dill & Pearman Pte. Ltd. that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

Dentons is our counsel regarding Singapore law and has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law by an action commenced in the Singapore courts for the amount due, provided that the foreign judgment cannot be impeached for any error, whether in fact or law, and it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

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We have been further advised by our Singapore counsel Dentons that, in particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable arising from any penal, revenue or public law of a foreign state, which may include the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any reported decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of Ordinary Shares of approximately $[12.6] million, based upon an assumed initial public offering price of $[4.00] per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

Each $0.25 increase (decrease) in the assumed initial public offering price of $[4.00] per share, would increase (decrease) the net proceeds to us from this offering by approximately $[0.87] million, assuming the number of shares offered, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions.

We intend to use the net proceeds of this offering as follows:

●	[30%] of the net proceeds for M&A projects, partnerships and future business development;

●	[30%] of the net proceeds to expand our existing locations to develop new customers by hiring more qualified personnel and undertake more marketing efforts;

●	[10%] of the net proceeds for working capital and general corporate purposes; and

●	[30%] of the net proceeds for research and development and artificial intelligence analytics for new green building materials.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time, and in the event that we have insufficient proceeds to fund all projects, we will prioritize them in the order listed above and seek alternative debt financing for additional funds, if needed. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. We intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations when the net proceeds are pending on utilizing.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect our audited capitalization as of June 30, 2022, as adjusted to reflect the receipt of the net proceeds from the sale by us in this offering of Ordinary Shares, at an assumed initial public offering price of US$[4.00] per Ordinary Share, after deducting [0.64] in estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of June 30, 2022
	Unaudited Actual S$	Unaudited Actual		Unaudited As adjusted

Ordinary Shares, par value US$0.001 per share, 500,000,000 shares authorized, 11,250,000 Ordinary Shares issued and outstanding on an actual basis, and [15,000,000] Ordinary Shares issued and outstanding on an as adjusted basis (assuming [3,750,000] Ordinary Shares to be issued in this offering)	[15,203]	US$	[11,250]	US$	[15,000]
Additional paid-in capital	[2,197,677]		[1,582,328]		[14,175,277]
Retained earnings	[2,997,802]		[2,158,417]		[2,158,417]
Total Shareholders’ Equity	[5,210,682]		[3,751,691]		[16,348,694]
Bank borrowings, non-current	2,123,661		1,529,036		1,529,036
Total Capitalization	[7,334,343]		[5,280,727]		[17,877,730]

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by 3.47 million, assuming the number of shares of 3,750,000 offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $3.70 million, assuming the assumed initial public offering price of $4.00 per share remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of Ordinary Shares of the Company to be issued and outstanding immediately after the offering is [15,000,000].

The following table sets forth our indebtedness as of December 31, 2021 and June 30, 2022:

	As of
	December 31, 2021 SGD	June 30, 2022 Unaudited SGD	June 30, 2022 Unaudited USD
Current portion of bank borrowings(1)	1,715,381	1,184,222	852,640
Finance lease liabilities– current(2)	17,082	16,680	12,010
Amount due to related parties(3)	571,136	322,593	232,267
Finance lease liabilities – non-current(2)	44,480	36,140	26,021
Bank borrowings, non-current(1)	2,548,316	2,123,661	1,529,036
Total indebtedness	4,896,395	3,683,296	2,651,974

(1) Current and non-current bank indebtedness consists of three facilities. They include a term loan (S$510,640) secured by 74 Tagore Lane property and land; a bridge loan (S$2,457,728) that the Singapore government provided a 90% guarantee of the indebtedness during COVID-19, and an unsecured non-guaranteed trust receipt (S$339,515).

(2) Non-guaranteed but secured by a motor vehicle.

(3) Non-guaranteed and unsecured.

The following table sets forth our indebtedness as of December 31, 2020 and 2021:

	As of December 31,
	2020 SGD	2021 SGD	2021 USD
Current portion of bank borrowings(1)	743,572	1,715,381	1,269,382
Finance lease liabilities– current(2)	27,165	17,082	12,641
Amount due to related parties(3)	599,173	571,136	422,640
Finance lease liabilities – non-current(2)	61,562	44,480	32,915
Bank borrowings, non-current(1)	3,385,013	2,548,316	1,885,754
Total indebtedness	4,816,485	4,896,395	3,623,332

(1) Current and non-current bank indebtedness consists of three facilities. They include a term loan (S$564,757) secured by 74 Tagore Lane property and land; a bridge loan (S$2,820,256) that the Singapore government provided a 90% guarantee of the indebtedness during COVID-19, and an unsecured non-guaranteed trust receipt (S$878,684).

(2) Non-guaranteed but secured by a motor vehicle.

(3) Non-guaranteed and unsecured.

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DIVIDENDS

The dividend balance as of June 30, 2022 is SGD5,817,274, and as of the date of this prospectus, we have made no subsequent dividend payment. We do not currently intend to declare a dividend on our ordinary shares in the foreseeable future after this offering. If we decide in the future to declare a dividend, our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earning (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. Currently, we do not have any predetermined dividend distribution ratio.

The payment of dividends will be determined at the discretion of our board of directors and is also subject to Cayman Islands law and our articles of association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$[4.00] per share, after deducting US$[1,125,000] in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$[1.28] million, the pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$[15.1] million, or US$[1.00] per share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$[0.78] per share to our existing stockholders and an immediate dilution of US$[3.00] per share to new investors purchasing Ordinary Shares in this offering.

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The following table illustrates this dilution on a per share basis to new investors.

	US$	Post- Offering
Assumed initial public offering price per share	$	[4.00]
Historical net tangible book value per share as of June 30, 2022	$	[0.33]
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	$	[0.76]
Pro forma net tangible book value per share after giving effect to this offering	$	[1.09]
Dilution per share to new investors participating in this offering	$	[2.91

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our selected consolidated financial data for the periods and as of the dates indicated. The summary consolidated unaudited statements of operation and comprehensive income (loss) for the six months ended June 30, 2021 and 2022 and the consolidated the statements of operation and comprehensive income (loss) for years ended December 31, 2020 and 2021 and the summary consolidated balance sheet data as of December 31, 2020 and 2021 are derived from our consolidated financial statements, which have been prepared in accordance with U.S. GAAP and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), and included elsewhere in this prospectus. The condensed financial statements include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair representation of our financial position and operating results for the periods presented. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future, and the results for any interim period are not necessarily indicative of the results that may be expected for a full year. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

For the Six Months Ended June 30, 2021 and 2022

	For the Six Months Ended June 30,
	2021 Unaudited SGD	2022 Unaudited SGD	2022 Unaudited USD
Consolidated Statements of Operation and Comprehensive Income (loss):
Revenue	6,897,346	8,989,528	6,472,460
Cost of revenue	6,355,560	7,143,518	5,143,333
Gross profit	541,786	1,846,010	1,329,127
Operating expenses	1,090,113	1,188,873	855,989
Income (loss) from operations	(548,327)	657,137	473,138
Other income, net	238,463	159,153	114,591
Income (loss) before provision for income taxes	(309,864)	816,290	587,729
Income tax expense (benefit)	(69,912)	139,689	100,576
Net income (loss)	(239,952)	676,601	487,153
Earnings (loss) per share – basic and diluted	(0.02)	0.06	0.04
Weighted average number of ordinary shares outstanding, basic and diluted	11,250,000	11,250,000	11,250,000

	As of
	December 31, 2021 SGD	June 30, 2022 Unaudited SGD	June 30, 2022 Unaudited USD
Consolidated Balance Sheet Data:
Current assets	15,103,312	13,008,852	9,366,373
Total assets	19,205,867	17,195,997	12,381,118
Current liabilities	12,791,870	9,825,514	7,074,370
Total liabilities	15,384,666	11,985,315	8,629,427
Total shareholders’ equity	3,821,201	5,210,682	3,751,691

For the Years Ended December 31, 2021 and 2022

	For the Years Ended December 31,
	2020 SGD	2021 SGD	2021 USD
Consolidated Statements of Operation and Comprehensive Income (loss):
Revenue	5,685,239	22,735,122	16,823,990
Cost of revenue	5,013,858	18,890,424	13,978,914
Gross profit	671,381	3,844,698	2,845,076
Operating expenses	1,754,986	2,114,109	1,564,440
Income (loss) from operations	(1,083,605)	1,730,589	1,280,636
Other income, net	399,365	411,335	304,388
Income (loss) before provision for income taxes	(684,240)	2,141,924	1,585,024
Income tax expense (benefit)	(116,320)	364,126	269,453
Net income (loss)	(567,920)	1,777,798	1,315,571
Earnings (loss) per share – basic and diluted	(0.05)	0.16	0.12
Weighted average number of ordinary shares outstanding, basic and diluted	11,250,000	11,250,000	11,250,000

	As of December 31,
	2020 SGD	2021 SGD	2021 USD
Consolidated Balance Sheet Data:
Current assets	11,897,654	15,103,312	11,176,450
Total assets	16,072,989	19,205,867	14,212,341
Current liabilities	11,083,011	12,791,870	9,465,983
Total liabilities	14,529,586	15,384,666	11,384,652
Total shareholders’ equity	1,543,403	3,821,201	2,827,689

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a Singapore based green building contractor and an established interior fit-out specialist with a track record of over 20 years in institutional, residential, commercial and industrial building projects. As a green contractor focused on environmentally sound practices, we aim to bid tenders for green building projects, use green construction methods and green materials for our construction projects, including design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall paneling, built-in furniture as well as mechanical and electrical services of a building. Green construction methods and materials will lead to the reduction in energy, water and material resource usage in construction projects. and hence reduce the potential environmental impact. We also seek to use green materials that are made of recycled or recyclable materials and/or sustainably sourced materials.

We also try to recommend and introduce green features to the buildings we construct. Green buildings are generally more energy efficient than conventional buildings. Some of the key features that might be commonly found in green buildings are:

●	Improved glass insulation to reduce solar heating through windows;

●	Increased natural light, energy efficient lighting devices, and equipment-controlled lighting;

●	Energy efficient cooling plants and ventilation systems for air conditioning;

●	Building management systems to monitor and control equipment and optimize energy use; and

●	The use of photovoltaic cells for solar projects.

We are engaged in interior fitting-out works for mixed developments, private residential developments, hospitals and commercial developments. Notable projects in the last five years include Marina One, a mixed development at Marina Bay, Sengkang General Hospital, Outram Community Hospital and South Beach Development, a mixed development at downtown Singapore. Our main construction projects during the last five years include two industrial buildings, two private residential properties and an additional and alterations, or A&A, project to a hotel.

Please refer to the section entitled “General Information on our Group – Business Overview” of this Offer Document for further details.

34

Results of Operations

Comparison of Six Months Ended June 30, 2021 and 2022

Our unaudited consolidated results of operations for the six months ended June 30, 2021 and 2022, respectively, are summarized below:

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited	Variances
	S$	S$	US$	%

Revenues	6,897,346	8,989,528	6,472,460	30.3%
Cost of revenue	6,355,560	7,143,518	5,143,333	12.4%
Gross Profit	541,786	1,846,010	1,329,127	240.7%

Operating expenses
Provision for doubtful accounts	411,244	72,646	52,305	(82.3)%
General and Administrative Expenses	678,869	1,116,227	803,684	64.4%
Total operating expenses	1,090,113	1,188,873	855,989	9.1%

Income (loss) from operations	(548,327)	657,137	473,138	219.8%

Other income (expenses)
Interest expenses, net	(35,319)	(35,537)	(25,586)	0.6%
Finance expense, net	(6,635)	(14,461)	(10,412)	118.0%
Other income	211,955	160,229	115,365	(24.4)%
Foreign exchange Transaction Gain(Loss)	68,462	48,922	35,224	(28.5)%
Total other income, net	238,463	159,153	114,591	(33.3)%

Income (loss) before provisions for income taxes	(309,864)	816,290	587,729	363.4%
Income tax expense (benefit)	(69,912)	139,689	100,576	299.8%
Net Income (Loss)	(239,952)	676,601	487,153	382.0%

Revenue

Our revenue is derived mainly from the following revenue streams: (i) construction contracts, (ii) sales of construction materials, and (iii) rendering of services.

The following table presents revenue by major revenue type for the six months ended June 30, 2021 and 2022, respectively:

	For the Six Months Ended June 30,
	2021 Unaudited S$	2022 Unaudited S$	2022 Unaudited US$	Variances %
Revenue from construction contracts	6,561,344	8,943,753	6,439,502	36.3%
Sales of construction materials	330,517	45,775	32,958	(86.2)%
Rendering of services	5,485	--	--	(100.0)%
Total	6,897,346	8,989,528	6,472,460	30.3%

For all major revenue types, revenue is derived from individual contracts/projects on a non-recurring basis. Revenue is recognized by reference to the stage of completion of the contract activity, using the input method, whereby the actual construction costs to date were compared to the total budgeted costs for a project to estimate the revenue recognized.

The total revenue increased by approximately S$2.1 million, or 30.3% from approximately S$6.9 million for the six months ended June 30, 2021 to approximately S$9.0 million (US$6.5 million) for the six months ended June 30, 2022. The increase was primarily the result of increased revenue of approximately S$4.7 million   generated by three projects, WHC Woodlands Health Campus, Mandarin Level 5, and Eurokars for the six months ended June 30, 2022, of which projects were the major contributors to the increase in revenue. These projects were in the final completion phase during the six months ended June 30, 2022 as compared to their initial phase in the six months ended June 30, 2021. This increase was offset by the decrease in revenue of approximately S$2.2 million generated by project NCC National Cancer Centre for the six months ended June 30, 2022 of which it was in various phases of the project development that it made great progress in the six months ended June 30, 2021 and reached the completion phase, and there were only minor miscellaneous jobs left to be done in the six months ended June 30, 2022.

35

The revenue from construction contracts increased by approximately S$2.4 million, or 36.3% from approximately S$6.6 million for the six months ended June 20, 2021 to approximately S$8.9 million (US$6.4 million) for the six months ended June 30, 2022. The increase of revenue from construction contracts was primarily the result of the revenue generated by the three projects mentioned above. Total number of projects contributed to the revenue from construction contracts was 14 for the six months ended June 30, 2022 as compared to 16 for the six months ended June 30, 2021.

The revenue generated by sales of construction materials decreased by approximately S$285,000, or 86.2% from approximately S$331,000 for the six months ended June 30, 2021 to approximately S$46,000 (US$33,000) for the six months ended June 30, 2022. The decrease in sales of construction material was mainly due to the lack of materials as a result of the ongoing impacts of Covid-19 related lock down and related increase in material pricing   .

The revenue from rendering services is related to secondment of labor from the Company to other non-related companies. The revenue from rendering services decreased by approximately S$5,000, or 100.0% from approximately S$5,000 for the six months ended June 30, 2021 to S$0 (US$0) for the six months ended June 30, 2022. The decrease was the result of no secondment of our manpower to other companies for the need of focusing on our own projects for the six months ended June 30, 2022.

Cost of revenue

Our cost of revenue refers to direct costs incurred in the process of carrying out project activities. It includes subcontracting costs, direct material costs, labor cost, equipment rental costs and overhead costs. When it is probable that total contract costs will exceed total contract value, the expected loss is recognized as an expense immediately.

Our projects typically do not allow for any adjustments to the contract value in the event there is an escalation in our costs during the course of the project. Any increase in those costs will be borne by us and will have an impact on our eventual profit margins. Additional costs due to additional works from variation orders have to be borne by us until customers make payment in respect of such variation orders.

The breakdown of our cost of revenue for the six months ended June 30, 2021 and 2022 is set out below:

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited	Variances
	S$	S$	US$	%

Subcontracting costs	2,871,089	3,544,729	2,552,205	23.5%
Material costs	2,422,471	2,439,951	1,756,765	0.7%
Labor costs	873,644	1,058,141	761,862	21.1%
Equipment rental costs	80,174	55,642	40,061	(30.6)%
Overhead costs	108,182	45,055	32,440	(58.4)%
Total	6,355,560	7,143,518	5,143,333	12.4%

The total cost of revenue increased by approximately S$788,000, or 12.4% from approximately S$6.4 million for the six months ended June 30, 2021 to approximately S$7.1 million (US$5.1 million) for the six months ended June 30, 2022.

The cost of revenue for subcontracting increased by approximately S$674,000, or 23.5% from approximately S$2.9 million for the six months ended June 30, 2021 to approximately S$3.5 million (US$2.6 million) for the six months ended June 30, 2022. The increase of cost of revenue in connection with subcontracting cost was the results of increase in revenue that needed to hire additional subcontractors for projects during the reporting period.

The cost of material increased by approximately S$17,000, or 0.7% from approximately S$2.4 million for the six months ended June 30, 2021 to approximately S$2.4 million (US$1.8 million) for the six months ended June 30, 2022. The increase of cost of material costs was in line with our increase in revenue, and offset by material costs that we were able to pass on to and absorbed by subcontractors.

36

The cost of direct labor increased by approximately S$184,000, or 21.1% from approximately S$0.9 million for the six months ended June 30, 2021 to approximately S$1.1 million (US$762,000) for the six months ended June 30, 2022. The increase of cost of direct labor was in line with our increase in revenue and offset by labor costs that we were able to pass on to and absorbed by subcontractors.

The cost of equipment rental decreased by approximately S$24,000, or 30.6% from approximately S$80,000 for the six months ended June 30, 2021 to approximately S$56,000 (US$40,000) for the six months ended June 30, 2022. The decrease of cost of equipment rental was mainly due to the decrease of cost in renting the scissor lift for projects covered during the six months ended June 30, 2022.

The cost of overhead decreased by approximately S$63,000, or 58.4% from approximately S$108,000 for the six months ended June 30, 2021 to approximately S$45,000 (US$32,000) for the six months ended June 30, 2022. The decrease of cost of overhead was the result of decrease in site expenses for the need to the compliance of special hygienic precautions taken during the peak Covid-19 period in year 2021 and there was no insurance premium needed to be paid during six months ended June 30, 2022 as compared to approximately S$31,000 was paid for a particular project in the six months ended June 30, 2021.

The breakdown of our cost of revenues by revenue types is set out below:

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited	Variances
	S$	S$	US$	%

Construction contracts	6,058,280	7,114,168	5,122,201	17.4%
Sales of construction materials	293,751	29,350	21,132	(90.0)%
Rendering of services	3,529	0	0	(100.0)%
Total	6,355,560	7,143,518	5,143,333	%

Total cost of revenue from construction contracts increased by approximately S$1.1 million, or approximately 17.4% from approximately S$6.1 million for the six months ended June 30, 2021 to approximately S$7.1 million (US$5.1 million) for the six months ended June 30, 2022. The increase was mainly due to the increase in corresponding revenue during the six months ended June 30, 2022.

The cost of revenue from sales of construction materials decreased by approximately S$264,000, or 90.0% from approximately S$294,000 for the six months ended June 30, 2021 to approximately S$29,000 (US$21,000) for the six months ended June 30, 2022. The decrease was mainly due to the decrease   in corresponding revenue for the six months ended June 30, 2022 resulting from a lack of material supply due to Covid-19 supply chain issues and increases in the cost of materials, which are expected to also impact revenue in the second half of 2022.

The cost of revenue from rendering services decreased by approximately S$4,000, or 100.0% from approximately S$4,000 for the six months ended June 30, 2021 to approximately S$0 (US$0) for the six months ended June 30, 2022. The decrease was mainly due to the decrease in corresponding revenue  for the six months ended June 30, 2022 as a result of no secondment of our labor force to other companies as we were focusing the use of these resources on our own projects.

37

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited	Variances
	S$	S$	US$	%

Construction contracts
Gross profit	503,064	1,829,585	1,317,301	269.7%
Gross profit margin	7.7%	20.5%

Sales of construction materials
Gross profit	36,766	16,425	11,826	(55.3)%
Gross profit margin	11.1%	35.9%

Rendering of services
Gross profit	1.95%	0%	0	(100.0)%
Gross profit margin	35.7%	0%

Total
Gross profit	541,786	1,846,010	1,329,127	240.7%
Gross profit margin	7.9%	20.5%

Our gross profit increased by approximately S$1.3 million, or 240.7% from approximately S$542,000 for the six months ended June 30, 2021 to approximately S$1.8 million (US$1.3 million) for the six months ended June 30, 2022. The increase was mainly due to the increase in revenue resulting from the contributions of projects including the WHC Woodlands Health Campus, the Mandarin Level 5 and Eurokars during the six months ended June 30, 2022.

Gross profit from construction contracts increased by approximately S$1.3 million, or 269.7% from approximately S$503,000 for the six months ended June 30, 2021 to approximately S$1.8 million (US$1.3 million) for the six months ended June 30, 2022. The increase was primarily due to revenue generated from the above-mentioned three projects during the six months ended June 30, 2022.

Gross profit from sales of construction materials decreased by approximately S$20,000 or 55.3% from approximately S$37,000 for the six months ended June 30, 2021 to approximately S$16,000 (US$12,000) for the six months ended June 30, 2022. The decrease was mainly due to the lack of material supply of which business takes time to pick up after an adverse market resulting from logistics problem worldwide because of Covid-19 related lock down and increase in material costs.

Gross profit from rendering of services decreased by approximately S$2,000 or 100.0% from approximately S$2,000 for the six months ended June 30, 2021 to S$0 (US$0) for the six months ended June 30, 2022. The decrease was the result of the decrease in corresponding revenue because of no secondment of our manpower to other companies for the need of focusing on our own projects for the six months ended June 30, 2022.

The gross profit margin increased by 12.6% from 7.9% for the six months ended June 30, 2021 to 20.5% for the six months ended June 30, 2022. The increase was primarily the result of the change of cost bearing scope for the six months ended June 30, 2022 as the Company incurred fewer additional costs resulting from changes of construction plans and modifications. Contribution to gross profit margin varies depending on customers’ needs on design, materials used , and time of completion.

Operating Expenses

Our operating expenses consist of provision for doubtful accounts and general administrative expenses. General administrative expenses mainly comprised directors’ remuneration, staff costs, professional fees, depreciation, rental expenses, property-related expenses such as property tax and maintenance fees and upkeep of motor vehicles.

The provision for doubtful accounts from a related party decreased by approximately S$339,000, or 82.3% from approximately S$411,000 for the six months ended June 30, 2021 to approximately S$72,000 (US$52,000) for the six months ended June 30, 2022. The decrease was the result of insignificant sales transactions made with the related party in the six month ended June 30,2022, which leads to less increase in account receivable balance as of June 30,2022, and less provision for doubtful accounts during the period. While there were larger amounts of sales transaction made with the related party in the six-month ended June 30, 2021 that was not collected.

All the uncollectable receivables with this related party have been impaired.

38

The breakdown of the general and administration expenses are shown as follows:

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited	Variances
	S$	S$	US$	%

Employee salaries and benefits	362,915	347,683	250,332	(4.2)%
Depreciation	77,470	68,947	49,642	(11.0)%
Legal and professional fees	89,281	539,994	388,796	504.8%
Administrative expenses	129,768	136,388	98,199	5.1%
Other expenses	19,435	23,215	16,715	3.4%
Total	678,869	1,116,227	803,684	64.4%

Our general and administration expenses increased by approximately S$437,000, or 64.4% from approximately S$679,000 for the six months ended June 30, 2021 to approximately S$1.1 million (US$804,000) for the six months ended June 30, 2022. The increase was mainly due to the increase in legal and professional fees of approximately S$451,000 for the six months ended June 30, 2022 for the preparation of a public listing on Nasdaq. We expect our professional fees for legal, audit, and advisory services will increase, as we will incur audit fees, legal fees and advisory fees for this Offering and after we become a publicly listed company upon the completion of this Offering.

Other Incomes (expenses)

Our other incomes (expenses) consist of interest expenses, finance cost, other income, and foreign exchange gain (loss). Other incomes (expenses) decreased by approximately S$79,000, or 33.3% from approximately S$238,000 for the six months ended June 30, 2021 to approximately S$159,000 (US$115,000) for the six months ended June 30, 2022.

Interest expenses for the six months ended June 30. 2021 and six months ended June 30, 2022 were substantially the same.

Finance cost increased by approximately S$8,000, or 118.0% from approximately S$7,000 for the six months ended June 30, 2021 to approximately S$15,000 (US$10,000) for the six months ended June 30, 2022. The increase was primarily due to the increase in bank charges for transaction activities.

Other income, consisting mainly of government grants and subsidies, decreased by approximately S$52,000, or 24.2% from approximately S$212,000 for the six months ended June 30, 2021 to approximately S$160,000 million (US$115,000) for the six months ended June 30, 2022. The decrease was primarily due to the reduction of Covid-19 related government grants in the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

Foreign exchange gain decreased approximately S$20,000, or 28.5% from approximately S$68,000 for the six months ended June 30, 2021 to approximately S$49,000 for the six months ended June 30, 2022. The exchange rate gain differences were the result of raw material supplies to a joint venture which were denominated in USD as compared to the Company’s books and records using SGD.

Income tax expense

Our income tax expense (benefit) increased by approximately S$210,000, or 299.8% from a benefit of approximately S$70,000 for the six months ended June 30, 2021 to tax expenses of approximately S$140,000 for the six months ended June 30, 2022. This increase was primarily due to a loss period with deferred tax benefit for the six months ended months June 30, 2021, as compared to less deferred tax benefit and a profit 6 months ended June 30, 2021.

Net Income (loss)

As a result of the foregoing, we reported a net income of S$676,601 (US$487,153) for the six months ended June 30, 2022, as compared to a net loss of S$239,952 for the six months ended June 30, 2021, an increase of S$916,553 or 382.0%.

39

Earnings (Loss) per Share

Our earning per share increases by approximately S$0.08, or 400.0% from a loss per share of approximately 0.02 for the six months ended June 30, 2021 to a earning per share of approximately S$0.06 (US$0.04) for the six months ended June 30, 2022. The computation of earnings (loss) per share is based on 11,250,000 shares of the total issued and outstanding shares of our Ordinary Shares, retrospectively after a reorganization of the Company.

Comparison of Years Ended December 31, 2020 and December 31, 2021

Our consolidated results of operations for the years ended December 31, 2020 and 2021, respectively, are summarized below:

	For the Years Ended December 31,
	2020	2021	2021	Variances
	S$	S$	US$	%

Revenues	5,685,239	22,735,122	16,823,990	299.9%
Cost of revenue	5,013,858	18,890,424	13,978,914	276.8%
Gross Profit	671,381	3,844,698	2,845,076	472.7%

Operating expenses
Provision for doubtful accounts	401,837	599,710	443,785	49.2%
General and Administrative Expenses	1,353,149	1,514,399	1,120,655	11.9%
Total operating expenses	1,754,986	2,114,109	1,564,440	20.5%

Income (loss) from operations	(1,083,605)	1,703,589	1,280,636	257.2%

Other income (expenses)
Interest expenses, net	(88,185)	(85,371)	(63,175)	(3.2)%
Finance expense, net	(7,601)	(8,568)	(6,340)	12.7%
Other income	591,703	401,577	297,167	(32.1)%
Foreign exchange Transaction Gain(Loss)	(96,552)	103,697	76,736	207.4%
Total other income, net	399,365	411,335	304,388	3.0%

Income (loss) before provisions for income taxes	(684,240)	2,141,924	1,585,024	413.0%
Income tax expense (benefit)	(116,320)	364,126	269,453	413.0%
Net Income (Loss)	(567,920)	1,777,798	1,315,571	413.0%

Revenue

Our revenue is derived mainly from the following revenue streams: (i) construction contracts, (ii) sales of construction materials, and (iii) rendering of services.

The following table presents revenue by major revenue type for the years ended December 31, 2020 and 2021, respectively:

For the Years Ended December 31,
	2020 S$	2021 S$	2021 US$	Variances %
Revenue from construction contracts	4,489,694	22,176,438	16,410,564	393.9%
Sales of construction materials	914,300	553,199	409,367	(39.5)%
Rendering of services	281,245	5,485	4,059	(98.0)%
Total	5,685,239	22,735,122	16,823,990	299.9%

40

For all major revenue types, revenue is derived from individual contracts/projects on a non-recurring basis. Revenue is recognized by reference to the stage of completion of the contract activity, using the input method, whereby the actual construction costs to date was compared to the total budgeted costs for a project to estimate the revenue recognized

The total revenue increased by approximately S$17.0 million, or 299.9% from approximately S$5.7 million for the year ended December 31, 2020 to approximately S$22.7 million (US$16.8 million) for the year ended December 31, 2021. The increase was primarily the result of increased revenue generated from a larger project undertaken in 2021 and a sluggish business environment during COVID-19 in 2020 as compared to 2021. The project size and the duration of completion of the projects vary and are based on mandates won.

The revenue from construction contracts increased by approximately S$17.7 million, or 393.9% from approximately S$4.5 million for the year ended December 31, 2020 to approximately S$22.2 million (US$16.4 million) for the year ended December 31, 2021. The increase of revenue from construction contracts was primarily the result of the Orchard Mandarin project, a two-floor alteration project located at 333 Orchard Road, Singapore (“Orchard Mandarin”), that constituted over 50% of our total revenue and other sizable projects as compared with the projects in 2020. Total number of projects contributed to the revenue from construction contracts was 10 for the year ended December 31, 2020 as compared to 11 for the year ended December 31, 2021.

The revenue generated by sales of construction materials decreased by approximately S$361,000, or 39.5% from approximately S$914,000 for the year ended December 31, 2020 to approximately S$553,000 (US$409,000) for the year ended December 31, 2021. The decrease in sales of construction material was mainly due to the lack of material supply to the market resulting from logistics problem worldwide because of Covid-19 related lock down and increase in material pricing.

The revenue from rendering services is related to secondment of labor from the Company to other non-related companies. The revenue from rendering services decreased by approximately S$276,000, or 98.0% from approximately S$281,000 for the year ended December 31, 2020 to approximately S$5,000 (US$4,000) for the year ended December 31, 2021. The decrease was the result of less secondment of our manpower to other companies for the need of focusing on our own projects for the year ended December 31, 2021.

The major factors affecting our revenue include the following:

-	Our ability to secure new contracts and the value of these contracts as our revenue is derived on a project by project, non-recurring basis. This is in turn dependent on several other factors such as our pricing, our project track record/ execution capability, our reputation and the competitive environment;

-	our ability to maintain our business relationship with our customers, in particular with main contractors for future invitations to quote for interior fitting-out works;

-	our ability to complete the projects on a timely basis and deliver quality works. This is in turn dependent on the timeliness of material delivery, quality of our subcontractors and our workers, and our project management expertise. The overall construction schedule on-site is also affected by many factors, such of which are not within our control. As our revenue is recognized by reference to the stage of completion, our revenue is dependent not only on the number of projects, their contract value, but also on the amount of works completed;

-	our ability to remain competitive, whether in pricing or in our ability to respond to customers’ needs or in the adoption of construction technologies (where required);

-	changes in laws and regulations that affect (i) the construction industry in the countries we operate in, which amongst others, may in turn affect our ability to conduct certain scope of works or employ workers; and (ii) the property segments, such as government spending on hospitals, or legislations that affect the property market;

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-	the overall construction industry in the countries we operate in and the overall macroeconomic conditions; and

-	our ability to continue to retain the services of our key management personnel, in particular our Executive Directors who are leading the Group in business development and project management.

Please refer to the section entitled “Risk Factors” of this Offer Document for a more comprehensive discussion of other factors which may affect our business operations and financial performance.

Cost of revenue

Our cost of revenue refers to direct costs incurred in the process of carrying out project activities. It includes subcontracting costs, direct material costs, labor cost, equipment rental costs and overhead costs. When it is probable that total contract costs will exceed total contract value, the expected loss is recognized as an expense immediately.

Our projects typically do not allow for any adjustments to the contract value in the event there is an escalation in our costs during the course of the project. Any increase in those costs will be borne by us and will have an impact on our eventual profit margins. Additional costs due to additional works from variation orders have to be borne by us until customers make payment in respect of such variation orders.

The breakdown of our cost of revenue for the years ended December 31, 2020 and 2021 is set out below:

	For the Years Ended December 31,
	2020	2021	2021	Variances
	S$	S$	US$	%

Subcontracting costs	1,563,662	10,739,251	7,947,046	586.8%
Material costs	2,427,446	5,890,659	4,359,087	142.7%
Labor costs	948,326	1,899,143	1,405,366	100.3%
Equipment rental costs	51,092	172,723	127,815	238.1%
Overhead costs	23,332	188,648	139,600	708.5%
Total	5,013,858	18,890,424	13,978,914	276.8%

The total cost of revenue increased by approximately S$13.9 million, or 276.8% from approximately S$5.0 million for the year ended December 31, 2020 to approximately S$18.9 million (US$14.0 million) for the year ended December 31, 2021.

The cost of revenue for subcontracting increased by approximately S$9.2 million, or 586.8% from approximately S$1.6 million for the year ended December 31, 2020 to approximately S$10.7 million (US$7.9 million) for the year ended December 31, 2021. The increase of cost of revenue in connection with subcontracting cost was the results of increase in revenue that needed to appoint additional subcontractors for the increase in projects in year 2021.

The cost of material increased by approximately S$3.5 million, or 142.7% from approximately S$2.4 million for the year ended December 31, 2020 to approximately S$5.9 million (US$4.4 million) for the year ended December 31, 2021. The increase of cost of material costs was in line with our increase in revenue, and offset by material costs that the Company was able to pass on to and absorbed by subcontractors.

The cost of direct labor increased by approximately S$1.0 million, or 100.3% from approximately S$0.9 million for the year ended December 31, 2020 to approximately S$1.9 million (US$1.4 million) for the year ended December 31, 2021. The increase of cost of direct labor was in line with our increase in revenue, and offset by labor costs that the Company was able to pass on to and absorbed by subcontractors.

The cost of equipment rental increased by approximately S$122,000, or 238.1% from approximately S$51,000 for the year ended December 31, 2020 to approximately S$173,000 (US$128,000) for the year ended December 31, 2021. The increase of cost of equipment rental was in line with our increase in revenue in line with our increased scope and number of projects in 2021.

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The cost of overhead increased by approximately S$165,000, or 708.5% from approximately S$23,000 for the year ended December 31, 2020 to approximately S$188,000 (US$140,000) for the year ended December 31, 2021. The increase of cost of overhead was the result of increase in site expenses for the need to the compliance of special hygienic precautions taken under the Covid-19 situation.

The breakdown of our cost of revenues by revenue types is set out below:

	For the Years Ended December 31,
	2020	2021	2021	Variances
	S$	S$	US$	%

Construction contracts	4,346,710	18,468,608	13,666,770	324.9%
Sales of construction materials	506,982	418,287	309,532	(17.5)%
Rendering of services	160,166	3,529	2,612	(97.8)%
Total	5,013,858	18,890,424	13,978,914	276.8%

Total cost of revenue from construction contracts increased by approximately S$14.1 million, or approximately 324.9% from approximately S$4.3 million for the year ended December 31, 2020 to approximately S$18.5 million (US$13.7 million) for the year ended December 31, 2021. The increase was mainly due to the increase in corresponding revenue resulting from the Orchard Mandarin project during the year ended December 31, 2021.

The cost revenue from sales of construction materials decreased by approximately S$89,000, or 17.5% from approximately S$507,000 for the year ended December 31, 2020 to approximately S$418,000 (US$310,000) for the year ended December 31, 2021. The decrease was mainly due to the decreased in corresponding revenue for the year ended December 31, 2021.

The cost of revenue from rendering services decreased by approximately S$156,000, or 97.8% from approximately S$160,000 for the year ended December 31, 2020 to approximately S$4,000 (US$3,000) for the year ended December 31, 2021. The decrease was mainly due to the decreased in corresponding revenue for the year ended December 31, 2021.

Our cost of revenue is mainly dependent on the following factors:

-	We rely on the services of our subcontractors to carry out certain portions of work undertaken by us, such as installation of interior fitting-out works, builder works, mechanical and electrical engineering works. Subcontracting costs are affected by the market demand and supply of qualified subcontractors as well as the government policies regulating the supply and availability of foreign workers;
-	Material costs mainly related to supplies purchased for installation of interior fitting-out works, whose underlying raw materials included gypsum (that are used in plasterboards) and steel (that are used for fastening). However, the cost of the supplies to us are also affected by factors such as market demand and supply conditions and consideration of the size of the project, our payment terms and our relationship with our suppliers;
-	Labor costs relate to the salaries, Central Provident Fund (“CPF”) contributions, foreign worker levy and bonus for employees whose work is directly associated with on-site works. Labor costs are affected by government policies, the demand and supply of workers, the competition for workers and general wage trend of the construction industry;
-	Equipment rental fees relate to the fees paid for equipment that we do not own, typically for cranes, excavator, boom lifts, forklifts, scissor lifts. The equipment rental fees are affected by the availability, demand and supply of such rental equipment and the duration for which we have to rent them; and
-	Overhead costs relate to fees such as depreciation, freight charges, professional fees (for instance, professional engineering fees), repair and maintenance, site expenses and testing fees.

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Our cost of revenue is affected by, inter alia, the following factors:

-	the changes in prices of construction materials;
-	changes in government regulations and requirements, which may in turn affect labor costs and subcontracting costs;
-	the level of competition, demand and supply for resources deployed at the project site;
-	variation orders and works carried out during the defect liability period, which may incur costs without corresponding revenue or revenue recognized in the same financial period;
-	site progress, including delays which may lead to cost overrun;
-	government regulations and requirements as changes in regulations and requirements in relation to employment of foreign workers, for example, may result in higher compliance costs; and
-	our ability to manage projects effectively and avoid cost over runs.

Please refer to the section entitled “Risk Factors” in this Offer Document for other factors which may affect our cost of sales.

Gross Profit

Our gross profit from our major revenue type is summarized as follows:

	For the Years Ended December 31,
	2020	2021	2021	Variances
	S$	S$	US$	%

Construction contracts
Gross profit	142,984	3,707,831	2,743,795	2493.2%
Gross profit margin	3.2%	16.7%

Sales of construction materials
Gross profit	407,318	134,912	99,835	(66.9)%
Gross profit margin	44.6%	24.4%

Rendering of services
Gross profit	121,079	1,955	1,446	(98.4)%
Gross profit margin	43.1%	35.7%

Total
Gross profit	671,381	3,844,698	2,845,076	472.7%
Gross profit margin	11.8%	16.9%

Our gross profit increased by approximately S$3.2 million, or 472.7% from approximately S$671,000 for the year ended December 31, 2020 to approximately S$3.8 million (US$2.8 million) for the year ended December 31, 2021. The increase was mainly due to the increase in revenue resulting from the Orchard Mandarin project during the year ended December 31, 2021.

Gross profit from construction contracts increased by approximately S$3.6 million, or 2,493.2% from approximately S$143,000 for the year ended December 31, 2022 to approximately S$3.7 million (US$2.7 million) for the year ended December 31, 2021. The increase was primarily due to revenue generated from the Orchard Mandarin project during the year ended December 31, 2021.

Gross profit from sales of construction materials decreased by approximately S$272,000 or 66.9% from approximately S$407,000 for the year ended December 2020 to approximately S$135,000 (US$100,000) for the year ended December 31, 2021. The decreased was mainly due to the decrease in corresponding revenue resulting from the lack of material supply to the market creating logistics problems worldwide for Covid-19 related lock down and increase in material pricing.

Gross profit from rending of services decreased by approximately S$119,000 or 98.4% from approximately S$121,000 for the year ended December 2020 to approximately S$2,000 (US$1,400) for the year ended December 31, 2021. The decrease was the result of the decrease in corresponding revenue because of less secondment of our manpower to other companies for the need of focusing on our own projects for the year ended December 31, 2021.

The gross profit margin increased by 5.1% from 11.8% for the year ended December 31, 2020 to 16.9% for the year ended December 31, 2021. This increase was primarily due to the contribution from a larger project, the Orchard Mandarin project with higher profit margin undertaken in year 2021.

Operating Expenses

Our operating expenses consist of provision for doubtful accounts and general administrative expenses. General administrative expenses mainly comprised directors’ remuneration, staff costs, professional fees, depreciation, rental expenses, property-related expenses such as property tax and maintenance fees and upkeep of motor vehicles.

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The provision for doubtful accounts from a related party increased by approximately S$198,000, or 49.2% from approximately S$402,000 for the year ended December 31, 2020 to approximately S$600,000 (US$444,000) for the year ended December 31, 2021. All the uncollectable receivables with this related party have been impaired.

The breakdown of the general and administration expenses are shown as follows:

	For the Years Ended December 31,
	2020	2021	2021	Variances
	S$	S$	US$	%

Employees salaries and benefit	937,438	870,121	643,889	(7.2)%
Depreciation	122,926	152,026	112,499	23.7%
Legal and professional fees	104,168	175,048	129,536	68.0%
Administrative expenses	167,442	270,219	199,962	61.4%
Other expenses	21,175	46,984	34,769	121.9%
Total	1,353,149	1,514,398	1,120,655	11.9%

Our general and administration expenses increased by approximately S$161,000, or 11.9% from approximately S$1.4 million for the year ended December 31, 2020 to approximately S$1.5 million (US$1.1 million) for the year ended December 31, 2021. The increase was mainly due to the increase in general administration expenses of approximately S$103,000 for the year ended December 31, 2021, for transportation, communication and general office related expenses. The increase was also due to the increase in legal fees incurred for a claim filed against the Company by Newspaper Seng Pte Ltd. of approximately S$71,000 during the year ended December 31, 2021. We expect our legal and professional fees for legal, audit, and advisory services will increase, as we will incur audit fees, legal fees and advisory fees for this Offering and once we become a publicly listed company upon the completion of this Offering, in addition to continuing to incur legal fees in connection ongoing litigation with Newspaper Seng Pte Ltd. that is still ongoing.

Other Incomes (expenses)

Our other incomes (expenses) consist of interest expenses, finance cost, other income, and foreign exchange gain (loss). Other incomes (expenses) increased by approximately S$12,000, or 3.0% from approximately S$399,000 for the year ended December 31, 2020 to approximately S$411,000 (US$306,000) for the year ended December 31, 2021.

Interest expenses decreased by approximately S$3,000, or 3.3% from approximately S$88,000 for the year ended December 31, 2020 to approximately S$85,000 (US$63,000) for the year ended December 31, 2021. The decrease was primarily due to the decrease in interest charges for bank borrowings and finance lease.

Finance cost increased by approximately S$1,000, or 12.7% from approximately S$8,000 for the year ended December 31, 2020 to approximately S$9,000 (US$6,000) for the year ended December 31, 2021. The increase was primarily due to the increase in bank charges for transaction activities.

Other income, consisting mainly of government grants and subsidies, decreased by approximately S$190,000, or 32.1% from approximately S$592,000 for the year ended December 31, 2020 to approximately S$402,000 million (US$297,000) for the year ended December 31, 2021. The decrease was primarily due to the reduction of government funding assistances related to Covid-19 in year 2021 as compared to in year 2020.

Foreign exchange gain increased approximately S$200,000, or 207.4% from a loss of approximately S$97,000 for the year ended December 31, 2020 to a gain of approximately S$104,000 (US$78,000) for the year ended December 31, 2021. The exchange rate differences were the result of raw material supplies to a joint venture which were denominated in USD as compared to the Company’s books and records using SGD.

Income tax expense

Our income tax expense (benefit) increased by approximately S$480,000, or 413.0% from a benefit of approximately S$116,000 for the year ended December 31, 2020 to approximately S$364,000 for the year ended December 31, 2021. This increase was primarily due to a reduction in projects and revenue in 2020 due to COVID-19 and a loss period for the year ended December 31, 2020 as compared to a profit year ended December 31, 2021.

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Net Income (loss)

As a result of the foregoing, we reported a net income of S$1,777,798 (US$1,315,571) for the year ended December 31, 2021, as compared to a net loss of S$567,920 for the year ended December 31, 2020, an increase of S$2,345,718 or 413.0%.

Earnings (Loss) per Share

Our earning per share increases by approximately S$0.21, or 420.0% from a loss per share of approximately 0.05 for the year ended December 31, 2020 to a earning per share of approximately 0.16 (US$0.12) for the year ended December 31, 2021. The computation of earning (loss) per share is based on 11,250,000 shares of the total issued and outstanding shares of our Ordinary Shares, retrospectively after a reorganization of the Company.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary. Our principal uses of cash were for working capital, repayment of banking facilities and interest expenses, and capital expenditure. We plan to support our future operations primarily from cash generated from our operations and our initial public offering proceeds.

As reflected in our unaudited interim condensed consolidated financial statements, we had a net profit of S$676,601 (US$487,153) for the six months ended June 30, 2022, as compared to a net loss of $239,952 for the six months ended June 30, 2021. As of June 30, 2022, we had cash and restricted cash in aggregate of $2,404,830 (US$1,731,477), as compared to S$3,670,005 as of December 31, 2021. We had positive working capital that amounted to S$3,183,338 (US$2,292,003), as of June 30, 2022 and December 31, 2021, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

Based on the unaudited interim condensed consolidated statement of financial position as of June 30, 2022 and the audited consolidated statement of financial position as of December 31, 2021, our total equity amounted to approximately S$5.2 million (US$3.8 million) and S$3.8 million, and our total indebtedness (calculated based on bank borrowings, financing lease liabilities, amounts due to related parties) amounted to approximately S$3.7 million (US$2.7 million) and S$4.9 million, respectively. Our debt equity ratio, defined as total indebtedness divided by total equity, were 0.7 times and 1.3 times, respectively. Our working capital ratio, defined as current assets divided by current liabilities, were 1.3 times and 1.2 times, respectively.

As of June 30, 2022 we had cash at bank of approximately S$2.4 million and had total bank borrowings of S$3.3 million.

We believe that our current cash and cash flows provided by operating activities, loans from banks, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favourable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

The following table sets out a summary of our consolidated cash flow for the six months ended June 30, 2021 and 2022.

	For the Six Months Ended June 30,
	2021 Unaudited	2022 Unaudited	2022 Unaudited
	S$	S$	US$
Net cash provided by (used in) operating activities	(1,185,096)	(623,770)	(449,114)
Net cash (used in) investing activities	(1,203)	0	0
Net cash provided by (used in) financing activities	(47,257)	(641,405)	(461,813)
Net (decrease) increase in cash and restricted cash	(1,233,556)	(1,265,175)	(910,927)
Cash and restricted cash at the beginning of the year	6,389,207	3,670,005	2,642,404
Cash and restricted cash at the end of the reporting period	5,155,651	2,404,830	1,731,477

The following table sets out a summary of our consolidated cash flow for the year ended December 2021 and 2020.

	For the year ended December 31,
	2020	2021	2021
	S$	S$	US$
Net cash provided by (used in) operating activities	1,424,528	(1,473,810)	(1,090,619)
Net cash (used in) investing activities	(87,405)	(25,302)	(18,723)
Net cash provided by (used in) financing activities	2,368,305	(1,220,090)	(902,867)
Net (decrease) increase in cash and restricted cash	3,705,428	(2,719,202)	(2,012,209)
Cash and restricted cash at the beginning of the year	2,683,779	6,389,207	4,728,013
Cash and restricted cash at the end of the year	6,389,207	3,670,005	2,715,804

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Operating Activities

Net cash used in operating activities amounted to S$623,770 for the six months ended June 30, 2022, mainly derived from cash provided from operating activities of (i) net income of S$676,601 for the six months ended June 30, 2022; (ii) various non-cash items of S$129,243, such as depreciation of property and equipment, provision for doubtful accounts and deferred income taxes; (iii) an increase in accounts payable of S$320,186, due to more billings from subcontractors and suppliers on services requested closer to the end of the middle of the year ended June 30, 2022, as compared to that of the same period ended June 30, 2021 when it was still partly affected by the Covid-19 incident; and (iv) an increase in contract liabilities of S$560,491, as we increased billings due to a major project under contract. The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in accounts receivable of S$2,858,033, due to more billing for three projects during the six months ended June 30, 2021, as compared to that of the six months ended June 30, 2021 when receivables were still partly impacted by the Covid-19 pandemic; and (ii) an increase in contract assets of S$2,059,470, due to the service performed but not yet billed of three projects in the six months ended June 30, 2022 as compared to June 30, 2021.

Net cash used in operating activities amounted to S$1,185,096 for the six months ended June 30, 2021, mainly derived from cash provided from operating activities of (i) various non-cash items of S$418,803, such as depreciation of property and equipment, provision for doubtful accounts and deferred income taxes; (ii) an increase in accounts payable of S$454,608, due to more billings from subcontractors and suppliers on services requested closer to the end of the middle of the year ended June 30, 2021, as compared to that of the same period ended June 30, 2020 when it was affected by the Covid-19 incident. The cash provided from operating activities was offset by the cash used in operating activities, including (i) a net loss of S$239,952 for the six months ended June 2021; and (ii) an increase in contract liabilities of S$1,957,909 as we increased billings due to a major project under contract that were not yet paid; and (iii) an decrease in account receivable of S$877,103 due to slower accounts receivable turnover as a result of the Covid-19 incident.

Net cash used in operating activities amounted to S$1,473,810 for the year ended December 31, 2021, mainly derived from cash provided from operating activities of (i) net income of S$1,777,798 for the year ended December 31, 2021; (ii) various non-cash items of S$697,793, such as depreciation of property and equipment, provision for doubtful accounts and deferred income taxes; (iii) an increase in accounts payable of S$352,274, due to more billings from subcontractors and suppliers on services requested closer to the end of the fiscal year ended December 31, 2021, as compared to that of the fiscal year ended December 31, 2020 when it was badly hit by the COVID-19 pandemic; and (iv) an increase in contract liabilities of S$671,504, as we increased billings due to a major project under contract. The cash provided from operating activities was offset by the cash used in operating activities, including (i) an increase in accounts receivable of S$4,065,105, due to more billing for a major project during the year ended December 31, 2021, as compared to that of the year ended December 31, 2020 when receivables were impacted by the COVID-19 pandemic; and (ii) an increase in contract assets of S$3,334,204, due to the service performed but not yet billed of a major project in the year ended December 31, 2021 as compared to December 31, 2020.

Net cash provided by operating activities amounted to S$1,424,528 for the year ended December 31, 2020, mainly derived from (i) net loss of $567,920 for the year ended December 31, 2020; and (ii) a decrease in accounts payable of S$1,300,796 due to less billing from subcontractors and suppliers during the year ended December 31, 2020, as we undertook fewer projects as compared to the that of 2019, as a result of the COVID-19 pandemic, which was offset by (i) various non-cash items of S$408,443, such as depreciation of property and equipment, provision for doubtful accounts, loss on disposal of property and equipment and deferred income taxes; and (ii) a decrease in accounts receivable of S$438,877, due to less billing to customers on our services provided for the year ended December 31, 2020, because the majority of the projects during this reporting period were in their initial phase.

Investing Activities

There were no cash provided by nor used in investing activities for the six months ended June 30, 2022, and net cash used in investing activities was S$1,203 for the six months ended June 2021 for the purchase of equipment.

Net cash used in investing activities was S$25,302 for the year ended December 31, 2021, for the purchase of equipment. Net cash used in investing activities was S$87,405 for the year ended December 31, 2020, also for the purchase of equipment during the year ended December 31, 2020.

Financing Activities

Net cash used in financing activities amounted to S$641,405 for the six months ended June 30, 2022, which included the repayment of bank borrowings of S$1,671,879, repayment to related parties of S$248,542, payment for deferred offering costs of S$141,487,and payment for finance lease of S$8,742, which was offset by additional proceeds from borrowings of S$716,065, the proceeds from additional paid in capital of share capital issuance for S$712,880. Net cash used in financing activities amount to S$47,257 for the six months ended June 30, 2021, which included the repayment of bank borrowings of S$512,666, payment for finance lease of $17,619, and repayment to related parties of S$12,468, which was offset by additional proceeds from borrowings of S$495,496.

Net cash used in financing activities amounted to S$1,220,090 for the year ended December 31, 2021, which included the repayment of bank borrowings of S$1,442,869, repayment to related parties of S$40,618, dividend payment of S$1,300,000, and repayment of finance lease borrowings of S$27,165, which was offset by the proceeds from bank borrowings of S$1,577,982 and borrowings from related parties of S$12,580 during the year ended December 31, 2021. Net cash provided by financing activities amounted to S$2,368,305 for the year ended December 31, 2020, which included proceeds from bank borrowings of S$5,212,716 and from related parties of S$33,500, which was offset by the repayment to borrowings of S$2,735,157, repayment to related party of S$91,888, and repayment of finance lease of S$50,866 for the year ended December 31, 2020.

Seasonality

Due to the nature of our business which is mainly project-based, we have not observed any significant seasonal trends. Our directors believe that there is no apparent seasonality factor affecting the industry that our Group is operating in.

Inflation

Our financial performance for the six months ended June 30, 2021 and 2022 as well as for the years ended December 31, 2020 and 2021 was not materially affected by inflation and we have not experienced inflation materially impacting our business in the first half of 2022. In the event inflation continues, we may see an increase in the cost of materials and labor, and increased cost of financing costs in the event we need to utilize credit facilities, which increased costs of doing business would negatively impact our financial performance.

Capital Expenditures

The capital expenditures made by us for the years ended December 31, 2020 and 2021 were approximately S$176,000 and S$25,000, respectively, and de minimus in the six months ended June 30, 2021. Capital expenditure on a motor vehicle contributed the majority of approximately S$155,000 for the year ended December 31, 2020, while capital expenditure on office equipment contributed the majority of approximately S$17,000 for the year ended December 31, 2021.

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Divestments

The Group did not have any divestments made for the reporting periods.

Trend Information

Other than as disclosed in “Risk Factors – Risks Related to Business – Our business operation have been and may continue to be materially and adversely affected by the spread of the coronavirus (COVID-19)” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operation results or financial condition.

Off-Balance Sheet Arrangement

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial relationships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangement or other contractually narrow or limited purposes.

Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5-year commercial loan of S$200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and the Fastfixs Systems Pte Ltd loan is scheduled to be repaid over 60 monthly installments with the interest.

The Company also has a banker’s guarantee for a total of S$1,940,000 (US$1,440,000) from UOB Bank for ongoing projects as of year December 31,2021. These guarantees were obtained at the request of contractors or property owners as a security deposit for the performance of the Company’s obligations under various contracts. All the banker’s guarantees will expire by June 6, 2024.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. However, this Letter of Credit has not been drawn down as of the date of this filing.

As of June 30, 2022, the future minimum payments under certain of FBS SG’ contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	3,425,318	1,241,127	901,611	1,282,580	-
Financing lease	58,808	18,600	40,208		-

As of December 31,2021, the future minimum payments under certain of FBS SG’ contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	4,416,425	1,781,085	1,804,800	830,540	-
Financing lease	68,531	19,024	37,200	12,307	-

Contingencies

We are subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but based on our prior experience, we do not have reason to believe that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2020 and 2021, the only material legal or administrative proceedings we are involved with is described below.

In August 2021, Newspaper Seng Pte Ltd (“Newspaper Seng”) filed a claim against the Company in the amount of approximately $2.2 million. Newspaper Seng claim that they entered an oral agreement with the Company in September 2015 to purchase land and a building at 54 Pandan Road, Singapore 609292, with the ultimate goal of developing and selling the land for commercial use. Newspaper Seng alleges that the agreement entailed that Newspaper Send would invest, and the Company would purchase and redevelop the property for commercial use. In November 2019, we transferred the property to a third party without the knowledge of Newspaper Seng. Newspaper Seng claims that we owe them $2.2 million to compensate the loss of the investment. Our legal representation cannot advise us as to the likelihood of the outcome of the matter at this time. We are proceeding with defending ourselves against this claim while also seeking an out-of-court settlement.

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Capital Commitments

As of December 31, 2021 and June 30, 2022, our Group did not have any material capital commitments.

Financing Lease Commitments

As of June 30, 2022, we have financing leases with the financial institutions on its unaudited consolidated balance sheets for installment purchases of motor vehicles.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as of June 30:

	2022 Unaudited SGD	2022 Unaudited USD
Liabilities
Financing lease liabilities current	16,680	12,010
Financing lease liabilities non-current	36,140	26,021

Information relating to financing lease activities for the six months ended June 30, 2022 are as follows:

	2022 Unaudited SGD	2022 Unaudited USD
Financing lease expenses
Depreciation	13,251	9,541
Interest of lease liabilities	982	707
Total financing lease expenses	14,233	10,248

Maturities of lease liabilities were as follows:

	SGD	USD
For the six months ending June 30,
2023	18,600	13,392
2024 - 2025	40,208	28,950
Total lease payments	58,808	42,342
Less: imputed interest	(5,988)	(4,311)
Total	52,820	38,031

As of December 31, 2020 and 2021, we have financing leases with the financial institutions on its consolidated balance sheets for installment purchases of motor vehicles.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as of December 31:

	2020 SGD	2021 SGD	2021 USD
Liabilities
Financing lease liabilities current	27,165	17,082	12,641
Financing lease liabilities non-current	61,562	44,480	32,915

Information relating to financing lease activities during the years ended December 31, 2021 and 2020 are as follows:

	2020 SGD	2021 SGD	2021 USD
Financing lease expenses
Depreciation	11,418	26,502	19,611
Interest of lease liabilities	9,233	3,647	2,699
Total financing lease expenses	20,651	30,149	22,310

Maturities of lease liabilities were as follows:

	SGD	USD
For the year ending December 31,
2022	19,024	14,078
2023 - 2025	49,507	36,635
Total lease payments	68,531	50,713
Less: imputed interest	(6,969)	(5,157)
Total	61,562	45,556

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Contingent Liabilities

As of December 31, 2021, we did not have any other material contingent liabilities except as disclosed above. See Contingencies.

Foreign Exchange Risk

The functional currency of our Group is the Singapore dollar. The only previous foreign exchange loss was due to a former customer’s invoices denominated in USD whom we no longer have business with.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, right-of-use assets, financing lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company in Cayman and British Virgin Island is U.S. dollar and the subsidiary which incorporate in Singapore is Singapore Dollars which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

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Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from SGD into USD as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.74 and for the six months ended June 30, 2022 at the rate of SGD 1.00 to USD0.72, representing the noon buying rate in The City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 31, 2021 and June 30, 2022. No representation is made that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of accounts receivable, contract assets, contract costs, due from related parties, financing lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2020 and 2021 due to their short-term nature.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount net of allowance for doubtful accounts. Accounts are considered overdue after 120 days.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis, historical collection trend, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Lease

On January 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of financing lease on the consolidated balance sheet.

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The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

c.	The lease term is for the major part of the remaining economic life of the underlying asset;

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

All leases of the Company are currently classified as financing leases. The Company recognize a lease in the financial statement when the arrangement either explicitly or implicitly involves property, plant or equipment (“PP&E”), the contract terms are dependent on the useful life of the PP&E, and the Company have the ability or right to control the PP&E or to direct others to control the PP&E and receive the majority of the economic benefits of the assets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The financing lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

The Company applied its interest rate based on the actual incremental borrowing rate from the leasing contract that is available at lease commencement date in determining the lease interest expense. The Company’s lease terms may include options to extend or terminate the lease. Lease expenses for lease payments are recognized on a straight-line basis over the lease term, under depreciation expenses.

The Company reviews the impairment of its financing lease assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of financing lease liabilities in any tested asset group and include the associated financing lease payments in the undiscounted future pre-tax cash flows.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended December 31, 2020 and 2021.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

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The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The Company will recognize the revenue of sales of construction material when the performance obligation is satisfied by transferring a promised good to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods.

Revenue from rendering of service orders is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The construction contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, construction contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit monthly progress claim to the customer, and after the Company received the certified interim progress certificate, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets.

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The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended December 31, 2020 and 2021 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Contract Costs

Contract costs incurred during the initial phases of the Company’s sales contracts are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of labor and material costs directly related to the contract.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended December 31, 2020 and 2021, no impairment loss was recognized.

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Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. We have recognized deferred tax assets for temporary differences, operating losses and tax credit carryforwards. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. The accruals for deferred tax assets and liabilities, including deferred income tax assets and liabilities, are subject to significant judgment and are reviewed and adjusted routinely based on changes in facts and circumstances. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at December 31, 2020 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Recently Accounting Pronouncements

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

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In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2019-12 will have on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued Accounting Standards Update No. 2020-10, Codification Improvements — Disclosures (“ASU 2020-10”) to align with the SEC’s regulations. This ASU improves consistency by amending the codification to include all disclosure guidance in the appropriate disclosure sections and clarifies application of various provisions in the Codification by amending and adding new headings, cross referencing to other guidance, and refining or correcting terminology. The Company has adopted ASU 2020-10 as of the reporting period beginning January 1, 2021. This ASU did not affect the Company’s results of operations, cash flows or financial position and the Company does not expect the adoption to have a material impact on the disclosures to the consolidated financial statements.

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CORPORATE HISTORY AND STRUCTURE

As of the date of this prospectus, our Group is comprised of the Company, FBS Global Limited, and its operating subsidiary FBS SG, which is held through Success Elite Developments Limited, a wholly-owned subsidiary of the Company.

Corporate Structure

Our Company was incorporated in the Cayman Islands on March 10, 2022 under the Companies Act as an exempted company with limited liability. As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares of par value US$0.001 each. As of August 2, 2022, under a group reorganization, our Company became the holding company of our group of companies comprised of a wholly-owned subsidiary, Success Elite Developments Limited, which in turn holds Finebuild Systems Pte. Ltd. (referred to herein as “FBS SG”), which is our operating company based out of Singapore. As of the date of this prospectus, Kelvin Ang held approximately 90.4% of the issued share capital of our Company and will hold approximately 67.8% of the issued share capital of our Company immediately after the offering.

Organization Chart

The chart below sets out our corporate structure immediately after this offering.

Key Milestones

FBS SG was incorporated in 1996 and initially our business was in smaller scale projects as a construction subcontractor.

In 1998, FBS SG was awarded the subcontract for the interior fitting-out works for a hospital project at Simei Road at Changi in Singapore. This was the first in a series of other projects as a subcontractor for interior-fitting out and other related builder works, as we built our track record in larger scale and more technically elaborate institutional, residential, commercial, and industrial projects as well as show flats for condominium buildings for developers.

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In 2002, we started to undertake projects as a main contractor for the development of single-family homes for personal properties, the first of which was to build a 2-story intermediate terrace dwelling house at Jalan Kembangan in Singapore for the famous pottery Mr. Iskandar Jalil that we were able to win by gaining the trust of Mr. Jalil through the design and presentation of our expertise. This was our first project as a main contractor, and as we had no track record as a main contractor in developing a personal property and this was a highly coveted project, this was an important project to win and complete in order for us to gain traction in this new area of work. Thereafter, we were hired to build a show flat (model home) for the developer Guocoland to build the show flat and sales gallery for the launching of the Meyer condominium development in 2005 on Meyer Road, which was also instrumental for us as this was our first project in building a show flat for a developer. With this experience, we started to take on larger scale projects as a subcontractor for interior fitting-out works for private residential projects (such as a condominium project known as The Caribbean at Keppel Bay), commercial projects (such as for an exhibition center) and institutional projects (such as Singapore Management University’s campus at Bukit Timah). During the 2000s, we continued to expand our project and customer portfolio and undertook interior fitting-out works for several larger scale projects such as Khoo Teck Puat Hospital and the condominium complex known as One Shenton and expanded into the construction of factories and bigger residential properties like semi–detached residential houses.

In 2007, we began tendering bids for projects using green mark products and our first project was the Oceanfront condominium complex, which consisted of new erection of a condominium housing development consisting of two block wide 12-story building, a two block wide 14-story building, and a one block 15-story building, for a total of 264 units (with basement carpark & swimming pool) at Ocean Drive at Sentosa Island in Singapore. For this project we built 34,700m2 of drywall partition and 49,000m2 of ceiling.

We achieved another meaningful milestone in 2016, when the Building Construction Authority, or BCA, granted us the honor of building its test bed facility at BCA Academy, which has one of the biggest outdoor rotation platforms in the world for testing green materials and products. At this time, we also obtained the following new certifications, allowing us to expand the scope of the projects we could take on: bizSAFE, OHSAS 18001:2007, ISO 9001:2008 and ISO 14001:2004

Between 2017 and 2019, we gradually upgraded our Contractor Registration Service workheads and certifications under the BCA. As of now, we are certified for building construction services for ISO 9001:2015, ISO 14001:2015 and ISO 45001:2018, which replaced the OHSAS 18001-2007. We are graded L5 under the workhead category CR06 (Interior Decoration and Finishing Works), and B2 under the workhead category CW01 (General Building), and as such, we are qualified for the bidding of certain governmental tender offering projects which require these workhead categories as the pre-requisite. As of the date of this registration statement, we have more than 60 employees.

We also undertook interior fitting-out works for notable projects including Marina One (an integrated development at Marina Bay), Sengkang General Hospital, Outram Community Hospital and South Beach Development, the hotel and residential tower of a mixed development property at downtown Singapore.

In 2018, we secured a contract for interior fitting-out works for a major hospital project in Woodlands, Singapore. As of December 31, 2021, our order book is approximately S$56 million, consisting of approximately S$16 million from ongoing projects and S$40 million from newly awarded projects, which are expected to be recognized as revenue to our Group up to FY2021.

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INDUSTRY AND MARKET DATA

Among the ASEAN nations, Singapore is at the forefront of green building development. The country’s Green Mark Scheme was the first green building rating system to be designed specifically for the tropical climate and has been widely adopted in other ASEAN countries. Because it is a net oil importer with limited natural resources, Singapore has been proactive in trying to increase the energy efficiency of its buildings. Buildings account for nearly 40% of the city state’s total electricity consumption and over 20% of its greenhouse gas (GHG) emissions.

Singapore is also a pioneer in setting mandatory environmental standards for buildings. By the end of 2019, more than 40% of the buildings in Singapore had obtained the Green Mark certification. The government’s target is to raise this to 80% by 2030, which means that the country’s demand for green building solutions is expected to increase substantially.

Regional Recognition through Green Label and Certification

The hot weather conditions in Southeast Asia means there is always a high demand for energy-efficient cooling products, such as insulating glass and air conditioner filters. At the same time, rising environmental awareness in the region has boosted consumer and commercial demand for green products, which has led to an increasing number of companies making eco-friendly claims, like “sustainable” or “green.”

In April 2008, it became mandatory in Singapore for all new buildings, and existing buildings undergoing major retrofits, to attain a minimum score in the national green building rating system – the Green Mark certification program. Since then, the supply of green building products and materials has expanded significantly. In order to maintain industry standards, the Singapore Green Building Council launched the Green Building Product and Services certification programs to provide a benchmark for the environmental performance of building supplies and services. The programs are recognised by the Green Mark Scheme, which awards additional scores for using certified products.

2022 BCA construction demands

The Building and Construction Authority, or BCA, has projected the total value of construction contracts awarded in 2022 to be between S$27 billion and S$32 billion. The projection does not include the expansion of the Marina Bay Sands Resort Hotel and Sentosa’s Universal Studios theme park, which would cost roughly S$5 billion to S$7 billion, as well as the development of Changi Airport Terminal 5, which is slated to open around 2030. While the construction sector met with many hurdles, including significant supply disruptions, due to the Covid-19 pandemic, we believe that construction projects will continue to ramp up, subject to new variants being able to be mitigated and managed effectively.

BCA encouraged companies to continue adopting innovative technologies, upskilling their workforce, using less foreign manpower and becoming more productive and less reliant on labor intensive construction We anticipate that approximately 60 per cent of the total construction demand, contributing between S$16 billion and S$19 billion, will likely be from the public sector, amid a strong pipeline of public housing projects, healthcare developments and infrastructure works such as the Cross Island MRT Line (Phase 1).

Meanwhile, construction demand from the private sector is expected to reach between S$11 billion and S$13 billion in 2022, which is comparable with the volume in 2021.

While recent changes in the real estate sector, including additional buyer’s stamp duty, lower loan-to-value limits, and tighter total debt servicing ratio, may moderate residential building demand, we believe that commercial building demand may increase as hotels and attractions undergo refurbishment amid an expected rebound in tourism, and as older commercial premises are earmarked for redevelopment, which may also entail environmental retrofitting. It is also believed that increased growth in certain industrial sectors will correlate to a boost in private industrial building demand due to the construction of energy storage facilities and biopharmaceutical manufacturing plants.

In 2021, the estimated total construction demand was about S$30 billion, up 42 percent from the prior year, boosted by public housing and infrastructure projects, and an improvement in investor confidence in the sector.

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The figure, however, is already higher than an earlier forecast of between S$23 billion to S$28 billion for 2021, which BCA primarily attributed to an increase in bid tender prices from manpower and materials cost inflation.

Regarding expected outputs, progress deposit payments (each accounted for a maximum of 10% of the total construction value) is projected to increase to between S$29 billion to S$32 billion for 2022, from the preliminary estimate of about S$26 billion for 2021, to account for a steady level of construction demand and backlog from the pandemic.

As for the medium term, the BCA expects total construction demand to reach between S$25 billion and S$32 billion per year from 2023 to 2026, also led by expected projects in the public sector.

BCA expects about half the public construction demand to come from building projects, and the other half from civil engineering works, and noted that major developments in the pipeline include Singapore’s Mass Rapid Transit projects, Toa Payoh Integrated Development (an integrated urban planning project in Singapore), as well as new hospital developments.

The public residential construction demand should moderate to about S$4.8 billion to S$5.1 billion, lower than the preliminary demand of S$5.5 billion seen in 2021. Between S$3.5 billion and S$3.7 billion are expected to go towards new flats, while S$1 billion is expected to be used to upgrade existing Housing and Development Board flats. Meanwhile, the private sector construction demand should remain steady and reach about S$11 billion to S$14 billion per year.

In addition, there are 109 projects in the next 2 years using Design for Manufacture and Assembly technologies (“DfMA”), with the Advanced Precast Concrete System being the most widely used in residential, healthcare and school projects. DfMA is a key pillar of Singapore’s Construction Industry Transformation Map (ITM). It is a game-changing method of construction which involves construction being designed for manufacturing off-site in a controlled environment, before being assembled on-site.

Currently, ready-mixed concrete demand is expected to increase to between 12.5 million and 14 million cubic meters, from 11.6 million cubic meters in 2021. Demand for precast concrete is also projected to rise to between 1.6 million and 1.8 million cubic meters, up from 1.1 million cubic meters in 2021, while steel rebar demand is expected to climb to between 1 million and 1.2 million tons, up from 0.9 million tons last year.

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BUSINESS

Overview

We are a Singapore based green building contractor and an established interior fit-out specialist. with a track record of over 20 years in institutional, residential, commercial and industrial building projects. As a green contractor, we seek to tender bids for green building projects, use green construction methods, and sustainably-source and environmentally responsible materials for our construction projects. Green construction methods and materials will lead to the reduction in energy, water and material resource usage in construction projects thus reducing the potential environmental impact.

We also try to recommend and introduce green features to the buildings we construct. Green buildings are generally more energy efficient than conventional buildings. Some of the key features that might be commonly found in green buildings in Singapore are:

●	Improved glass insulation to reduce solar heating through windows;

●	Increased natural light, energy efficient lighting devices, and equipment- controlled lighting;

●	Energy efficient cooling plants and ventilation systems for air conditioning;

●	Building management systems to monitor and control equipment and optimize energy use; and

●	The use of photovoltaic cells in solar projects.

Projects with Green Mark Award

We have completed multiple projects in Singapore that received the Green Mark Award, listed in the table below. The award is given to buildings that met the Singapore’s Building Construction Association’s (or BCA) Green Mark Standard. The Green Mark certification scheme was launched by BCA in January 2005. It is a green building rating system designed to evaluate a building’s environmental impact and performance. It provides a comprehensive framework for assessing the overall environmental performance of new and existing buildings to promote sustainable design, and best practices in construction and operations in buildings. The key criteria to the award are as follows:

●	Climatic responsive design;

●	Building energy performance;

●	Resources stewardship;

●	Smart and healthy building; and

●	Advance green efforts.

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The table below lists Green Mark Awards given to projects in which we participated and our work scope for the projects specified. We have worked on 109 projects and 25 of such projects have received an award.

S/N	Project Name	Work Scope	BCA Green Mark Award	Year
1	Outram Community Hospital	Drywall Partition	BCA Green Mark Platinum Award	2021
2	Vivo City	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2020
3	Woodlands Health Campus	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2020
4	National Cancer Centre	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2019
5	Yishun Community Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2019
6	Singapore Sportshub	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2019
7	Outram Community Hospital	Drywall Partition	BCA Green Mark Platinum Award	2018
8	Campus for Research Excellence and Technological Enterprise (CREATE)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2017
9	LASALLE College of Arts	Drywall Partition and Ceiling	BCA Green Mark Gold Award	2016
10	BCA Skylab	Architectural Works	BCA Green Mark Platinum Award	2016
11	Marina One Mixed Development	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2015
12	Punggol Waterway Point & Punggol Town Plaza	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2015
13	The Tembusu	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2015
14	Punggol Watertown (Residential)	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2014
15	Sengkang General Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
16	The Tembusu	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
17	Skyvue	Ceiling	BCA Green Mark Gold Plus Award	2014
18	Yishun Community Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2014
19	NUH Medical Center	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
20	Marina One Residences	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
21	Jewel @ Buangkok	Ceiling	BCA Green Mark Gold Plus Award	2013
22	Echelon	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2013
23	The Palette	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2012
24	South Beach (Commercial)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
25	South Beach (Residential)	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
26	Singapore Sportshub	Ceiling	BCA Green Mark Gold Plus Award	2012
27	Mounth Elizabeth Novena Hospital	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012
28	Changi City	Drywall Partition and Ceiling	BCA Green Mark Gold Plus Award	2012
29	Bedok Residences	Drywall Partition and Ceiling	BCA Green Mark Platinum Award	2012

Beginning in 2022, the BCA Green Mark Award will be replaced by the SGBC-BCA Leadership in Sustainability Award (“LSA”).

The Building and Construction Authority’s (BCA) SkyLab, the world’s first high-rise rotatable laboratory for the tropics, and the Academic Tower, a dedicated experiential learning facility and living lab for the built environment sector, opened in recent ceremonies at the BCA Academy in Singapore. The Singapore facility can rotate 360 degrees, has full plug-and-play configurability, and is fitted with extensive instrumentation and sensor networks intended to be scalable into the future. The 132 m (1,421 ft) facility is equipped with a network of more than 200 sensors with high accuracy and granularity, across two identical cells for comparison testing. We, as the main contractor, were significantly involved in the development from the beginning to completion of the SkyLab. Besides mechanical and electrical works of this project, we provided all architectural and builder works, for which this project received a BCA Green Mark Platinum Award in 2016.

These sensors measure performance metrics such as energy performance, indoor environmental quality, outdoor environmental parameters and building automation system indicators.

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The BCA SkyLab

The BCA SkyLab can rotate 360 degrees. It enables testing at any orientation for sun and wind, accelerating the pace of research, development, and application of energy-efficient building technologies in the tropics.

Another notable project was our work on The Punggol Condominium project. Our custom drywall and partition work on this project allows the unit owner to redesign the layout of the room easily without affecting the room design and structures, providing customizable and changeable unit layouts.

The Puggol Watertown (Residential)

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The Singapore Sports Hub

The Marina One

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The Yishun Community Hospital

Interior-fitting out works

Interior-fitting out works refer to the scope of works of assembling the required ceilings, partitions and/or walls which are the interior, non-structural, non-load-bearing parts of a building. The scope of interior fitting-out works vary from project to project, and can include one or more of the following:

●	Supply and installation of interior ceiling, wall and/or partitions, soffits and fascia that comply with the architectural drawings furnished to us, as well as the material and technical specifications; the partitions may be specified to be using calcium silicate boards, gypsum plastic boards and/or various types of plasterboards, aluminum, timber deck, carpets, lead lining and acoustic paneling;
●	Customization of the interior fitting-out systems (for instances where customization is required of the boards to achieve the architectural design specifications), supply and installation of the boards including the use of galvanized steel studs, braces, fasteners, joint materials, adhesives or other connectors to assemble various partitions;
●	Interfacing works to ensure smooth and aesthetically pleasing interfaces between ceiling and wall for suspension ceilings and for the concealment of metal framework or other parts of the lighting, mechanical and electrical, plumbing and sanitary or heating, ventilation and air-conditioning systems; and
●	Complying with technical requirements for interior fitting-out systems, for instance specifications and standards on flame-retardant, moisture-resistance, sound insulation or radiation protection.

Main construction and builder works

For main construction works, we will tender bids for the project directly with the owner or developer of the building development. The scope of work varies depending on the contract.

The scope of work for main construction and builder works comprises a broad range of construction works, including what we refer to as Design and Build, where we provide the drawings and execute the construction the building to fulfill the architectural requirements of the customers. The scope of construction works include concrete works, external facade works, interior fitting-out works, doors, floors and furnishings, A&A (additional and alteration projects), and installation of various building systems. Other than interior-fitting out works, the majority of the site works are subcontracted by us to various subcontractors specializing in the respective area.

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Green materials and green construction methods

Whenever we can, we use environmentally friendly building materials and construction methods approved by BCA for our projects. Green materials are alternative building materials that replace traditional materials. For instance, we use drywall (also known as gypsum board or plasterboard) for the construction of interior walls and ceilings and the electrical conduits, water and aircon water pipes can be concealed into the partition without hacking of the partition, unlike brick or concrete walls. Drywall serves as a more efficient replacement for traditional bricks or concrete walls. Drywall has superior acoustics and thermal properties, is light weight, uses less space and material and is easier and faster to install and can relay the room layout without affecting the structures of the room.

There are a wide range of green materials including shaftliner, bamboo decking, floor systems, paints, water proofing membrane, joint and finishing materials green materials can also be made from recycled materials. Besides being a replacement to traditional building materials, some green materials also use recycled materials. We use green materials made from recycled materials that are approved by the Singapore Environment Council.

Typically, green buildings are designed to reduce the negative impacts of the built environment on human health and the natural environment. In Singapore, green buildings tend to have green features that are generally more energy efficient than those in conventional buildings. Some of the key features that might be commonly found in green buildings in Singapore are:

●	Improved glass insulation to reduce solar heating through windows;
●	Increased natural light, energy efficient lighting devices, and equipment to control lighting;
●	Energy efficient cooling plants and ventilation systems for air conditioning;
●	Building management systems to monitor and control equipment and optimize energy use; and
●	The use of photovoltaic cells for solar energy.

The main green technologies popular in green buildings in Singapore are chiller plant systems, energy-efficient lighting systems, and solar panels, of which energy-efficient lighting systems are considered to be the most economically feasible, although the feasibility of chiller plant systems and solar is growing due to technological advances.

High efficiency equipment can actually be made more compact, which has a lower impact on a building’s sustainable footprint and increases usable space. Given the current stable economic, political, and geographic conditions in Singapore, investors and companies seem more confident in the longevity of their businesses; hence, they foresee larger investments with longer payback periods, in which energy efficient equipment is preferred. They also foresee increased demand for renewable energy technology. Further, solar panels become more feasible in Singapore when one takes into account government subsidies to encourage the use of renewable energy sources, and the government’s commitment to supporting sustainability has helped grow the demand for services of green builders.

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We work with reputable green marked construction material manufacturers to develop green building solutions that are sustainable, and proven. Here are some of our strategic partners:

Material List

●	USG Boral StandardCORE
●	USG Boral Wetstop
●	USG Boral Firestop
●	USG Boral Impactstop
●	USG Boral Shaftliner
●	USG Boral Fiberock Aqua Tough
●	Rockwool Safe ‘n’ Silent Pro
●	Dasso XTR Exterior Strand Woven Bamboo Decking
●	Versijack Pedesdal
●	MIRCROTAC Floor Systems
●	Nippon Vinilex Paint
●	Ultro-Deck BT Liquid-Applied Polyurethane Waterproofing Memrane labor

The following illustrates the typical work flow processes undertaken by us in a project:

Bid Tender phase

Receive invitation to tender or quote
Review the requirements for the contract
Decide whether to tender or quote
No
Reject opportunity and inform customer
Yes
Request for the tender documents or bills of quantities (from customer)
Request for quotations from suppliers
Prepare tender or quotation
Decide on final pricing and submit tender or quotation
Attend tender interview, and participate in negotiations (if applicable)
Letter of acceptance
Award of contract

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Our projects originate mainly from invitations to quote or tender from private customers or are sourced by our executives and/or our marketing manager. Should we decide to pursue the project opportunity, we will review the architectural drawings illustrating specifications for construction. Typically, if our submitted tender or quotation terms are among the most favorable, we will be invited to an interview where the customer will clarify pricing, material and technical specifications with us. Should we be selected, we will receive a letter of acceptance, followed by award of contract. This process can take between one (1) to five (5) months.

The bid tender phase is similar for projects for which we are the main contractor. For our main contractor projects, we will review the scope of construction works and obtain quotations from suppliers and subcontractors for key materials and services. As a main contractor, there will be various subcontract works for which we will appoint subcontractors to perform, such as builder works, mechanical and electrical works, plumbing and sanitary works, heating, ventilation and air-conditioning works. Our role is mainly project management to ensure the timely completion of the construction project.

Project execution and management phase

Upon the award of the contract, a project team will be formed with staff from our quantity surveyor team, drafting team and project team. Tender/ contract documents will be handed over to the project team which include the tender documents, clarifications/ amendments made in respect to tender, and contract and project specifications. A kick-off meeting will be held between the project team and our customer, its appointed consultant or other relevant parties. Our projects are headed by a project manager with a team consisting of site coordinator, site foreman and safety supervisor.

The drafting team will prepare and submit the detailed shop drawings or method statements, as the case may be, to our customer for approval. With over 20 years of experience, our executives, our project director and members of our project team have the expertise to review the perspective drawings, bill of quantities and propose to our customers value-engineering solutions, such as modifications to the materials selection or the drawings so that the installation can be carried out more efficiently. In certain instances, modifications to the drawings or method statements may allow for improved feasibility of the installation within the planned construction schedule.

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Upon approval of the shop drawings and finalization of the material specifications and quantity, we will obtain quotations from suppliers and procure sufficient resources to present a mock-up of the interior fitting-out system. A mock-up is an agreed (small) section of the overall interior fitting-out system for seeking the customer’s approval. Once the mock-up has been approved, we can proceed to supply and install for the entire project in accordance with the phases of the construction schedule.

For our main contractor projects, the process is similar, but mirrored, in that we will review all the shop drawings submitted by our subcontractors, approve submissions for subcontractors to commence their works and manage the project to ensure timely completion. Our quantity surveyor team will inspect the subcontracted works on a monthly basis. We may also take on the interior-fitting out scope of works in our main contractor projects.

Our quantity surveyor team will contact the suppliers that we have obtained quotations from during the tender phase and may further negotiate on the pricing and contract terms with the suppliers. As our key materials such as calcium silicate boards, gypsum boards or plasterboards, fasteners, joint materials, metal bracing, metal studs, screws, adhesives or sealants are common building materials, we will typically notify our suppliers in advance of our project needs but place a purchase order only as and when required for delivery to the work site. Our Executive Directors will approve the purchase orders for the key materials used in the project.

Our accounting team is responsible for the preparation of invoices and recording of accounts payables and receivables. Our quantity surveyor team will coordinate with our accounting team on the progress claims to be made to our customers (typically on a monthly basis), based on the progress of works performed. Upon receiving our progress claim, our customer reviews and approves the progress claim. Approved progress claims will be supported by a payment certificate issued by our customers to us, and we will prepare and issue the corresponding invoice to our customers. We will also review progress claims submitted by our subcontractors and invoices submitted thereafter by them. Our credit terms to our customers are typically 35 days and our suppliers’ credit terms to us range from 0 to 60 days. Typically, 5% or 10% of the approved progress claims will be retained by our customer as retention monies. Retention monies are contractually agreed amounts which our customers retain from each invoice payment for their use should we fail to fulfil our contracted scope of works to their satisfaction. We may also be required to furnish a performance bond for a value of 5% to 10% of the contract sum for our due performance of the contract on a timely basis.

Upon completion of the entire contracted scope of works, there will be a joint handover inspection with our customer, followed by handover to our customer along with the as-built drawings. There may also be instances of variation orders where the original scope of work may be increased, omitted or varied and the original contract sum may be altered. Should the amendments in the variation order relate to items not in the contracted schedule of rates, these will be separately negotiated.

Post-project phase

From the date of substantial completion, the defect liability period commences and we are required to rectify any defects brought to our attention during this period. Our contracted defect liability period is typically within the range of 12 to 18 months. We will, from time to time, also monitor our receipts and the return of retention monies. Should a performance bond be required, we will arrange for the discharge of the performance bond at the end of the project. During the Period Under Review, no material deduction was made against retention monies.

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Licenses, Permits and Approvals

To our best knowledge and belief, our Group has obtained all the necessary permits, approvals, licenses required for our business and operations.

The following are the main licenses, permits and approvals (apart from those pertaining to general business requirements) issued and/or granted to FBS SG which are essential for our business operations:

License / permit / approval	Authority	Date of issue	Date of expiry
CW01 (General Building) – Grade B2	BCA	July 13, 2022	July 1, 2025
CR06 (Interior Decoration and Finishing Works) – Grade L5	BCA	July 13, 2022	July 1, 2025
GB1	BCA	June 23, 2021	June 16, 2024

None of the above licenses, permits, approvals or certifications have been suspended, revoked or cancelled at to the best of our knowledge and belief, we are not aware of any facts or circumstances which would cause such permits, approvals, licenses and certificates to be suspended, revoked or cancelled, as the case may be, or any applications for, or renewal of, any of the above been rejected by the relevant authorities.

Awards and Certifications

We are pleased to have been awarded a number of awards and certifications, as follows:

Award / certification	Awarding organization / certification body	Date of issue	Date of expiry
ISO 9001:2015(1)	Guardian Independent Certification Pte Ltd	July 24, 2021	August 27, 2024
ISO 14001:2015(1)	Guardian Independent Certification Pte Ltd	July 24, 2021	August 27, 2024
ISO 45001:2018(1)	Guardian Independent Certification Pte Ltd	July 24, 2021	August 27, 2024
bizSAFE Level Star	Workplace Safety and Health Council	August 19, 2021	August 27, 2024

Green and Gracious Builder Award(2)	BCA	May 9, 2021	May 8, 2024

(1) In relation to building construction services.

(2) See “Government Regulations – Green and Gracious Builder Scheme” for more details.

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Quality Management

We have a quality management system in place to fulfil our commitment to customer satisfaction, continual improvement of the effectiveness of our quality system and compliance with applicable regulations and requirements. Our quality objectives are to maintain a zero-customer complaint record and to complete our projects in a timely manner. Our relevant quality control processes cover:

(a)	Conformance to ISO 9001:2015

As of August 28, 2018, we upgraded our ISO certification from ISO 9001:2008 to ISO 9001:2015. ISO 9001:2015 is a higher standard with more focus on input and output, additional risk analysis, and more emphasis on leadership and management commitment. We have updated our quality management manual for compliance with ISO 9001:2015, which has been communicated to relevant stakeholders and will be reviewed periodically.

(b)	Procurement quality management

The majority of our purchases are delivered directly to the work site, where they are inspected for visual defect and quantity. Materials such as the various types of boards and materials for joining and securing the partitions are sourced from suppliers which products meet the technical specifications for the project. Moreover, these materials will also be used in the mock-up interior-fitting out system, which will be approved by our customers before we proceed to fit-out the rest of the building development.

For works performed by our subcontractors, our project team will inspect their work as and when they are completed and should corrective action be required, our project manager will conduct a re-inspection to ensure that such work is up to standard.

In addition, our criteria for evaluating first-time suppliers include considering whether they have obtained bizSAFE, ISO 9001 or ISO 14001 certification, relevant licenses and permits, project track record and their claims and litigation history. We rate our suppliers on an annual basis on timeliness of delivery, quality, compliance, flexibility in responding to changes, pricing and after-sales services. We also rate our subcontractors on an annual basis on responsiveness, site work practices, certification, manpower and material availability, relevant training for workers and attendance at meetings. Suppliers and subcontractors who have met our grading criteria will remain on our approved supplier list and approved subcontract list respectively.

(c)	On-site quality checks and handing over inspection

All partial and completed works must be properly preserved to prevent damage on-site. On-site quality checks are conducted daily and the final inspection is conducted with our customer at the handover stage.

(d)	Customer feedback

We obtain feedback from our customers annually on a sampling basis, to assess and monitor our customers’ perception of whether their needs and expectations have been met. We also obtain feedback through ongoing communications with our customers. The indicators in the customer survey form include (i) quality of our service, (ii) quality of safety, (iii) timeliness of response, (iv) pricing, (v) attendance in meetings, (vi) quality of our staff, (vii) on-site inspection of works, (viii) adequacy of documentation, (ix) timeliness of complaint handling and (x) communication. We analyze the responses received and note areas for improvement for implementation.

(e)	Internal audit

We conduct an internal audit of our quality management system annually to ensure compliance with, and effectiveness of, our procedures.

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Marketing and Business Development

We do not have a dedicated marketing and sales team but instead rely on our executive team and marketing manager for maintenance and acquisition of existing and new customer relationships respectively. Otherwise, we do not engage in material marketing activities other than engaging with our existing customers. As we have been established in Singapore for over 20 years, our main source of project opportunities comes from invited tenders by private customers who may be returning customers or know us from word-of-mouth recommendation.

Our Major Customers

Our customer base comprises mainly private customers who are either the main contractor, developer or owner of a building development or A&A project.

The table below sets out the customers who accounted for 5.0% or more of our Group’s total revenue for the 6 months ended June 30, 2021 and 2022:

			Percentage of revenue (%)
Name of customer	Services provided	Our Role	2021	2022
OUE Limited	A&A Works	Main contractor for fit-out works	18	20
ACU (1955) Contract Pte Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	41	8
FineBuild-Ninefold Group Construction Company (Private) Limited (“Ninefold”)	Supply Building Materials	Supplier of material	5	1
Penta-Ocean Construction Co Ltd	Drywall Partition Works	Subcontractor for fit-out works	6	-
SDK Consortium	Drywall Partition & Ceiling System	Subcontractor for fit-out works	13	33
GS Engineering	Acoustic Woodwool Cement Board Works	Subcontractor for fit-out works	7	5
Wee Hur Construction Pte Ltd	Drywall Partition & Ceiling Works	Subcontractor for fit-out works	1	9
Mr. Lim Kok Ann	A&A Works	Main contractor	-	9
TLE Pte Ltd	Interior Design Fit-Out Works	Subcontractor	-	7

The table below sets out the customers who accounted for 5.0% or more of our Group’s total revenue for the fiscal years ended 2020 and 2021:

			Percentage of revenue (%)
Name of customer	Services provided	Our Role	2021	2020
OUE Limited	A&A Works	Main contractor for fit-out works	50	-
ACU (1955) Contract Pte Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	18	52
FineBuild-Ninefold Group Construction Company (Private) Limited (“Ninefold”)	Supply Building Materials	Supplier of material	-	15
Penta-Ocean Construction Co Ltd	Drywall Partition Works	Subcontractor for fit-out works	-	11
SDK Consortium	Drywall Partition & Ceiling System	Subcontractor for fit-out works	12	-
GS Engineering	Acoustic Woodwool Cement Board Works	Subcontractor for fit-out works	5	-
Tiong Aik Construction Pte Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	5	8
DeBenHo Pte Ltd	Partition & Ceiling Works	Subcontractor for fit-out works	-	8

We receive progress payments for our work performed and revenue is recognized based on the stage of completion of our projects. The fluctuation in revenue contribution from our customers varies from year to year as revenue contribution is on project basis and revenue is recognized based on the stage of completion. Therefore, a higher value project, more projects from a customer and/or more works completed during a financial year or period will result in a higher percentage of revenue attributed to a customer. Please refer to the risk factor “We are dependent on our major customers and any significant decrease in projects secured from them may affect our operations and financial performance” set out in the section entitled “Risk Factor” in this prospectus.

We are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major customers.

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As of December 31, 2021, none of our directors, executive officers, or significant shareholders has any interest, direct or indirect, in any of our major customers, except Ninefold is a joint venture related party – see “Related Party Transactions.”

Our Major Suppliers and Subcontractors

The table below sets out the suppliers or subcontractors who accounted for 5.0% or more of our Group’s total cost of revenue for the six months ended June 30, 2021 and 2022:

		Percentage of cost of revenue (%)
Name of Supplier / Subcontractor	Products / services supplied	2021	2022

ATA Building Materials Pte Ltd	Building Materials	21	7
Shang Teng Construction Pte Ltd	Subcontractor	10	18
TLE Pte Ltd	Subcontractor	5	-
Radiation Control (Asia Pacific) Pte Ltd	Building Materials	5	-
Vroy Insulation Pte Ltd	Subcontractor	6	-
Insul-Dek Enginnering Pte Ltd	Subcontractor	4	8
Like Building Construction Pte Ltd	Subcontractor	6	6
Beveglass Construction Pte Ltd	Subcontractor	-	5
CL Project	Subcontractor	6	-

The table below sets out the suppliers or subcontractors who accounted for 5.0% or more of our Group’s total cost of revenue for the years ended December 31, 2021 and 2020:

		Percentage of cost of revenue (%)
Name of Supplier / Subcontractor	Products / services supplied	FY2020	FY2021

ATA Building Materials Pte Ltd	Building Materials	24	10
Shang Teng Construction Pte Ltd	Subcontractor	11	5
TLE Pte Ltd	Subcontractor	-	6
Radiation Control (Asia Pacific) Pte Ltd	Building Materials	7	-
Vroy Insulation Pte Ltd	Subcontractor	-	5
Apexlink Pte Ltd	Subcontractor	-	6
Tai Sheng Creative Pte Ltd	Subcontractor	-	5

We do not enter into any long-term supply or service contract with any of our suppliers or subcontractors. We make payments to our suppliers and subcontractors based on invoices and progress claims and the cost of revenue varies from year to year as the nature of our business is on project basis. Our cost of revenue varies depending on, inter alia, (i) the value of our project, (ii) the nature of works undertaken – for instance, main construction projects will typically incur higher subcontracting costs, (iii) the amount of works performed during the financial year or period, and (iv) the profit margin.

We are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major suppliers and subcontractors.

None of our directors, executives or significant shareholders has any interest, direct or indirect, in any of our major suppliers and subcontractors.

Credit Management

Credit terms extended to our customers

During the bid tender phase, we will consider the creditworthiness of the customer and the key contract terms, including progress payment terms, retention money and performance bonds. We will also take into consideration the past payment history of the customer or in the case of a new customer, its industry reputation with respect to payment to its subcontractors. Our credit terms to our customers are typically 30 days.

The trade receivables’ aging for our Group as of June 30, 2021 and 2022 were as follows:

	June 30, 2021		June 30, 2022
Current	S$	1,501,142	1,342,806
From 1 to 30 days	S$	-	412,015
From 31 to 60 days	S$	-	70,941
From 61 to 90 days	S$	-	5,350
More than 90 days	S$	9,363	9,363
Total	S$	1,510,505	1,840,474

The trade receivables’ aging for our Group as of December 31, 2021 and 2020 were as follows:

	December 31, 2020		December 31, 2021
From 1 to 30 days	S$	562,959	S$	4,647,064
From 31 to 60 days	S$	39,963	S$	42,080
From 61 to 90 days	S$	0	S$	0
More than 90 days	S$	30,480	S$	9,363
Total	S$	633,402	S$	4,698,507

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Our Group reviews the trade debts and follows up on the outstanding debts on a monthly basis. Our average trade receivables’ turnover days are generally in line with the credit terms extended to our customers.

Credit terms from our suppliers and subcontractors

Generally, our suppliers grant us credit terms ranging from 0 to 60 days from delivery of products and services.

Insurance

We maintain, inter alia, the following insurance policies to cover among others, our operational, human resource and fixed assets risks:

-	public liability insurance;

-	work injury compensation for our employees;

-	foreign worker medical insurance, as stipulated by the Ministry of Manpower, to cover hospitalization costs in Singapore;

-	commercial vehicle insurance for vehicles used in connection with our business;

-	fire insurance, for our office equipment (including furniture, fixtures, fittings, telephone and electrical installations), additions, renovations and raw materials; and

-	fidelity insurance.

We are of the view that our insurance coverage is adequate for our business operations and is in line with industry standards. The above insurance policies will be reviewed annually for the adequacy of our insurance coverage.

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Intellectual Property

FBS SG has registered the following trademark:

Trademark	Country of registration	Class	Trademark number	Filing date	Validity period
	Singapore	37 (building services; civil construction services; redevelopment of buildings; property development (building and construction services); installation services)	40201813460Q	July 11, 2018	Valid until July 11, 2028

Except as disclosed above, our business and profitability are not materially dependent on any other intellectual property.

Properties and Fixed Assets

FBS SG leases the following properties:

Lessor / Sub-lessor	Location	Area (sq ft)	Tenure	Description of Use
Hong Aik Pte. Ltd.	21 Kian Teck Road Singapore 628773	Occupied by 18 employees	One year from November 1, 2022	Workers’ accommodation

None of the above leases may be unilaterally terminated by the lessor. Our Group does not own any properties.

Corporate Social Responsibility

Our Board will establish a corporate social responsibility policy which will include the review and/or recommendation of the following areas of our Group’s activities:

Workplace safety and health – due to the nature of our industry, workplace safety and health is a material environmental, social and governance (“ESG”) factor. Please refer to the section entitled “Workplace Safety and Health Policy” of this prospectus for further details;

Environmental management and occupational health safety – due to the nature of our industry, environmental management and occupational health safety is a material ESG factor. Please refer to the section entitled “Workplace Safety and Health Policy – Environmental Management and Occupational Health Safety” of this prospectus for further details;

Key stakeholders, such as suppliers, customers and employees – please refer to the sections entitled “Quality Management”, “Credit Management” and “Staff Training Policy” of this prospectus for further details; and

Regulatory compliance - please refer to the section entitled “Government Regulations” of this prospectus for further details.

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Workplace Safety and Health Policy

We have an occupational, health and safety management system and policy in place, and as of December 31,2021, we obtained ISO 45001:2018 certification (replacing OHSAS 18001-2007), which is an international standard that specifies requirements for an occupational health and safety management system, with guidance for its use, to enable an organization to proactively improve its occupational health and safety performance in preventing injury and ill-health. ISO 45001-2018 certification is a requirement for bizSAFE Level Star certification and some of our customers consider certifications including ISO 45001:2018 and/or bizSAFE Level Star when inviting subcontractors to tender, and accordingly such certifications also may increase our project opportunities. A summary of our workplace safety and health policies is set out below:

Workplace Safety

Workplace safety includes aspects related to safety at the work site and ensuring that occupational hazards are identified and assessed and actions are taken to reduce workplace accidents. These cover areas such as:

●	Conditions of the workplace, such as adequate working area, lighting, ventilation, and temperature control, water leakage, mold, airborne hazards and obstructions should be cleared. Exits should be clearly marked and potential trip hazards such as wire cords should be secured.
●	Electrical safety, such as being aware of electrical hazards, and checking that electrical equipment and devices are in good condition and use in a proper manner.
●	Fire safety, such as ensuring the proper functioning of emergency fire sprinkler heads, clearly marked and unobstructed emergency exits and lighting and that firefighting equipment are in good condition and available for emergency use.
●	Protective equipment, such as the availability of the proper type of protective equipment and that they are in good condition. First aid kits should be maintained and in good condition.
●	Safety toolbox meetings are conducted daily or as requested by the main contractor at the work site to ensure that workers present for work that day are fit for work and that they have been issued with the proper protective equipment.

Environmental Management and Occupational Health Safety

As of December 31, 2021, we upgraded our ISO certification to ISO 14001:2015, which certification is the first international environmental management standard that provides an integrated approach to environmental management that emphases sustainability. This cover areas such as:

●	Noise pollution control, including taking measures to ensure that our employees are not exposed to excessive noise and that we are working within the permissible noise levels at the work site. We also provide hearing protectors to our employees and annual audiometric examination for employees exposed to excessive noise;
●	Air pollution control, including taking measures to control and minimize air pollution from our machinery and vehicles;
●	Chemical spillage control, including ensuring that toxic, corrosive and flammable chemicals are accompanied with safety data sheet and that their use is in accordance with instruction;
●	Waste management, including ensuring that each type of waste (general waste, hazardous waste, reusable packaging or materials) are segregated and disposed accordingly; and
●	Conservation of resources and environment, including being energy-efficient, reducing or eliminating the use of ozone-depleting substances.

Our environmental objectives are to have a zero-environmental accident record and to not receive any fines or penalties from the NEA. Our environmental management system covers hazard identification, emergency response, regulatory compliance, implementation, incident reporting and evaluation.

Our annual cost of compliance with applicable workplace safety and environmental regulations during the Period Under Review was not material.

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Staff Training Policy

An annual training plan is reviewed annually to ensure that employees are able to carry out their scope of work competently and safely. All new employees go through an orientation program and are assigned to a supervisor for on-the-job training. We also organize training courses conducted by external parties. Our annual staff training costs during the last two years was not material.

Research and Development

Due to the nature of our Group’s business, we are not required to carry out any research and development activities. As such, we did not incur any expenses in relation to research and development activities in the last 2 fiscal years.

Competition

The construction industry in Singapore, including interior fitting-out works and main contractor works, is highly competitive and fragmented. Our Group has an established track record in interior fitting-out works, in particular for hospital construction projects in Singapore, and main construction project experience. To the best of our knowledge and belief, while there is no comparable industry peer with an identical project profile, we consider Dong Jian (Singapore) Pte Ltd, Top Plasterceil Pte Ltd and Lincotrade & Associates Pte Ltd to be our main competitors in interior fitting-out works.

None of our directors or substantial shareholders or their respective associates has any interest, direct or indirect, in any of the above competitors. To the best of our knowledge and belief, there are no published statistics that present the market share of interior fitting-out works in Singapore. With regard to main construction works, the industry is similarly competitive and fragmented and as we take on main construction projects as and when the project opportunity arises, we believe that is no meaningful comparison of market share and competitors.

Impact of COVID-19 on our Business and Operations

Singapore Control Order Regulations

On April 3, 2020, the Multi-Ministry Taskforce of the Singapore government implemented an elevated set of safe distancing measures to pre-empt the trend of increasing local transmission of COVID-19 from April 7, 2020 (“Circuit Breaker Measures”). On April 7, 2020, the Singapore Parliament passed the COVID-19 (Temporary Measures) Act 2020 (“COVID-19 Act”) which provided the Singapore Government the legal basis to enforce the Circuit Breaker Measures, and the COVID-19 (Temporary Measures) (Control Order) Regulations 2020 (“Control Order Regulations”) under the COVID-19 Act to implement the Circuit Breaker Measures. The Control Order Regulations imposed restrictions on premises and businesses in relation to the closure of premises and respective controls on essential and non-essential service providers, and the movement of people, both in public places and in places of residence. The Circuit Breaker Measures were imposed under the Control Order Regulations during the period between April 7, 2020 and June 1, 2020.

On May 19, 2020, the Multi-Ministry Taskforce announced that the Circuit Breaker Measures would end on June 1, 2020 and the Multi-Ministry Taskforce would embark on a controlled approach to resume economic and community activities and progressively lift the relevant control measures in place after June 1, 2020 over three phases.

Since May 1, 2020, the Singapore government introduced various measures to adapt to increasing and decreasing infection rates, increasing restrictions or easing up on gathering, workplace and travel restrictions as appropriate to help mitigate infections. The Singapore government continues to monitor and adjust restrictions, and may determine the need to implement more restrictions in the future.

Insurance

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational work injury, and medical insurance for our employees in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore, in Malaysia and in the markets in which we operate.

Legal Proceedings

As of the date of this Prospectus, we are not party to any significant proceedings.

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REGULATORY ENVIRONMENT

Contractors Registration System

The construction industry in Singapore is regulated by the Commissioner of Building Control (“CBC”), whose primary role is to develop and regulate Singapore’s building and construction industry. Registration in the Contractors Registration System maintained by the BCA is a pre-requisite to tendering to Singapore Government agencies for public sector projects. FBS SG is registered under (i) Construction Workhead (CW) and (ii) Construction-Related Workhead (CR) with the specific requirements below:

Workheads	Title	Scope of Work	Grade	Expiry Date

CR06	Interior Decoration and Finishing Works	Interior design, planning and the decoration of buildings. This includes ceiling panels, partitions, built-in fitments, raised floor works, plastering and tiling.	L5	July 1, 2025

CW01	General Building	(a)

All types of building works in connection with any structure, being built or to be built, for the support, shelter and enclosure of persons, animals, chattels or movable property of any kind, requiring in its construction the use of more than two unrelated building trades and crafts. Such structure includes the construction of multi-storey car-parks, buildings for parks and playgrounds and other recreational works, industrial plants, and utility plants.

				B2	July 1, 2025

		(b)	Addition and alteration works on buildings involving structural changes.

		(c)	Installation of roofs.

Tendering limits for different grades under the Contractors Registration System

The tendering limit for projects in the public sector is determined by one’s qualified grade under the Contractors Registration System. Such tendering limit for each respective grade is valid for one year from July 1 to June 30 of the following year Currently, the tendering limit for our L5 grading in CR06 (Interior decoration and finishing works) workhead is $15 million and B2 grading in CW01 (General building) workhead is $15 million.

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Registration and retention requirements

The validity for a first-time registration is for a period of three years. Registration will thereafter lapse automatically unless a renewal (for a period of three years) is filed and approved by BCA. In order to apply for, maintain and renew the registrations under the Contractors Registration System, there are different requirements to be complied with for different grades, including but not limited to requirements relating to minimum paid up capital and net worth, employment of certain personnel with prescribed qualifications, and track record of past and current projects. Please refer to the section entitled “Risk Factors.” We are reliant on the renewal of our existing registrations and licenses” of this Offer Document for further details of our risks.

Some of the specific requirements to be complied with as at the Latest Practicable Date are as follows:

			Requirements
Workhead	Title	Grade	Minimum Paid-Up Capital & Minimum Net Worth (S$)		Track Record (completed projects in the past three years in all cases)(1) (S$)	Personnel – Management & Development(2) (3)	License Requirements
CR06	Interior decoration and finishing works	L5	S$	500,000	S$10.0m of which S$1.0m SP	1P or 2T, one with at least 8 years of relevant experience of which minimum 1P/T with BCCPE	ISO45001/ OHSAS18001/ BizSAFE Level 3

CW01	General building	C1	S$	300,000	S$3.0m	1RP/P and 1T of which 1RP/P/T with BCCPE	ISO45001/ OHSAS18001/ BizSAFE Level 3 General Builder License Class 1 or Class 2 (GB1 or GB2) GGBS(4)

Notes:

(1)	On-going projects are acceptable for renewal and “PS” refers to minimum projects executed in Singapore, MC refers to minimum main contracts (nominated sub-contracts may be included) and “SP” refers to minimum size single main contract or sub-contract.

(2)

“RP” shall mean a minimum professional qualification with a degree in Civil / Structural Engineering recognized by the Professional Engineers Board of Singapore or equivalent qualifications approved by the BCA. “P” shall mean a minimum professional qualification with a recognized degree in Architecture, Building, Civil / Structural, Mechanical or Electrical Engineering or equivalent qualifications approved by the BCA. “T” shall mean a minimum technical qualification with a polytechnic diploma in Architecture, Building, Civil / Structural Mechanical, Electrical Engineering or equivalent awarded by the BCA Academy, Nanyang Polytechnic, Ngee Ann Polytechnic, Republic Polytechnic, Singapore Polytechnic, Temasek Polytechnic or such other diplomas or qualifications as approved by the BCA from time to time.

(3)	“CCPP” shall mean a Certified Construction Productivity Professional. “BCCPE” shall mean Basic Concept in Construction Productivity Enhancement (Certificate of Attendance) conducted by the BCA Academy. “SDCP” shall mean Specialist Diploma in Construction Productivity conducted by the BCA Academy.

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Builders’ Licensing Scheme

The Building Control Act 1989 of Singapore (“Building Control Act”) and the Building Control (Licensing of Builders) Regulations 2008 set out the requirements for the licensing of builders. All builders carrying out building works where plans are required to be approved by the CBC and builders who work in specialist areas which have a high impact on public safety will require a builder’s license. The requirement applies to both public and private construction projects.

There are two types of builder’s licenses, namely, the GB License and the specialist builder’s license. FBS SG possesses the GB1 License that authorizes the builder to carry on the business of a general builder without restriction in contract value.

To qualify for the GB1 License, the following conditions must be met:

Financial	Approved person(1)		Technical controller(2)
(minimum paid-up capital)	Course	Practical experience	Course	Practical experience
S$300,000	A course leading to a Bachelor’s degree or postgraduate degree in any field	At least 3 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification	A course leading to a Bachelor’s degree or postgraduate degree in a construction and construction-related fields(11)	At least 5 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification
or
	A course leading to a diploma in a construction and construction-related fields(3).	At least 5 years (in aggregate) of practical experience in the execution of construction projects (whether in Singapore or elsewhere) after attaining the corresponding qualification
or
	A course conducted by BCA known as “Essential Knowledge in Construction Regulations & Management for Licensed Builders”	At least 10 years (in aggregate) of practical experience in the execution of construction projects in Singapore

Notes:

(1)	The approved person shall not have acted as an approved person or the technical controller of a licensee whose license has been revoked in the 12 months preceding the date of application for the license by the licensee. The approved person must not be acting, for so long as he is the approved person for the licensee that he does not intend to act, as a technical controller for any other company with or holding a license. The approved person must give his consent for carrying out the duties of an approved person for the applicant of the license.

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(2)	The technical controller is the appointed key personnel under whose personal supervision the execution and performance of any general building works or specialist building works in Singapore that the licensee undertakes is carried out. The technical controller(s) could be the sole proprietor, partner, director or member of board of management of the licensee or an employee (being a person employed in such a manner and with such similar duties and responsibilities as a partner, director or member of its board of management). The technical controller shall not have acted as an approved person or the technical controller of a builder whose license has been revoked in the 12 months preceding the date of application for the license by the licensee. The technical controller must not be acting, for so long as he is the technical controller for the licensee, as a technical controller for any company with or applying for a license. The technical controller must give his consent to carrying out the duties of a technical controller for the applicant of the license

(3)	“Construction and construction-related field” means the field of architecture, civil or structural engineering, mechanical or electrical engineering, construction or project management, quantity surveying or building science, facilities or estate management.

Green and Gracious Builder Scheme

BCA launched the Green and Gracious Builder Scheme in February 2009 to promote environmental protection and gracious and professional practices during the construction phase of projects. It is also a requirement to hold the Green and Gracious Builder Award for contractors with grade B2 and above for construction workheads (CW) under the CRS. FBS SG currently holds the BCA Green and Gracious Builder Award in the “Certified” category, which was first issued on May 9, 2018 with an expiry date of May 8, 2024. The Green and Gracious Builder Award will be valid for 3 years. During this period, surveillance audits will be conducted on a yearly basis. Renewal audits will be carried out by BCA every 3 years to maintain the validity of the Green and Gracious Builder Award.

Building Control Act

Every proposed property development in Singapore requires written permission from the Urban Redevelopment Authority (“URA”) setting out specific requirements and limits for the development, such as land use, gross plot ratio, building height and building form on the development site. Once the URA has given the written permission, an application will be made to the CBC for the building plan approval in respect of the development and/or a permit for carrying out the structural works. Construction may then commence upon receipt of the notice of approval and permit to carry out structural works from the CBC, in accordance with such approvals, to be elaborated below.

In the event that the development site is owned by the JTC Corporation, approval is also required to be obtained from JTC Corporation. In a case where changes are required to the designation use of a development site, approval from URA is required.

Under the Building Control Act, a builder undertaking any building works shall, among other duties: (i) ensure that the building works are carried out in accordance with the plans of the building works supplied to it by the appointed registered architect or professional engineer for the project and with any terms or conditions imposed by the CBC in accordance with the Building Control Act and the building regulations, (ii) notify the CBC of any contravention of the Building Control Act or the building regulations relating to those building works of which the builder knows or ought reasonably to know; (iii) keep at the premises on which the building works are carried all plans of those building works approved by the CBC and supplied to him by the appointed registered architect or professional engineer for the project; and (iv) within seven days from the completion of the building works, certify that the new building has been erected or the building works have been carried out in accordance with the Building Control Act and the building regulations and deliver such certificate to the CBC.

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Employment Act

Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) governs most employment matters such as public holidays and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions, termination and dismissal, and also governs, among other things and where applicable, working hours, overtime, rest days, holidays and other conditions of work or service.

Employment of foreign workers in Singapore

Work passes and permits

Pursuant to the Immigration Act 1959 of Singapore (“Immigration Act”), no person, other than a citizen of Singapore, shall enter or attempt to enter Singapore unless, inter alia, he is in possession of a valid pass lawfully issued to him to enter Singapore. Such valid pass would include, inter alia, a valid work pass issued by the Controller of Work Passes under the EFMA (as defined below) and the regulations issued pursuant to the EFMA, including passes such as Work Permits (including a training work permit), S Passes and Employment Passes. The work passes are categorized by the professional skill level and monthly salary of the migrant worker. There are applicable quotas and levies payable for S Pass and Work Permit Holders. A work pass may be in the form of a card or in an endorsement made in the passport or other travel document of the work pass holder or in such other form as the Controller of Work Passes may determine.

Employment of Foreign Manpower Act

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 19“0 (“EFMA”) and the regulations issued pursuant to the EFMA and regulated by the Ministry of Manpower (“MOM”). The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

Under Section 5(1) of the EFMA, no person shall employ a foreign employee unless he has obtained in respect of the foreign employee a valid work pass from the MOM, which allows the foreign employee to work for him.

The availability of foreign workers to the construction industry is also regulated by the MOM through, among others, the following policy instruments:

(i)	approved source countries;

(ii)	the imposition of security bonds and levies;

(iii)	dependency ratio ceilings based on the ratio of local to foreign workers; and

(iv)	quotas based on the man year entitlements (“MYE”) in respect of workers from the People’s Republic of China (“PRC”) non-traditional sources such as India, Sri Lanka, Thailand, Bangladesh, the Republic of the Union of Myanmar and the Philippines (“NTS”).

Approved source countries

The approved source countries for construction workers are Malaysia, the PRC, NTS countries and North Asian sources such as Hong Kong (holders of Hong Kong Special Administrative Region passports), Macau, South Korea and Taiwan (“NAS”).

Security bonds and foreign worker levy

For each non-Malaysian Work Permit holder whom a company wants to employ, a security bond of S$5,000 in the form of a banker’s guarantee or insurance guarantee is required to be furnished to the Controller of Work Passes. The security bond must be furnished prior to the foreign worker’s arrival in Singapore, failing which entry into Singapore will not be allowed. Malaysian workers are exempt from the above requirement of furnishing a security bond.

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The employment of Work Permit workers is also subject to the payment of monthly levies. The levy is a mechanism to regulate the number of foreign workers in Singapore. For the construction sector, employers pay the requisite foreign worker levy according to the qualification of the foreign workers employed. A daily levy rate will apply where the Work Permit holder did not work for a full calendar month.

Tier	Monthly	Daily
Malaysians and NAS – Higher-Skilled	$300	$9.87
Malaysians and NAS – Basic-Skilled	$700	$23.02
NTS and PRC – Higher-Skilled, on MYE	$300	$9.87
NTS and PRC – Basic-Skilled, on MYE	$700	$23.02
NTS and PRC – Higher-Skilled, MYE waiver	$600	$19.73
NTS and PRC – Basic-Skilled, MYE waiver	$950	$31.24

Employers of foreign workers will have to pay a levy bond for each Work Permit holder (of S$600 per month for each basic-skilled or higher-skilled worker and of S$2,000 per month for each unskilled worker). Levy bonds are payable under certain scenarios, such as where the workers’ Work Permits have been revoked because of unpaid levies, or if there have been late levy payments in at least three (3) times in a 12-month period. The levy bond monitoring period is usually twelve (12) months, and the levy bond will be released when this monitoring period expires, subject to the possibility of extension if there are more delays in levy payment.

Dependency ratio ceilings

The dependency ratio ceiling for the construction industry is currently set at a ratio of one (1) full-time local employee earning at least S$1,400 per month (“Local Qualifying Salary”) to seven (7) foreign workers. This means that for every one (1) full-time Singapore citizen or Singapore permanent resident earning at least the Local Qualifying Salary employed by a company in the construction sector with regular full month Central Provident Fund contributions made by the employer, the company can employ seven (7) foreign workers. Additionally, the full-time Singapore citizen or Singapore permanent resident earns at least half the Local Qualifying Salary (at least S$700 per month, up to S$1,400 per month) with regular full month Central Provident Fund contributions made by the employer, the Singapore citizen or Singapore permanent resident employee will be counted as a 0.5 local employee.

Minimum percentage of higher skilled workers

As of January 2018, at least 10.0% of a country’s construction Work Permit holders must be higher-skilled before an employer can hire any new basic-skilled construction Work Permit holders or renew the Work Permits of existing basic-skilled foreign workers.

As of January 2019, firms that do not meet the 10.0% threshold will not be able to hire or renew the Work Permits of any basic skilled construction Work Permit holders and will also have the Work Permits of any excess basic skilled construction Work Permit holders revoked.

Man Year Entitlements

Man Year Entitlements, or MYE, is a Work Permit allocation system for employment of foreign workers from NTS countries and the PRC. MYE represents the total number of Work Permit holders a main contractor is entitled to employ based on the value of the projects or contracts awarded by the developers or owners. The allocation of MYE is in the form of the number of “man-years” required to complete a project and only main contractors may apply for MYE. One man-year is equivalent to one year’s employment under a Work Permit. All levels of subcontractors are required to obtain their MYE allocation from their main contractors. A main contractor’s MYE will expire on the completion date of the relevant project, which can be extended if the completion date of the project is extended. MYE are allocated to a contractor when it applies for prior approval (“PA”). For main contractors applying for PA, MYE deductions are made according to the number of foreign workers and type of Work Permits applied for and approved by the Work Pass Division of the MOM. For a subcontractor’s PA application, the main contractor supplying the MYE must indicate the MYE allocation in the subcontractor’s PA application form when applying on the subcontractors’ behalf. When approved, the main contractor’s MYE will be deducted accordingly.

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Contractors can apply for MYE waivers to allow them to apply or renew the Work Permits of experienced foreign workers from NTS and the PRC without the need for MYE. However, they will be subject to higher MYE-waiver levy rates

Required safety courses

Foreign workers in the construction industry must take one of the following safety courses before their Work Permits can be issued: (i) Construction Safety Orientation Course (“CSOC”) or (ii) Apply Workplace Safety and Health in Construction Sites. Foreign workers must complete the course within two (2) weeks of arriving in Singapore and the Work Permit cannot be issued until the workers complete the course.

Age restrictions

With respect to foreign workers from the PRC and the NTS countries, basic-skilled foreign workers are allowed to work up to a maximum of 14 years, while higher-skilled foreign workers are allowed to work up to 26 years. There is no maximum employment period for foreign workers from Malaysia or NAS. The maximum age limit for non-Malaysian and Malaysian foreign workers at the time of application of Work Permit is below 50 years old and below 58 years old, respectively. All foreign workers regardless of country of origin can only work up to 60 years of age.

Prior approval

Construction companies must have prior approval (“MOM PA”) from the MOM to employ foreign workers from NTS countries and the PRC. The MOM PA indicates the number of foreign workers a company is allowed to bring in from NTS countries and the PRC. It also determines the number of workers who can have their Work Permits renewed, or who can be transferred from another company in Singapore. The MOM PAs are given based on the (i) duration of the work permits applied for, (ii) number of full-time local workers employed by the company over the past three (3) months as reflected in the Company’s CPF contribution statements and (iii) number of man-years allocated to the company (for main contractors) or the man-years directly allocated from the Company’s main contractor (for subcontractors). The new foreign workers from NTS countries or the PRC must also possess a Skills Evaluation Certification or the Skills Evaluation Certificate (Knowledge) before they are allowed to work in Singapore.

Work Permit conditions

Employers are required to comply with the conditions of the Work Permits, such as the requirement for the foreign worker to pass a medical examination and to provide acceptable accommodation for their foreign workers. Other conditions of the Work Permits which employers of foreign construction workers are also required to comply with include the following:

(i)	that the foreign worker performs only those construction activities specified in the conditions;

(ii)	ensuring that the foreign worker is not sent to work for any other person, except as provided for in the conditions;

(iii)	providing safe working conditions for their foreign workers; and

(iv)	purchasing and maintaining medical insurance with coverage of at least S$15,000 per 12-month period of the foreign worker’s employment (or for such shorter period where the worker’s period of employment is less than 12 months) for the foreign worker’s in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing. Where the employer purchases group medical insurance policy for its foreign workers, the employer shall not be considered to have satisfied the obligation under this condition unless the terms of the employer’s group medical insurance policy are such that each and every individual foreign worker is concurrently covered to the extent as required aforesaid.

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Apart from the EFMA, an employer of foreign workers is also subject to, amongst others, the provisions set out in the Employment Act and the Immigration Act and the regulations issued pursuant to the Immigration Act.

Housing of foreign workers

In accordance with the EFMA, employers must ensure that their foreign workers live in proper housing which complies with the various statutory requirements, and provide the workers’ residential addresses to MOM. The operation of foreign workers’ dormitories has to comply with applicable laws and regulations, including but not limited to the Building Control Act 1989 of Singapore, the Control of Vectors and Pesticides Act 1998 of Singapore, the Environmental Public Health Act 1997 of Singapore, the Fire Safety Act 1993 of Singapore, the Planning Act 1998 of Singapore and the Foreign Employee Dormitories Act 2015 (in the case of dormitories housing 1,000 or more foreign workers).

Composition Fines

In the last two years, we received two composition fines from the MOM with respect to unacceptable accommodation for our employees. The composition fines were from incidents occurring in March 2016 and January 2017, of S$4,000 and S$8,000 respectively, for the contravention of Section 22(1)(a) of the EFMA, in relation to breach of work pass conditions. The first composition fine was in relation to one worker who stayed at an overcrowded accommodation, and the second composition fine was in relation to four workers who stayed at unauthorized accommodation.

Subsequent to the above incidents, our executives have confirmed that our foreign workers are required to strictly comply with their work pass conditions by either staying at FBS SG’s in-house dormitory, at approved dormitories/ quarters or at authorized private housing. All foreign workers’ addresses had to be accordingly updated on the online foreign worker address service. To date, no further action has been taken by the MOM subsequent to the settlement of the aforementioned composition fines.

Building and Construction Industry Security of Payment Act

Under the Building and Construction Industry Security of Payment Act 2004 of Singapore (“BCISPA”), the operation of which is overseen by the BCA, any person who has carried out any construction work or supplied any goods or services under a contract is entitled to a progress payment. The provisions of the BCISPA shall have effect notwithstanding any provision to the contrary in any contract, and any contractual provision which attempts to exclude, restrict, modify or in any way prejudice the operation of the BCISPA shall be void. With the introduction of the BCISPA, a “pay when paid” provision of a contract is now rendered unenforceable and has no effect in relation to any payment for construction work carried out or undertaken to be carried out, or for goods or services supplied or undertaken to be supplied, under the contract.

The BCISPA also contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. A claimant who, in relation to a construction contract, (i) fails to receive payment by the due date (being the date on which the progress payment becomes due and payable) of the response amount which he has accepted, (ii) disputes the payment response provided by the respondent, or (iii) does not receive a payment response by the relevant deadline for response, is entitled to make an adjudication application in relation to the relevant payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount.

An adjudicator shall, in relation to an adjudication application, determine the adjudicated amount (if any) to be paid by the respondent to the claimant, the date on which the adjudicated amount is payable, the interest payable on the adjudicated amount and the proportion of the costs of the adjudication payable by each party to the adjudication.

The claimant has the right to suspend the carrying out of construction work or the supply of goods or services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination as if it were a judgment debt, if, amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant.

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Where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) has the right to make direct payment of the outstanding amount of the adjudicated amount to the claimant, and thereafter recover such payment from the respondent.

Workplace Safety and Health

Under the Workplace Safety and Health Act 2006 of Singapore (“WSHA”), every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health, and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

The MOM has also implemented a single-stage Demerit Points System (“DPS”) for the construction industry. All main contractors and subcontractors in the construction sector will be issued with demerit points for breaches or infringements under the WSHA and relevant subsidiary legislation. Under the DPS, the number of demerit points awarded depends on the severity of the breach or infringement.

Each demerit point issued is valid for a period of 18 months and, subject to there be no further safety lapses, the demerit point subsequently becomes expunged and removed from the records maintained by the MOM in relation to the number of demerit points currently issued to a specific company. Contractors, including all main and subcontractors, who accumulate a pre-determined number of demerit points within an 18-month period, will be debarred from employing foreign workers. An accumulation of a minimum of 25 demerit points within a period of 18 months would immediately trigger debarment for the contractor. In addition, pursuant to Section 56 of the WSHA, the Commissioner may, at his discretion, compound certain offences under the WSHA.

Environmental Laws and Regulations

The Environmental Public Health Act 1987 of Singapore (“EPHA”) requires, among others, a person, during the erection, alteration, construction or demolition of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, among others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety.

The Environmental Protection and Management Act 1999 of Singapore (“EPMA”) seeks to provide for the protection and management of the environment and resource conservation and regulates, amongst others, air pollution, water pollution, land pollution and noise control. Under the Environmental Protection and Management (Control of Noise at Construction Sites) Regulations, the owner or occupier of any construction site shall ensure that the level of noise emitted from his construction site shall not exceed the prescribed maximum permissible noise levels. The National Environment Agency is empowered under the EPMA to, among others, make regulations to control noise pollution by restricting or prohibiting construction works during certain hours.

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Composition Fine

During the Period Under Review and up to the Latest Practicable Date, we received one composition fine from the NEA in relation to an incident of mosquito breeding detected at one of our worksites. We paid a composition fine of S$2,000 imposed on April 2016 for the contravention of Section 15 of the Control of Vectors and Pesticides Act.

SINGAPORE TAXATION

Corporate Tax

The prevailing corporate tax rate in Singapore is 17%, which may be offset by deductions or credits.

Dividend Distributions

One Tier Corporate Taxation System

Singapore adopts the one-tier corporate taxation system (“One-Tier System”). Under the One-Tier System, the tax collected from corporate profits is a final tax and the after-tax profits of the company tax-resident in Singapore (excluding cooperatives) can be distributed to the shareholders as tax-exempt dividends. Such dividends are tax-exempt in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Withholding Taxes

Singapore does not currently impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax (GST)

GST in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 7%, which rate will increase to 8% on January 1, 2023.

Other than as disclosed above, our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Singapore.

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Workplace Safety and Health Act 2006

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while the employees are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

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Work Injury Compensation Act

The WICA, which is administered by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their salary, age or nationality. The WICA does not cover self-employed persons or independent contractors.

The WICA provides that if an employee dies or sustains personal injuries in a work-related accident in the course of the employment, or dies or becomes incapacitated as a result of a disease contracted in specified circumstances, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA.

However, the WICA provides that where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the contractor-employer), the principal may, at the direction of the Commissioner for Labour, be liable to compensate those employees of the contractor-employer who were injured while employed in the execution of work for the principal

Under the WICA, every employer is required to insure and maintain insurance under approved policies with a designated insurer against all liabilities which he may incur under the WICA in respect of all employees employed by him unless specifically exempted. Further, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work who earn S$2,600 or less a month.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020

On March 26, 2020, the Ministry of Health of Singapore promulgated the Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020 under the IDA.

COVID-19 (Temporary Measures) Act 2020

On April 7, 2020, the Singapore Parliament passed the COVID-19 Act. Under Section 34(1) of the COVID-19 Act, the Minister of Health is authorized to make regulations by way of a control order for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore if the Minister of Health is satisfied that the incidence and transmission of COVID-19 in the community in Singapore constitutes a serious threat to public health, and a control order is necessary or expedient to supplement the IDA, and any other written law.

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COVID-19 (Temporary Measures) (Control Order) Regulations 2020

The Control Order Regulations came into effect on April 7, 2020 under the COVID-19 Act to implement the Circuit Breaker Measures. The Control Order Regulations imposed restrictions on, amongst others (a) owners or occupiers of non-residential premises; and (b) permitted enterprises occupying permitted premises and providing an authorized service in accordance with the Control Order Regulations.

Heightened Alert Measures

Between May 16, 2021 and August 6, 2021, the Singapore government introduced two phases, namely the Phase 2 (Heightened Alert) and Phase 3 (Heightened Alert), along with the easing of certain measures within each of such phases. On July 20, 2021, the Singapore government announced the reversion back to Phase 2 (Heightened Alert) measures from July 22, 2021 to August 18, 2021 which superseded the measures introduced on July 19, 2021, during which “work from home” remained the default and employers who needed staff to return to workplaces were required to ensure that there was no cross-deployment at various worksites, and to enforce staggered start times and flexible working hours, and social gatherings at workplaces were not allowed.

On August 6, 2021, the Singapore government announced the easing of some safe management measures. Subsequently, given the exponential rise in COVID-19 cases from the end of August 2021, on September 24, 2021, the Singapore government announced a tightening of safe management measures during the stabilization period between September 27, 2021 and October 24, 2021, which was later extended to November 21, 2021, with a mid-point review. On November 8, 2021, the Singapore government announced calibrated adjustment of safe management measures including the easing of dine-in restrictions and updates to border measures. On December 22, 2021, in response to the global emergence of the Omicron variant, the Singapore government introduced travel restrictions for affected countries or regions and enhanced the testing requirements for travelers.

On February 16, 2022, in preparation for the re-opening after the wave of infections caused by the Omicron variant subsided, the Singapore government announced the easing and streamlining of some safe management measures which took effect on February 25, 2022. The streamlined rules focused on the five safe management measures, namely, rules relating to social gathering group sizes, mask-wearing, workplace requirements, safe distancing and capacity limits.

On April 22, 2022, the Singapore government announced the easing of four out of five safe management measures. The relaxed measures which took effect on April 26, 2022, are: (a) no limits on social gathering group sizes, (b) no limits on workplace capacity, (c) no safe distancing, and (d) no capacity limits for larger settings/ events with more than 1,000 persons. However, mask-wearing remains mandatory indoors outside of a person’s home and remains optional outdoors.

COVID-19 Measures in Relation to our Operations

Under the Control Order Regulations, our business qualifies as a permitted enterprise, which may continue to carry out the business, undertaking or work at the permitted premises of the permitted enterprise without closing those permitted premises to entry by any individual, with the prior permission of the Multi-Ministry Taskforce, and in accordance with the prescribed restrictions for that type of business, undertaking or work or any conditions imposed in the aforementioned permission.

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from both employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer including Singapore citizens who are employed under an agreement entered into in Singapore as a master, a seaman or an apprentice in any vessel. CPF contributions are not payable to permanent residents of Singapore who are employed as seamen. Specified exemptions relating to certain Scandinavian ships/ employers apply: CPF contributions are exempted for a seaman who is a Singapore citizen and is employed (1) In a Swedish or Norwegian ship on terms and conditions of service applicable to Swedish or Norwegian seamen; or (2) By the East Asiatic Co. Ltd. of Denmark on terms and conditions of the agreement between the Danish Shipowners’ Association and the Seamen’s Union in Denmark.

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Intellectual property rights

The protection of industrial designs is provided for under the Registered Designs Act 2000 of Singapore. Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents in Singapore or with the International Bureau of the World Intellectual Property Organization. Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS.

MANAGEMENT

Management Reporting Structure

Our management reporting structure is as follows:

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices located at 74 Tagore Lane, #02-00 Sindo Industrial Estate, Singapore 787498.:

Name	Age	Position
Kelvin Ang	60	Executive Director and CEO
Arthur Kong	40	Independent Director
Lee Puay Khng	67	Independent Director
Charlie Yi	56	Independent Director
Chew Chong Ye	29	Chief Financial Officer
Ang Boon Chuan	43	Senior Project Manager (Architectural)
Li Ming	45	Senior Project Manager (Construction)
Chrysan Yap	45	Marketing Manager

The business and working experience and areas of responsibility of our directors and executive officers are set out below. None of the Executive Officers hold any directorships presently and have not held any directorships over the last five (5) years.

Mr. Kelvin Ang is the CEO and Executive Director of our Group. He was appointed to our Board on March 10, 2022. He has also been an executive director of FBS SG since October 1996. He is responsible for the general management of the Group, with a focus on management and operations matters, such as administrative, finance, human resource and payroll, tender submission and quality surveyance and treasury. He is also responsible for business development and spearheading the business strategies of the Group.

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Mr. Ang has more than 25 years of experience in the construction industry. Prior to joining the Group, Mr. Ang worked for Amcol Building Supplies Pte Ltd, a company engaged in the business of construction and supplying building materials, as a sales manager from April 1992 to June 1996. From July 1981 to December 1991, Mr. Ang was a process engineer at Avimo Singapore Limited, a company engaged in the business of air defense optics.

Mr. Ang obtained a Specialist Diploma in Construction Quality, Environmental, Occupational Health & Safety Management from the BCA in November 2003. He holds a Diploma in Business Efficiency & Productivity (Industrial Engineering), awarded by the NPB Institute for Productivity Training, in April 1994. He also has a Diploma in Production Technology, from the German – Singapore Institute, conferred in December 1986.

Mr. Arthur Kong was appointed to our Board as an independent director on [●] 2023. Mr. Kong is currently the Financial Controller of Grandshores Technology Group Limited (formerly known as SHIS Limited) and its subsidiaries, namely SH Integrated Services Pte. Ltd. (“SH Integrated”) and DRC Engineering Pte Ltd. (“DRC Engineering”). Their principal activities are that of integrated building services and building and construction works in Singapore.

Mr. Kong joined SH Integrated Services and DRC Engineering in October 2015, and played an important role during the listing of SHIS Limited (stock code: 1647) on the Main Board of the Hong Kong Stock Exchange in March 2017. He is currently Executive Director of AK Global Consultants Pte. Ltd., which is engaged in the business of financial advisory and providing accounting services.

Mr. Kong has over 10 years of experience in the field of auditing, accounting and financial management. Prior to joining SH Integrated Services and DRC Engineering, Mr. Kong worked at KPMG Services Pte. Ltd. from February 2011 to October 2015, where he last held the position of audit manager. From April 2007 to January 2011, he worked at Ernst & Young (Malaysia), where he last held the position of senior associate.

Mr. Kong recognizes the importance of due diligence, internal controls and corporate governance through his tenure at, and involvement with the listing of, SHIS Limited, as well as his expertise in accounting, finance and taxation matters for construction companies. He is also involved in the compliance of post-listing requirements, and is thus familiar with regulatory compliance requirements of a listed company.

Mr. Kong is a Certified Practicing Accountant, Australia. He obtained a Diploma of Business from Monash College in October 2002 and a Bachelor of Commerce (Accounting and Finance) from Monash University Australia in December 2006.

Mr. Lee Puay Khng was appointed as an independent director of the Company on [●], 2023. Mr. Lee has over 25 years of experience in investment, financing and mergers and acquisitions in the Chinese market. He has extensive networks and resources in the corporate sectors and investment communities in Singapore and China. Mr. Lee has provided consulting services to many companies and has successfully completed numerous collaborations, mergers and acquisitions, corporate internationalization and overseas listing projects.

Mr. Lee is currently the managing director of Sinolion Capital Group, an investment and consultancy company that focuses on enterprises’ mergers and acquisitions including direct investments and property investments in China. He is also the senior partner of China Bridge Capital, a large private equity fund manager that provides comprehensive services to unlisted companies. Mr. Lee has been the independent director of GOME Finance Technology Co. Ltd., a company listed on the Hong Kong Stock Exchange (stock code: 628), since August 2021.

Mr. Lee joined Singapore Telecom in 1980 and left in 1993 as the country director (China) for Singapore Telecom International (STI), an investment arm of Singtel Group for overseas markets, and represented Singtel to take part in the consortium for the selection of Suzhou Industrial Park in China. Mr. Lee also served as Strategic Planning Director, Motorola China and General Manager for Joint Venture Development in China from 1994 to 1999, and JV Strategic Planning Director for 3Com Asia Pacific (Hong Kong) from 1999 to 2000. From 2000 to 2002, he worked for Vertex Ventures, a subsidiary of the Singapore-based Temasek. From 2002 to 2005, he was the Chief Representative of Singapore Economic Development Board based in China, providing effective technical assistance to many Chinese companies in their business expansion in Singapore. He was later invited to serve as the China investment consultant to the Government of Singapore Investment Corporation Pte Ltd from 2005 to 2007. In 2007, Mr. Lee joined the Sinolion Capital Group. Mr. Lee graduated from the University of Singapore (now known as National University of Singapore) with a Bachelor of Engineering (Electrical Engineering) degree in 1980.

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Mr. Charlie Yi was appointed as an independent director of the Company on [●], 2023. Mr. Yi has over 25 years of venture and private equity investment, management consulting, and start-up experience across multiple countries including the US, Asia, and Middle East. Over many years, he has developed a deep experience in funding and working with early and growth-stage companies in e-commerce, digital media, health tech and consumer, and B2B internet.

Mr. Yi was most recently Chief Development Director at MaxDelivery which sold to Boxed Inc (BOXD) in 2021. My. Yi was a former Managing Director at Cedrus Investments based in Cayman Island and former Chief Strategy Officer and head of investment for Dubai Holding’s Media Group. He has also held senior executive positions in Fox Sports (Formerly ESPN Start Sports), and Itochu Technology (Corporate venture) and was on the founding team of Kozmo.com in 2000.

Mr. Yi began his career at JP Morgan as an analyst in 1990 and also a management consultant at Booz & Co. He holds an MBA from The University of Chicago Booth School of Business with concentrations in finance and economics, and also BS in Mechanical Engineering from Columbia University.

Mr. Chew Chong Ye joined our Group in August 2020 as our Chief Financial Officer. Mr. Chew is responsible for the supervision of the finance team, consolidation of accounts, review of monthly closing, liaison with internal auditor and independent auditor, and monitoring of internal control implementation. He has also been involved in the listing process, providing support for the due diligence process, internal control review and audit

Mr. Chew has over four years of experience in accounting and auditing. Prior to joining our Group, he worked at Stonenest Consultancy Services Pte Ltd, Singapore from February 2019 to July 2020.

Mr. Chew obtained a Bachelor of Commerce (Honours) from Universiti Tunku Abdul Rahman Malaysia

Our Audit Committee believes that Mr. Chew is qualified for the position of CFO of our Group, after having considered:

-	the qualifications and past working experiences of Mr. Chew are compatible with his position as CFO of our Group;

-	his past audit, financial and accounting related experiences;

-	his demonstration of the requisite competency in finance-related matters of our Group in connection with the preparation for the listing of our Company; and

-	the improvements that he has made in our internal controls and financial closing process.

Further, after making all reasonable inquiries, and to the best of their knowledge and belief, we believe that Mr. Chew has the competence, character and integrity expected of a CFO of a publicly listed issuer. In addition, our CFO shall be subject to performance appraisal by our Audit Committee on an annual basis to ensure satisfactory performance.

Mr. Ang Boon Chuan is our Group’s senior project manager. He was appointed as project manager of our Group in October 2006 and is responsible for the project management of our Group’s at work sites, including the monitoring of site progress, supervision of the project team on-site, and liaison with main contractors and subcontractors to ensure project completion on a timely and satisfactory manner.

Mr. BC Ang has more than 20 years of experience in the construction industry. Prior to joining the Group, Mr. BC Ang worked at Dyntek Pte Ltd, a company engaged in the supply of building materials, as a sales coordinator from October 2001 to October 2006. From October 1996 to October 2001, he was site supervisor at Crown Alliance Marketing (Pte) Ltd, a company engaged in the manufacturing and installation of composite panels.

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Mr. BC Ang obtained a Diploma in Supervision from ICS Learning Centres in July 1998. He also obtained a Certificate of Completion of AutoCAD Level 1 from Ngee Ann Polytechnic in May 2004 and a Certification in Building Construction Supervisors Safety from the BCA in May 2008. Mr. BC Ang also obtained a Certificate of completion of Construction Safety Course for Project Managers and a Certificate of completion of Risk Management Course from Hong Tech Consultant Pte Ltd, an Accredited Training Provider of MOM, in June 2011 and January 2012 respectively. He also obtained a Certificate of completion of Work-At-Height Course for Supervisors from ASRECTEC (Access●Safety●Rescue Training & Education Centre) in February 2012 and a Certificate in Successful Completion of CET for CoreTrade Supervisor (Architectural) from the BCA in July 2017.

Ms. Chrysan Yap is our Marketing Manager. Ms. Yap joined our Group in March 1999 and is responsible for managing client accounts, project tendering costing, preparation of bid tender proposals and coordination of progress claims.

Ms. Yap has more than 20 years of experience in the construction industry. Prior to joining our Group, she worked at M & J Plaster Pte Ltd, a company engaged in the construction business, as marketing executive from March 1997 to January 1999. She had also been employed with Fastfixs from October 2013 to January 2019, assisting with project tenders and progress claims.

Ms. Yap has completed the Awareness and Internal Auditor Training on ISO 9001:2015, ISO 14001:2015, SS 506 & OHSAS 18001:2007 from Greensafe International Pte Ltd in October 2017. She has obtained a Certificate in Building Construction Safety Supervisors from the BCA in April 2002 and a Certificate of Merit in Interior Design from the Inspiration Design Training Centre Singapore in March 1997.

Mr. Li Ming joined our Group in May 2021 as a Senior Project Manager in Construction and is responsible for the project management of our group construction work at the sites, including designing, monitoring of site progress, supervision of project team and subcontractors on site, and liaison with authorities and customer to ensure project completion on a timely and satisfactory manner.

Mr. Li has over 20 years of experience in the construction industry. Prior to joining our Group, Mr. Ming worked at Uni- Associated Consultants as a Design Engineer from July 2021 to April 2004, From May 2004 to May 2007 as a Project Engineer at China Construction (South Pacific) Development Co Pte Ltd, From June 2007 to Feb 2021 as a Director at GNG Consultants Pte Ltd.

Other than as disclosed in the section entitled “Shareholders – Ownership Structure,” there is no family relationship between any of our Directors and/or Executive Officers, or between any of our Directors, Executive Officers and Substantial Shareholders.

There is no arrangement or understanding with any of our Substantial Shareholders, customers or suppliers pursuant to which any of our directors or Executives was appointed as our Director or Executive Officer.

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Employees

As of June 30, 2022, our Group had a workforce of 80 full-time employees all of whom were located within our Singapore offices. As of June 30, 2021, we had 61 full-time employees, all of whom were located within our Singapore offices.

The functional distribution of our Group’s employees as of June 30, 2021 and 2022 are as follows:

	As of
Functions	June 30, 2021	June 30, 2022
Management	10	10
Project	42	62
Quantity surveyor/ Drafting	6	5
Finance & Administrative	3	3
Total	61	80

As of December 31, 2021, our Group had a workforce of 60 full-time employees all of whom were located within our Singapore offices. As of December 31, 2020, we had 61 full-time employees, all of whom were located within our Singapore offices.

The functional distribution of our Group’s employees as of December 31, 2021 and December 31, 2020 are as follows:

	As of
Functions	December 31, 2021	December 31, 2020
Management	10	9
Project	42	43
Quantity surveyor/ Drafting	5	6
Finance & Administrative	3	3
Total	60	61

None of our full-time employees are related to our directors and significant shareholders. Any new employment of related employees and the proposed terms of their employment will be subject to the review and approval of our Remuneration Committee. In the event that a member of our Remuneration Committee is related to the employee under review, he will abstain from the review.

We do not employ a significant number of temporary employees.

Our employees are not covered by any collective bargaining agreements and are not unionized. The relationship and co-operation between the management and staff have been good and are expected to continue and remain as such in the future. There has not been any incidence of work stoppages or labor disputes which affected our operations.

Family Relationships

Other that as disclosed below and in the section titled “Directors and Executive Officers” of this prospectus, there are no family relationship between any of our Directors, Executive Officers and/or Controlling Shareholder, or between any of our Directors, Executive Officers and Controlling Shareholder (“Related Employees”).

Name	Position Held	Relationship
Ms. Soh Hoon Ang	Administrative executive	Sister of Mr. Kelvin Ang
Ms. Chia Siew Ngor	Office administrator	Spouse of Mr. Kelvin Ang

The remuneration of the Related Employees is determined on the same basis as those of unrelated employees. The Related Employees do not hold managerial positions in our Group. The compensation of each of the above Related Employees are within the compensation band of S$0 to S$50,000 per annum.

The remuneration of employees who are related to our directors, CEO or substantial shareholders will be reviewed annually by our compensation committee to ensure that their remuneration packages are in line with our staff remuneration guidelines and commensurate with their respective job scopes and level of responsibilities. Any bonuses, pay increases and/or promotions for these related employees will also be subject to the review and approval of our compensation committee. In addition, any new employment of related employees and the proposed terms of their employment will be subject to the review and approval of our compensation committee. In the event that a member of our compensation committee is related to the employee under review, he will abstain from the review.

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2022 Share Incentive Plan

In September 2022, subject to the completion of this offering, our shareholders and board of directors adopted our 2022 share incentive plan, or the 2022 Plan, to motivate attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. Under the 2022 Plan, the maximum aggregate number of ordinary shares which may be issued pursuant to all awards under such plan is [●], which constitutes [10%] of the total issued and outstanding shares of our company on a fully-diluted basis as of the date of adoption. As of the date of this prospectus, we did not grant any awards under the 2022 Plan.

The following paragraphs summarize the principal terms of the 2022 Plan.

Types of awards. The 2022 Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by our board of directors or compensation committee of the board, or the committee.

Plan administration. Our board of directors or the compensation committee administers the 2022 Plan. The board or the committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award agreement. Awards granted under the 2022 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to our employees, directors and consultants.

Vesting schedule. In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the shares. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions, such as transfers to our company or a subsidiary of ours, transfers to the immediate family members of the participant by gift, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the plan administrator or our executive officer or director authorized by the plan administrator, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the plan administrator, pursuant to such conditions and procedures as the plan administrator may establish.

Termination and amendment. Unless terminated earlier, the 2022 Plan has a term of ten years. Our board of directors may terminate, amend or modify the plan, subject to the limitations of applicable laws. However, no such action may adversely affect in any material way any award previously granted without prior written consent of the participant.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at www.FBSGlobal.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit Committee

Arthur Kong, Lee Puay Khng and Charlie Yi will serve on the Audit Committee, which will be chaired by Arthur Kong. Our board of directors has determined that each are “independent” for Audit Committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has designated Arthur Kong as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

-	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
-	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
-	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
-	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
-	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
-	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
-	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
-	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
-	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
-	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
-	reviewing earnings releases.

Compensation Committee

Arthur Kong, Lee Puay Khng and Charlie Yi will serve on the Compensation Committee, which will be chaired by Charlie Yi. The Compensation Committee’s responsibilities include:

-	evaluating the performance of our directors and chief executive officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our directors and chief executive officer, and (ii) reviewing and approving grants and awards to our directors and chief executive officer under equity-based plans;
-	reviewing and recommending to the board of directors the cash compensation of our other executive officers and members of senior management;
-	reviewing and establishing our overall management compensation, philosophy and policy; overseeing and administering our compensation and similar plans;
-	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
-	retaining and approving the compensation of any compensation advisors; reviewing and approving our policies and procedures for the grant of equity-based awards;
-	reviewing and recommending to the board of directors the compensation of our directors; and
-	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination Committee

Arthur Kong, Lee Puay Khng and Charlie Yi will serve on the Nomination Committee, which will be chaired by Lee Puay Khng. Our board of directors has determined that each member of the Nomination Committee is “independent” as defined in the applicable Nasdaq rules. The Nomination Committee’s responsibilities include:

-	developing and recommending to the board of directors criteria for board and committee membership;
-	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
-	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our Nomination Committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our Nomination Committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

●	the requirement under Section 5605(d) of the Nasdaq listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Sectio 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Compensation of Directors and Executive Officers

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the years ended December 31, 2020 and 2021.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (S$)	Bonus (S$)	Other Compensation(1) (S$)
Kelvin Ang (CEO and Director)	2020	156,800	13,800	11,154
	2021	165,600	27,600	13,224

Chew Chong Ye (CFO)	2020	14,261	-	570
	2021	40,200	3,500	3,788

Ang Boon Chuan (Senior Project Manager Architectural)	2020	54,700	4,650	10,095
	2021	57,150	7,200	10,941

Li Ming (Senior Project Manager Construction)	2020	-	-	-
	2021	19,200	-	3,264

Chrysan Yap (Marketing Manager)	2020	72,100	6,100	13,277
	2021	73,200	12,200	14,314

(1) Other compensation includes allowance and employer’s contribution to the Central Provident Fund.

Employment Agreements

The Company has signed the following letters of appointment:

Chew Employment Agreement. Chew Chong Ye, our Chief Financial Officer entered into a letter of appointment with the Company dated July 6, 2020 (the “Chew Employment Agreement”), pursuant to which Mr. Chew was initially appointed as an Accounts Executive. The Chew Employment Agreement provided Mr. Chew with a starting basic salary of S$2,800 per month subject to periodic raises and that his employment was subject to a three month probationary period. Mr. Chew also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives. On April 1, 2022, Mr. Ye’s salary was raised to S$3,800 per month.

Ang Employment Agreement. Ang Boon Chuan, our Senior Project Manager (Architectural) entered into a letter of appointment with the Company dated September 29, 2006 (the “Ang Employment Agreement”), pursuant to which Mr. Ang was initially appointed as a Projects Coordinator. The Ang Employment Agreement provided Mr. Ang with a starting basic salary of S$2,200 per month subject to periodic raises and that his employment was subject to a three month probationary period. Mr. Ang also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives. On August 1, 2022, Mr. Ang’s salary was raised to S$5,500 per month

Li Employment Agreement. Li Ming, our Senior Project Manager (Construction) entered into a letter of appointment with the Company on April 28, 2021 (the “Li Employment Agreement”), pursuant to which Mr. Li was initially appointed as an Accounts Executive. The Li Employment Agreement provides Mr. Ye with a starting basic salary of S$2,400 per month and that his employment was subject to a three month probationary period. Mr. Li also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives.

Yap Employment Agreement. Yap Bee Chang (Chrysan Yap), our Marketing Manager entered into a letter of appointment with the Company on February 26, 1999 (the “Yap Employment Agreement”), pursuant to which Ms. Yap was initially appointed as a Marketing Executive. The Yap Employment Agreement provided Ms. Yap with a starting basic salary of S$6,000 per month and that her employment was subject to a three month probationary period. Ms. Yap also receives other benefits such as annual leave, medical leave and other benefits which are normally given to our executives.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

None of our independent directors received any compensation from our Company in 2021. Under the Directors’ Agreements, the initial annual compensation that is payable to each of our independent directors will be as follows:

Name of Director	Compensation (US$)
Arthur Kong	US$	[20,000]
Lee Puay Khng	US$	[20,000]
Charlie Yi	US$	[20,000]

In addition, our directors are entitled to participate in the Company’s share option scheme as adopted and amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board of Directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment. We plan to enter into indemnification agreements with each of our directors and executive officers, to be effective upon the completion of this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

-	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
-	each of our named executive officers;
-	each of our directors and director nominees; and
-	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 11,250,000 Ordinary Shares of our Company issued and outstanding as of August 2, 2022 before this offering and, [15,000,000] Ordinary Shares issued and outstanding with respect to percent ownership after this offering.

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The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares issued and outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 74 Tagore Lane, Singapore 787498.

	Ordinary Shares Beneficially Owned Before this Offering		Ordinary Shares Beneficially Owned after this Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors:
Directors and Executive Officers
Kelvin Ang	10,165,663	90.4%	10,165,663	67.8%
Chew Chong Ye
Ang Boon Chuan	-	-	-	-
Li Ming	-	-	-	-
Chrysan Yap	-	-	-	-
	-	-	-	-
Arthur Kong	-	-	-	-
Lee Puay Khng	-	-	-	-
Charlie Yi	-	-	-	-

Named Executive Officers and Directors as a Group (8 persons)	10,165,663	90.4%	10,165,663	67.8%
5% or Greater Shareholders
Kelvin Ang	10,165,663	90.4%	10,165,663	67.8%

Total	10,165,663	90.4%	10,165,663	67.8%

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited (“FB Ninefold”)_.

FB Ninefold is a joint-venture incorporated in Sri Lanka in year 2017 to bid a local project. FBS SG hold 30% shares of FB Ninefold. The Company was planning to transfer the shares to 3rd party in late 2019, however due to COVID-19, the share transfer is still pending due to backlog with the local authorities. Currently, FBS SG only supplies material to FB Ninefold at market terms and rates is not otherwise participating in FB Ninefold’s operations.

(b)	54 Pandan Road Pte Ltd (“54 Pandan”)

54 Pandan is a related company as it is under common control with FBS SG as Kelvin Ang, the CEO and a director of the Company, is the sole director of 54 Pandan.

(c)	Fastfix Systems Pte Ltd (“Fastfix”)

Fastfix is related company under common control with FBS SG as Kelvin Ang, the CEO and a director of the Company, is the sole director of Fastfix. Fastfix leases staff on a contract basis to the Company.

(d)	Ang Poh Hwee

Mr. Ang is a former director of FBS SG is the brother of Kelvin Ang, who resigned as a director in May 2022.

(e)	Kelvin Ang

Kelvin Ang will be, until this offering, the sole director and shareholder of FBS Global Limited.

As of November 30, 2022 and for the eleven months ended November 30, 2022

a.	Accounts receivable – related party

As of November 30, 2022, the balances of Accounts receivable – related party were as follows:

		November 30, 2022	November 30, 2022
		SGD (Unaudited)	USD (Unaudited)
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	1,025,727	738,523
Provision for doubtful accounts	(1)	(1,025,727)	(738,523)
Total		0	0

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Movement of the provision of doubtful accounts were as follows:

	November 30, 2022	November 30, 2022
	SGD (Unaudited)	USD (Unaudited)
Beginning balance	970,573	698,813
Addition	55,154	39,710
Ending balance	1,025,727	738,523

b.	Other receivables – related parties

As of November 30, 2022, the balances of other receivables-related parties were as follows:

		November 30, 2022	November 30, 2022
		SGD (Unaudited)	USD (Unaudited)
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(2)	607,131	437,134
Provision for doubtful accounts	(2)	(607,131)	(437,134)
Total		0	0

Movement of the provision of doubtful accounts were as follows:

	November 30, 2022	November 30, 2022
	SGD (Unaudited)	USD (Unaudited)
Beginning balance	589,638	424,539
Addition	17,493	12,595
Ending balance	607,131	437,134

(1) Supply construction material to the Joint Venture company.

(2) Management service provided to the Joint Venture company.

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c.	Due to related parties

As of November 30, 2022, the balances of amount due to related parties were as follows:

		November 30, 2022	November 30, 2022
		SGD (Unaudited)	USD (Unaudited)
Due to related parties
Fastfixs Systems Pte Ltd	(1)	-	-
Kelvin Ang		322,594	232,267
Total		322,594	232,267

d.	Related party transactions

	For the eleven months ended November 30, 2022	For the eleven months ended November 30, 2022
	SGD (Unaudited)	USD (Unaudited)
54 Pandan Road Pte Ltd
Rental of warehouse	-	-
Fine Build-Ninefold Group Construction Company (Private) Limited
Supply construction material	25,633	18,456

e.	Commitments

On November 25, 2020, the Company guaranteed a 5-year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. However, this Letter of Credit has not been drawn down as of the date of this filing.

As of December 31, 2020 and 2021 and for the years then ended.

a.	Accounts receivable – related party

As of December 31, 2020 and 2021, the balances of Accounts receivable – related party were as follows:

		2020 SGD	2021 SGD	2021 USD
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	1,407,144	970,573	718,224
Provision for doubtful accounts		(401,837)	(970,573)	(718,224)
Total		1,005,307	-	-

Movement of the provision of doubtful accounts were as follows:

	2020 SGD	2021 SGD	2021 USD
Beginning balance	-	401,837	297,359
Addition	401,837	568,736	420,865
Recovery	-	-	-
Ending balance	401,837	970,573	718,224

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b.	Other receivables – related parties

As of December 31, 2020 and 2021, the balances of other receivables-related parties were as follows:

		2020 SGD	2021 SGD	2021 USD
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(3)	558,663	589,638	436,333
54 Pandan Road Pte Ltd	(2)	92,873	100,873	74,645
Provision for doubtful accounts	(3)	(558,663)	(589,638)	(436,333)
Total		92,873	100,873	74,645

Movement of the provision of doubtful accounts were as follows:

	2020 SGD	2021 SGD	2021 USD
Beginning balance	558,663	558,663	413,411
Addition	-	30,975	22,922
Recovery	-	-	-
Ending balance	558,663	589,638	436,333

(1)	Supply construction material to the Joint Venture company.
(2)	Rental of warehouse to the related party.
(3)	Provide management service to the Joint Venture company.

c.	Due to related parties

As of December 31, 2020 and 2021, the balances of amount due to related parties were as follows:

		2020 SGD	2021 SGD	2021 USD
Due to related parties
Fastfixs Systems Pte Ltd (1)	(1)	28,960	28,960	21,430
Ang Poh Hwee		452,181	454,761	336,523
Kelvin Ang		118,032	87,415	64,687
Total		599,173	571,136	422,640

(1)	Accrual salaries payable for leased staff from Fastfixs Systems Pte Ltd in FY2017 & FY2018. Payable balance was paid on April 11, 2022.

d.	Related party transactions

	2020 SGD	2021 SGD	2021 USD

54 Pandan Road Pte Ltd
Rental of warehouse	-	50,000	37,000
Fine Build-Ninefold Group Construction Company (Private) Limited
Supply construction material	878,085	552,518	408,863

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e.	Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and the guaranteed loan and interest is scheduled to be repaid in full over 60 monthly installments.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers pursuant to which such individuals have agreed to serve as our executive officers.

We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

See “Management—Employment Agreements, Director Agreements” for additional information.

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Interests of Directors, Controlling Shareholders or Their Associates

In general, a conflict of interest arises when any of our directors, CEO, Controlling Shareholder or their Associates is carrying on or has any interest in any other corporation carrying on the same business or dealing in similar products or services as our Group. Save as disclosed below and in the sections entitled “Interested Person Transactions” and “General Information on our Group – Our Major Customers” of this Offer Document, during the Period Under Review and the period from 1 April 2019 to the Latest Practicable Date:

(a)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any transactions to which our Company or any of our subsidiary was or is a party;

(b)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any entity carrying on the same business or dealing in similar products which competes materially and directly with the existing business of our Group; and

(c)	none of our Directors, Controlling Shareholder or any of their respective Associates has any interest, direct or indirect, in any enterprise or company that is our customer or supplier of goods and services.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 11,250,000 Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 11,250,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

The following are summaries of certain material provisions of our Amended Memorandum and Amended Articles of Association (which we refer to as our post-offering Memorandum and Articles of Association below) and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our post-offering Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Memorandum and Articles of Association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than [ten clear days] is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares. Our post-offering Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering Amended and Restated Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have [15,000,000] Ordinary Shares issued and outstanding.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 3 months after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriters for a period of 6 months from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus Shareholders Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Prospectus Shareholders of our Ordinary Shares held by it. These Ordinary Shares have been registered to permit public resale of such shares, and the Resale Prospectus Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Prospectus Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Prospectus Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$[4.00], which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq market entry and listing fee, all amounts are estimates.

SEC Registration Fee	U$
FINRA Filing Fee	U$
Nasdaq Market Entry and Listing Fee	U$
Printing and engraving expenses	U$
Legal fees and expenses	U$
Accounting fees and expenses	U$
Miscellaneous	U$

Total	U$

These expenses will be borne by us.

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman Pte. Ltd., our counsel as to Cayman Islands law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being March 21, 2022, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

At this time, we do not intend to distribute dividends. However, the entire amount of any cash distribution paid with respect to our Ordinary Shares, if any, (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay, if any, will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

(1)	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

(2)	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

(3)	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

(4)	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING*

In connection with this offering, we will enter into an underwriting agreement with Pacific Century Securities, LLC as representative for the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of our Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Pacific Century Securities, LLC	[●]

Total

The underwriters are committed to purchase all of the shares offered by us other than those covered by the option to purchase additional securities described below, if they purchase any such securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The Company has agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to [●] additional Ordinary Shares at a public offering price of $[●] per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of Ordinary Shares by the underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the Ordinary Shares are being offered.

Discounts and Expenses

The underwriting discounts and commissions are 7.5% of the initial public offering price.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	PER SHARE		TOTAL WITHOUT OVER-ALLOTMENT OPTION		TOTAL WITH OVER-ALLOTMENT OPTION
Initial public offering price	US$	[4.00]	US$	[15,000,000]
Underwriting discounts (7.5%)	US$	[0.30]	US$	[1,125,000]
Proceeds to us, before expenses, to us	US$	[3.70]	US$	[13,875,000]

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[●] per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

The Company has agreed to pay the underwriters’ non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. The Company has also agreed to pay for a certain amount of the underwriter’s accountable expenses including actual accountable road show expenses for the offering; prospectus tracking and compliance software for the offering; the reasonable and documented fees and disbursements of the underwriter’s counsel up to an amount of $130,000; background checks of the Company’s officers and directors; and preparation of bound volumes and cube mementos in such quantities as the underwriter may reasonably request; provided that these actual accountable expenses of the underwriter shall not exceed [$•] in the aggregate, including the fees and disbursements of the underwriter’s counsel. Any expense deposits will be returned to us to the extent the underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The Company estimates that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions will be approximately US$[●].

* Terms of underwriting are to be finalized

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Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers, directors and certain holders of the Company’s Ordinary Shares and securities exercisable for or convertible into its Ordinary Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 3 months and 6 months, respectively, from the date of effectiveness of the offering.

Right of First Refusal

We have granted Pacific Century Securities, LLC (“PCS”) a right of first refusal, for a period of 9 months from the closing of this offering, to act as lead managing underwriter and book runner or minimally as co-lead manager and co-book runner and/or lead or co-lead placement agent at PCS’ discretion, for each and every future public and private equity or debt (excluding commercial bank debt) offering, including all equity linked financings, during such 9 month period, of the Company, or any successor to or subsidiary of the Company.

Determination of offering price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress. Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Company’s Ordinary Shares or preventing or retarding a decline in the market price of its Ordinary Shares. As a result, the price of the Company’s Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Company’s Ordinary Shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise, and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in the Company’s Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business activities for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands. No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

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LEGAL MATTERS

We are being represented by TroyGould PC with respect to certain legal matters of U.S. federal securities. The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Certain legal matters as to Singapore law will be passed upon for us by Dentons. The underwriters are being represented by VCL Law LLP in connection with this offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2020 and 2021 included in this Prospectus have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Friedman LLP is located at 1 Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or the consequences of committing a crime.

Our Amended and Restated Articles of Association permits indemnification of our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Upon incorporation on March 10, 2022, the Registrant had issued to the subscriber one ordinary share of par value US$1.00, which was transferred to Mr. Kelvin Ang on the same day. Pursuant to a group reorganization on August 2, 2022, the Registrant issued an aggregate of 11,249,000 Ordinary Shares, par value US$0.001, as follows:

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
Kelvin Ang	August 2, 2022	10,164,663 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited
Master Stride Limited	August 2, 2022	555,723 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited
Fame Hall Investment Limited	August 2, 2022	528,614 Ordinary Shares	Issued pursuant to the Company’s acquisition of the issued shares of Success Elite Developments Limited

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-2 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement*
3.1	Form of Amended Memorandum of Association of the Registrant dated [●]*
3.2	Form of Amended and Restated Articles of Association of the Registrant*
5.1	Form of Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of securities being registered*
5.2	Form of Opinion of Dentons regarding Singapore legal matters*
8.1	Form of Opinion of Conyers Dill & Pearman Pte. Ltd. regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
10.1	Form of Directors’ Agreement
10.2	Form of Indemnification Agreement
10.3	2022 Share Incentive Plan
10.4	Employment Agreement between Chew Chong Ye and Finebuild Systems Pte. Ltd. dated July 6, 2020
10.5	Employment Agreement between Ang Boon Chuan and Finebuild Systems Pte. Ltd. dated September 29, 2006
10.6	Employment Agreement between Li Ming and Finebuild Systems Pte. Ltd. dated April 28, 2021
10.7	Employment Agreement between Chrysan Yap and Finebuild Systems Pte. Ltd. dated February 26, 1999
14	Code of Ethics
21.1	List of Subsidiaries
23.1	Consent of Friedman LLP
23.2	Form of Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibits 5.1 and 8.1)*
23.3	Form of Consent of Dentons (included in Exhibit 5.2)*
24.1	Form of Power of Attorney (included on signature pages)
99.1	Consent of Director Nominees
107	Filing Fee Table

*To be filed by amendment

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 30, 2023.

FBS Global Limited

By:	/s/ Kelvin Ang
Name:	Kelvin Ang
Title:	Chief Executive Officer

We, the undersigned directors and executive officers of FBS Global Limited and its subsidiaries hereby severally constitute and appoint Kelvin Ang singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Date: January 30, 2023	/s/ Kelvin Ang
Kelvin Ang, Chief Executive Officer & Director

Date: January 30, 2023	/s/ Chew Chong Ye
Chew Chong Ye, Chief Financial Officer

II-3

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on January 30, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President of behalf of Cogency Global, Inc.

II-4

FBS Global Limited

Page
Unaudited Interim Condensed Consolidated Balance Sheets as of December 31, 2021 and June 30, 2022	F-27
Unaudited Interim Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for the six months ended June 30, 2021 and June 30, 2022	F-28
Unaudited Interim Condensed Consolidated Statements of Changes in Equity for the six months ended June 30, 2021 and June 30, 2022	F-29
Unaudited Interim Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2021 and June 30, 2022	F-30
Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-31 - F-53

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

FBS Global Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FBS Global Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2022.

New York, New York

September 13, 2022

F-2

FBS Global Limited
Consolidated Balance Sheets

	As of December 31,
	2020 SGD	2021 SGD	2021 USD
Assets
Current assets
Cash	6,182,044	3,562,121	2,635,970
Restricted cash	207,163	107,884	79,834
Accounts receivable, net	627,232	4,692,337	3,472,329
Contract assets	3,254,139	6,588,343	4,875,374
Accounts receivable – related party	1,005,307	-	-
Other receivables – related parties	92,873	100,873	74,645
Income tax recoverable	198,383	-	-
Prepayments and other current assets	330,513	51,754	38,298
Total current assets	11,897,654	15,103,312	11,176,450

Non-current assets
Property, plant and equipment	3,955,423	3,828,700	2,833,238
Deferred tax assets, net	219,912	273,855	202,653
Total non-current assets	4,175,335	4,102,555	3,035,891
Total assets	16,072,989	19,205,867	14,212,341

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	927,112	1,279,386	946,745
Contract liabilities	132,599	804,103	595,036
Current portion of bank borrowings	743,572	1,715,381	1,269,382
Due to related parties	599,173	571,136	422,640
Dividend payable	7,617,274	5,817,274	4,304,783
Financing lease liabilities- current	27,165	17,082	12,641
Accrued expenses and other current liabilities	1,036,116	2,063,364	1,526,889
Income tax payable	-	524,144	387,867
Total current liabilities	11,083,011	12,791,870	9,465,983

Non-current liabilities
Financing lease liabilities- non-current	61,562	44,480	32,915
Bank borrowings, non-current	3,385,013	2,548,316	1,885,754
Total non-current liabilities	3,446,575	2,592,796	1,918,669
Total liabilities	14,529,586	15,384,666	11,384,652
Commitments and contingencies
Shareholders’ equity
Ordinary shares, 500,000,000 shares authorized; US$0.001 par value, 11,250,000* shares issued and outstanding as of December 31, 2020 and 2021, respectively	15,203	15,203	11,250
Additional paid in capital	984,797	1,484,797	1,098,750
Retained earnings	543,403	2,321,201	1,717,689
Total shareholders’ equity	1,543,403	3,821,201	2,827,689
Total liabilities and shareholders’ equity	16,072,989	19,205,867	14,212,341

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022.

See accompanying notes to consolidated financial statements.

F-3

FBS Global Limited
Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Years Ended December 31,
	2020 SGD	2021 SGD	2021 USD
Revenue	5,685,239	22,735,122	16,823,990
Cost of revenue	5,013,858	18,890,424	13,978,914
Gross profit	671,381	3,844,698	2,845,076

Operating expenses
Provision for doubtful accounts	401,837	599,710	443,785
General and administrative expenses	1,353,149	1,514,399	1,120,655
Total operating expenses	1,754,986	2,114,109	1,564,440

Income (loss) from operations	(1,083,605)	1,730,589	1,280,636

Other income (expense)
Interest expenses, net	(88,185)	(85,371)	(63,175)
Finance expense, net	(7,601)	(8,568)	(6,340)
Other income	591,703	401,577	297,167
Foreign exchange Transaction Gain (loss)	(96,552)	103,697	76,736
Total other income, net	399,365	411,335	304,388

Income (loss) before provision for income taxes	(684,240)	2,141,924	1,585,024
Income tax expense(benefit)	(116,320)	364,126	269,453
Net income (loss)	(567,920)	1,777,798	1,315,571

Comprehensive income (loss)	(567,920)	1,777,798	1,315,571

Earnings (loss) per share – basic and diluted	(0.05)	0.16	0.12
Weighted average shares outstanding, basic and diluted	11,250,000	11,250,000	11,250,000

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022.

See accompanying notes to consolidated financial statements.

F-4

FBS Global Limited
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended December 31, 2020 and 2021

	Ordinary Shares		Additional Paid-in	Retained	Total	Total
	Shares*	Amount	Capital	Earnings	SGD	USD
Balance as of January 1, 2020	11,250,000	15,203	984,797	1,111,323	2,111,323	1,562,379
Net loss for the year	-	-	-	(567,920)	(567,920)	(420,261)

Balance at December 31, 2020	11,250,000	15,203	984,797	543,403	1,543,403	1,142,118
Capital contribution	-	-	500,000	-	500,000	370,000
Net income for the year	-	-	-	1,777,798	1,777,798	1,315,571

Balance at December 31, 2021	11,250,000	15,203	1,484,797	2,321,201	3,821,201	2,827,689

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022.

See accompanying notes to consolidated financial statements.

F-5

FBS Global Limited
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2020 and 2021

	For the Years Ended December 31,
	2020 SGD	2021 SGD	2021 USD
Cash flows from operating activities:
Net income (loss)	(567,920)	1,777,798	1,315,571
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	401,837	599,710	443,785
Depreciation of property and equipment	122,926	152,026	112,499
Deferred tax benefit	(116,320)	(53,943)	(39,918)

Changes in operating assets and liabilities:
Accounts receivable	438,877	(4,065,105)	(3,008,178)
Contract assets	2,876,894	(3,334,204)	(2,467,311)
Accounts receivables-related parties	105,093	436,571	323,063
Other receivables – related parties	(74,366)	(38,975)	(28,842)
Prepayments and other current assets	(11,763)	278,759	206,282
Accounts payable	(1,300,796)	352,274	260,683
Contract liabilities	120,932	671,504	496,913
Income taxes payable	(376,456)	722,527	534,670
Accrued expenses and other current liabilities	(194,410)	1,027,248	760,164
Net cash provided by (used in) operating activities	1,424,528	(1,473,810)	(1,090,619)
Cash flows from investing activities:
Purchase of property, plant & equipment	(87,405)	(25,302)	(18,723)
Net cash used in investing activities	(87,405)	(25,302)	(18,723)
Cash flows from financing activities:
Proceeds from bank borrowings	5,212,716	1,577,982	1,167,706
Repayment of bank borrowings	(2,735,157)	(1,442,869)	(1,067,723)
Payment of financing lease liabilities	(50,866)	(27,165)	(20,102)
Proceeds from borrowings from related party	33,500	12,580	9,309
Repayment of borrowings from related party	(91,888)	(40,618)	(30,057)
Dividend Payment	-	(1,300,000)	(962,000)
Net cash provided by (used in) financing activities	2,368,305	(1,220,090)	(902,867)

Net increase (decrease) in cash and restricted cash	3,705,428	(2,719,202)	(2,012,209)
Cash and restricted cash, beginning of year	2,683,779	6,389,207	4,728,013
Cash and restricted cash, end of year	6,389,207	3,670,005	2,715,804
Supplemental disclosure information:
Cash paid for income tax	96,781	22,421	16,591
Cash paid for interest	88,185	85,371	63,175
Supplemental non-cash in investing and financing activities:
Right of use assets obtained in exchange for financing lease liabilities	132,508	-	-
Offset dividend payable with capital contribution	-	500,000	370,000

The following table provides a reconciliation of cash and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

Cash	6,182,044	3,562,121	2,635,970
Restricted Cash	207,163	107,884	79,834
Total cash and restricted cash shown in the consolidated statements of cash flows	6,389,207	3,670,005	2,715,804

See accompanying notes to consolidated financial statement.

F-6

FBS Global Limited

Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

FBS Global Limited is a holding company which was incorporated on March 10, 2022 under the laws of Cayman Islands as an exempted company with limited liability (“FBS Cayman” or “the Company”). It is a holding company with no business operation.

FBS Cayman owns 100% equity interest of Success Elite Development Limited, a limited liability company incorporated in the British Virgin Islands on February 22, 2022, acting as a holding company. Success Elite Development Limited (“SEDL”), in turn, holds 100% equity interest of Finebuild System Pte Ltd. (“FBS SG”), the only operation arm of the group of companies which is a limited liability company incorporated on March 9, 1996 under the laws of the Republic of Singapore.

From the beginning as a construction company since 1996, FBS SG has developed into a premier integrated engineering company that provides a full suite of construction and engineering services. These services include the supply of building materials and precast concrete components, recycling of construction and industrial wastes, research, and development, as well as pavement consultancy services.

The Company is an established interior design and build (also referred to as “fit-out”) specialist in Singapore with a track record of over 20 years in institutional, residential, commercial and industrial building projects. The Company’s scope of services comprises design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall panel, built-in furnishing, carpentry and mechanical & electrical services of a building. The Company also undertakes main construction and building works projects.

A reorganization of the Company’s legal structure was completed on August 2, 2022. The reorganization involved the incorporation of FBS Cayman, and its wholly-owned subsidiaries, SEDL; and the transfer of all equity ownership of FBS SG to SEDL from the former shareholders of FBS SG. In consideration of the transfer, the Company issued 11,250,000 ordinary shares with par value $0.001 per share to the former shareholders of FBS SG.

On August 2, 2022, the former shareholders transferred their 100% ownership interest in FBS SG to SEDL, which is 100% owned by FBS Cayman. After the reorganization, FBS Cayman owns 100% equity interests of SEDL and FBS SG. The controlling shareholder of FBS Cayman is same as that of FBS SG prior to the reorganization.

The transactions were between entities under common control, and therefore accounted for in a manner similar to the pooling-of-interest method. Under the pooling-of-interests method, combination between two businesses under common control is accounted for at carrying amounts with retrospective adjustment of prior period financial statements, and the equity accounts of the combining entities are combined and the difference between the consideration paid and the net assets acquired is reflected as an equity transaction (i.e., distribution to parent company). As opposed to the purchase method of accounting, no intangible assets are recognized in the transaction, and no goodwill is recognized as a result of the reorganization.

The accompanying consolidated financial statements reflect the activities of FBS Cayman and the following entity:

Subsidiary	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Success Elite Development Limited (SEDL)	February 22, 2022	BVI	100% owned by FBS Cayman	Investment Holding Company
Finebuild Systems Pte Ltd (“FBS SG”)	March 09, 1996	Singapore	100% owned by SEDL	General Contractors Building construction including major upgrading works

F-7

2. Summary of Significant Accounting Policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

The Company engages in providing a full suite of construction and engineering services. The Company’s business is capital intensive. Working capital was approximately SGD 2.3 million (USD 1.7 million) as of December 31, 2021, as compared to approximately SGD 0.8 million as of December 31, 2020. As of December 31, 2021, cash in bank balance was approximately SGD 3.6 million (USD 2.7 million). In addition to cash in bank, the Company also has other current assets mainly composed of accounts receivable, and contract assets. The Company had accounts receivable of approximately SGD 4.7 million (USD 3.5 million), and contract assets of approximately SGD 6.6 million (USD 4.9 million) as of December 31, 2021, all of them are short-term in nature and can be collected back within the Company’s operating cycles to be used to support the Company’s working capital need.

Although the Company believes that it can realize its current assets in the normal course of business, its ability to repay its current obligations will depend on the future realization of its current assets. Management has considered historical experience, the economic environment, trends in the construction industry, and the expected collectability of accounts receivable and contract assets as of December 31, 2021. The Company expects to realize balances net of allowance within the normal operating cycle of a twelve-month period. If the Company is unable to realize its current assets within the normal twelve-month operating cycle, the Company may have to consider supplementing its available sources of funds through the following:

●	Financing from the Company’s officers/shareholders;
●	Other available sources of financing from banks and other financial institutions, given the Company’s credit history;
●	Enhancing its marketing efforts to boost its sales in order to increase awareness of its marketplace and brands among the industry throughout Singapore.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations as they become due. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, competitive pricing in the construction industry, its operating results not continuing to deteriorate and bank and shareholders being able to provide continued financial support.

Basis of Presentation and Consolidation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

F-8

2. Summary of Significant Accounting Policies (cont.)

While the Company continue to see an increasing demand for its services, the environment remains uncertain and it may not be sustainable over the longer term. The degree to which the COVID-19 pandemic ultimately impacts the Company’s business and results of operations will depend on future developments beyond the Company’s control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, right-of-use assets, financing lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company in Cayman and British Virgin Island is U.S. dollar and the subsidiary which incorporate in Singapore is Singapore Dollars which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from SGD into USD as of and for the year ended December 31, 2021 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.74, representing the noon buying rate in The City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of December 31, 2021. No representation is made that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

F-9

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of accounts receivable, contract assets, contract costs, due from related parties, financing lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of December 31, 2020 and 2021 due to their short-term nature.

Cash and Restricted Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation and have original maturities of less than three months. The Company maintains the bank accounts in Singapore. Cash balances in bank accounts in Singapore with maximum amount of SGD 75,000 are insured under the Deposit Protection Scheme introduced by the Singapore Government. Cash balances in bank accounts in Singapore are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash consisted of deposit which is required to be withheld in the bank by the Company to compensate the customer in case of breach of contract.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount net of allowance for doubtful accounts. Accounts are considered overdue after 120 days.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis, historical collection trend, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of December 31, 2020 and 2021, there was no allowance recorded as the Company considers all of the prepayments fully realizable.

Lease

On January 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of financing lease on the consolidated balance sheet.

F-10

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

c.	The lease term is for the major part of the remaining economic life of the underlying asset;

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

All leases of the Company are currently classified as financing leases. The Company recognizes a lease in the financial statement when the arrangement either explicitly or implicitly involves property, plant or equipment (“PP&E”), the contract terms are dependent on the useful life of the PP&E, and the Company have the ability or right to control the PP&E or to direct others to control the PP&E and receive the majority of the economic benefits of the assets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The financing lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

The Company applied its interest rate based on the actual incremental borrowing rate from the leasing contract that is available at lease commencement date in determining the lease interest expense. The Company’s lease terms may include options to extend or terminate the lease. Lease expenses for lease payments are recognized on a straight-line basis over the lease term, under depreciation expenses.

The Company reviews the impairment of its financing lease assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of financing lease liabilities in the tested asset group and include the associated financing lease payments in the undiscounted future pre-tax cash flows.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Building	50 years
Land	Indefinite
Renovation	8 years
Furniture and fixtures	10 years
Motor vehicles	5 years
Electronic equipment	1 – 3 years
Machinery	5 years
Forklift	6 years

F-11

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended December 31, 2020 and 2021.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The Company will recognize the revenue of sales of construction material when the performance obligation is satisfied by transferring a promised good to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods.

Revenue from rendering of service orders is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

F-12

The construction contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit monthly progress claim to the customer, and after the Company received the certified interim progress certificate, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance obligation in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

F-13

The following table presents revenue classified by timing of revenue recognition for the years ended December 31, 2020 and 2021, respectively:

	2020 SGD	2021 SGD	2021 USD
Point in time	1,195,545	558,684	413,426
Over time	4,489,694	22,176,438	16,410,564
Total revenue	5,685,239	22,735,122	16,823,990

The following table presents revenue by major revenue type for the years ended December 31, 2020 and 2021, respectively:

	2020 SGD	2021 SGD	2021 USD
Revenue from construction contracts	4,489,694	22,176,438	16,410,564
Sales of construction materials	914,300	553,199	409,367
Rendering of services	281,245	5,485	4,059
Total	5,685,239	22,735,122	16,823,990

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended December 31, 2020 and 2021 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Contract Costs

Contract costs incurred during the initial phases of the Company’s sales contracts are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of labor and material costs directly related to the contract.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended December 31, 2020 and 2021, no impairment loss was recognized.

F-14

Government Subsidies

Government subsidies primarily relate to multiple entitlement granted by the Singapore government pursuant to the Job Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled SGD162,234 and SGD133,148 (USD 98,530) for the years ended December 31, 2020 and 2021, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs and staff costs. These costs are expenses as incurred.

Borrowing Costs

All borrowing costs are recognized in interest expenses in the consolidated statement of operations and comprehensive income (loss) in the period in which they are incurred.

Advertising Costs

The Company expenses advertising costs as incurred and were included as part of selling and marketing expenses. Advertising costs for the years ended December 31, 2020 and 2021, totaled $0 and $0 respectively.

Employee Benefit Plan

Employees of the Company located in Singapore participate in a compulsory saving scheme (pension fund) for the retirement of residents in Singapore. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were SGD97,397 and SGD141,745 (USD 104,891) for the years ended December 31, 2020 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. The Company has recognized deferred tax assets for temporary differences, operating losses and tax credit carryforwards. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. The accruals for deferred tax assets and liabilities, including deferred income tax assets and liabilities, are subject to significant judgment and are reviewed and adjusted routinely based on changes in facts and circumstances. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at December 31, 2020 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

F-15

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2020 and 2021, there were no dilutive shares.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Significant Risks

Currency Risk

The Group’s operating activities are transacted in S$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in SGD with respect to USD is significant.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Singapore. As of December 31, 2020 and 2021, SGD6,389,036 and SGD3,667,577 (USD 2,714,007) were deposited with financial institutions located in Singapore. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of $75,000. Otherwise, these balances are not covered by insurance. The unsecured deposited amount as of December 31, 2020 and 2021 will be SGD6,239,036 and SGD3,517,577 (USD 2,603,007). The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

F-16

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

For the years ended December 31, 2020 and 2021, all of the Company’s assets were located in Singapore and all of the Company’s revenue were derived from its subsidiary located in Singapore. The Company has a concentration of its revenue and accounts receivable with specific customers and purchases and accounts payable with specific suppliers.

For the year ended December 31, 2020, three customers accounted for approximately 52%, 15% and 11% of the Company’s total revenue. For the year ended December 31, 2021, three customers accounted for approximately 50%, 18% and 12% of the Company’s total revenue.

As of December 31, 2020, two customers’ accounts receivable accounted for approximately 62% and 26% of the total accounts receivable, net, and two customers’ accounts receivable accounted for approximately 70% and 17% of the total accounts receivable, net, as of December 31, 2021.

For the year ended December 31, 2020, two suppliers accounted for approximately 24% and 11% of the Company’s total purchases. For the year ended December 31, 2021, one supplier accounted for approximately 10% of the Company’s total purchases.

As of December 31, 2020, one supplier’s accounts payable accounted for approximately 77% of the total accounts payable and three suppliers’ accounts payable accounted for approximately 55%, 15%, and 11% of the total accounts payable as of December 31, 2021.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

F-17

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2019-12 will have on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued Accounting Standards Update No. 2020-10, Codification Improvements — Disclosures (“ASU 2020-10”) to align with the SEC’s regulations. This ASU improves consistency by amending the codification to include all disclosure guidance in the appropriate disclosure sections and clarifies application of various provisions in the Codification by amending and adding new headings, cross referencing to other guidance, and refining or correcting terminology. The Company has adopted ASU 2020-10 as of the reporting period beginning January 1, 2021. This ASU did not affect the Company’s results of operations, cash flows or financial position and the Company does not expect the adoption to have a material impact on the disclosures to the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of December 31:

	2020 SGD	2021 SGD	2021 USD
Accounts receivable	633,402	4,698,507	3,476,895
Less: allowance for doubtful accounts	(6,170)	(6,170)	(4,566)
Accounts receivable, net	627,232	4,692,337	3,472,329

*The allowance for doubtful accounts remains unchanged since January 1, 2020.

4. Contract Assets/(Liabilities)

Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

F-18

Contract assets consisted of the following at December 31:

	2020 SGD	2021 SGD	2021 USD
Revenue recognized to date	7,679,820	28,335,073	20,967,954
Less: Progress billings to date	(4,425,681)	(21,746,730)	(16,092,580)
Contract assets	3,254,139	6,588,343	4,875,374
Contract assets, current	3,254,139	6,588,343	4,875,374

Contract liabilities consisted of the following at December 31:

	2020 SGD	2021 SGD	2021 USD
Billings in advance of performance obligation under contracts	132,599	804,103	595,036

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

The movement in contract liabilities is as follows:

	2020 SGD	2021 SGD	2021 USD
Balance at beginning of the year ended December 31	11,667	132,599	98,123
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	-	(21,797)	(16,130)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	120,932	693,301	513,043
Balance at end of the year ended December 31	132,599	804,103	595,036

5. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following at December 31:

	2020 SGD	2021 SGD	2021 USD
Other deposits	311,496	28,160	20,838
Prepayments	19,017	23,594	17,460
Prepayment and other current assets	330,513	51,754	38,298
Less: amount classified as non-current assets	-	-	-
Amount classified as current assets	330,513	51,754	38,298

6. Property, Plant and Equipment, net

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following as of December 31:

	2020 SGD	2021 SGD	2021 USD
Building and land	5,119,699	5,119,699	3,788,577
Furniture and fixtures	4,053	4,053	2,999
Motor vehicles	539,596	539,596	399,301
Electronic equipment	180,868	206,172	152,567
Machinery	33,993	33,993	25,155
Renovation	47,360	47,360	35,047
Forklift	69,000	69,000	51,060
Subtotal	5,994,569	6,019,873	4,454,706
Less: accumulated depreciation and amortization	(2,039,146)	(2,191,173)	(1,621,468)
Property and Equipment, net	3,955,423	3,828,700	2,833,238

Depreciation expenses of property and equipment totaled SGD122,926 and SGD152,026(USD 112,499) for the years ended December 31, 2020 and 2021, respectively.

F-19

7. Investment under equity method

Components of investment under equity method are as follows as of December 31:

	2020 SGD	2021 SGD	2021 USD
Cost of investment in joint venture	101,000	101,000	74,740
Accumulated share of losses in joint venture	(101,000)	(101,000)	(74,740)
Total	-	-	-

8. Leases

Financing leases as lessee

As of December 31, 2020 and 2021, the Company has financing leases with the financial institutions on its consolidated balance sheets for hire purchase of motor vehicle.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as of December 31:

	2020 SGD	2021 SGD	2021 USD
Liabilities
Financing lease liabilities current	27,165	17,082	12,641
Financing lease liabilities non-current	61,562	44,480	32,915

As of December 31, 2020 and 2021, “ROU assets” consist of following:

	2020 SGD	2021 SGD	2021 USD
Motor vehicles at cost	517,104	517,104	382,657
Less: Accumulated depreciation	(396,014)	(422,516)	(312,662)
Motor vehicles, net	121,090	94,588	69,995

Information relating to financing lease activities during the years ended December 31, 2021 and 2020 are as follows:

	2020 SGD	2021 SGD	2021 USD
Financing lease expenses
Depreciation	11,418	26,502	19,611
Interest of lease liabilities	9,233	3,647	2,699
Total financing lease expenses	20,651	30,149	22,310

Maturities of lease liabilities were as follows:

	SGD	USD
For the year ending December 31,
2022	19,024	14,078
2023 - 2025	49,507	36,635
Total lease payments	68,531	50,713
Less: imputed interest	(6,969)	(5,157)
Total	61,562	45,556

F-20

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of December 31:

	2020 SGD	2021 SGD	2021 USD
Accruals for operating expenses	576,702	1,602,055	1,185,520
Retention payable	446,163	444,312	328,791
Other payables	13,251	16,997	12,578
Total	1,036,116	2,063,364	1,526,889

10. Bank Borrowings

Components of bank borrowings are as follows as of December 31:

		Interest rate	2020 SGD	2021 SGD	2021 USD
UOB – Loan 1 (Property)	(1)	1.68-6.25%	674,628	564,757	417,920
UOB – Loan 2 (Bridging Loan)	(2)	2.25%	3,000,000	2,820,256	2,086,990
Trust Receipt	(3)	2-2.5%	453,957	878,684	650,226
			4,128,585	4,263,697	3,155,136

Less: current portion of long-term bank borrowings			(743,572)	(1,715,381)	(1,269,382)
Non-current portion of long-term bank borrowings			3,385,013	2,548,316	1,885,754

(1)	The property loan with twenty-five years of term from February 2, 2002 to January 31, 2027 will maturity at January 2027 with interest rate at 1.68% for the period from August 4, 2020 to August 3, 2022, 1.98% for the period from August 4, 2022 to August 3, 2023, and at 6.25% from August 4, 2023 and thereafter.
(2)	The bridging loan with five years of term from September 30, 2020 to September 29, 2025 will maturity at October 2025 with the interest rate at 2.25%
(3)	Trust receipt is the bank facilities that we use to settle suppliers’ due invoices, it will be mature 120 days after the Company executes it. The interest rate will be 2-2.5% depend on the date of execution. The mature period of the multiple trust receipts will not later than March 31, 2022.

Interest expenses pertaining to the above bank borrowings for the years ended December 31, 2020 and 2021 amounted to SGD$78,952 and SGD 81,724 (USD 60,476), respectively.

Components of bank borrowings interest are as follows as of December 31:

	2020 SGD	2021 SGD	2021 USD
UOB – Loan 1 (Property)	34,827	7,549	5,586
UOB – Loan 2 (Bridging Loan)	16,829	67,172	49,707
Trust Receipt	27,296	7,003	5,183
Total	78,952	81,724	60,476

Maturities of the bank borrowings were as follows:

	SGD	USD
For the year ending December 31,
2022	1,781,085	1,318,003
2023	902,400	667,776
2024	902,400	667,776
2025	706,140	522,544
2026	117,421	86,892
2027	6,979	5,164
Total bank borrowings repayments	4,416,425	3,268,155

Current portion of long-term bank borrowings	1,781,085	1,318,003
Non-current portion of long-term bank borrowings	2,635,340	1,950,152
Less: imputed interest	(152,728)	(113,019)
Total	4,263,697	3,155,136

A total of SGD 1,086,585 of the bank borrowings as of March 31, 2022 has been repaid.

F-21

11. Income Taxes

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes at a flat rate of 17%.

The following table reconciles Singapore statutory rates to the Company’s effective tax:

	For the years ended December 31,
	2020 SGD	2021 SGD	2021 USD
Profit (loss) before income taxes	(684,240)	2,141,924	1,585,024
Singapore statutory income tax rate	17%	17%	17%

Tax effect of income that is not taxable	4%	-1%	-1%
Tax effect of expenses that are not deductible	-5%	2%	2%
Tax rebate and exemption	1%	-1%	-1%
Effective tax rate	17%	17%	17%

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

Deferred tax assets as of December 31,

	2020 SGD	2021 SGD	2021 USD
Bad debt provision	171,904	273,855	202,653
Carrying forward loss	48,008	-	-
Total	219,912	273,855	202,653

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2020 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended December 31, 2020 and 2021. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited

A Joint-Venture (JV) incorporated in Sri Lanka in year 2017 to bid a local project, FBS SG holding 30% shares of the JV. The Company started transferring the share to 3rd party in late 2019, however due to Covid-19 pandemic, the share transfer is still pending for the local secretary to execute. Currently, FineBuild only supply material to the JV.

(b)	54 Pandan Road Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang (also known as Poh Guan Ang) acts as the sole director in this company.

F-22

(c)	Fastfix Systems Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang acts as the sole director in this company.

(d)	Poh Hwee Ang

Director of FBS SG. Mr. Poh Hwee Ang resigned as a director in May 2022.

(e)	Kelvin Ang

Present sole director and shareholder of FBS Global Limited.

a. Accounts receivable – related party

As of December 31, 2020 and 2021, the balances of Accounts receivable – related party were as follows:

		2020 SGD	2021 SGD	2021 USD
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	1,407,144	970,573	718,224
Provision for doubtful accounts	(1)	(401,837)	(970,573)	(718,224)
Total		1,005,307	-	-

Movement of the provision of doubtful accounts were as follows:

	2020 SGD	2021 SGD	2021 USD
Beginning balance	-	401,837	297,359
Addition	401,837	568,736	420,865
Recovery	-	-	-
Ending balance	401,837	970,573	718,224

b. Other receivables – related parties

As of December 31, 2020 and 2021, the balances of Other receivables-related parties were as follows:

		2020 SGD	2021 SGD	2021 USD
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(3)	558,663	589,638	436,333
Provision for doubtful accounts	(3)	(558,663)	(589,638)	(436,333)
54 Pandan Road Pte Ltd	(2)	92,873	100,873	74,645
Total		92,873	100,873	74,645

F-23

Movement of the provision of doubtful accounts were as follows:

	2020 SGD	2021 SGD	2021 USD
Beginning balance	558,663	558,663	413,411
Addition	-	30,975	22,922
Recovery	-	-	-
Ending balance	558,663	589,638	436,333

(1)	Supply construction material to the Joint Venture company.
(2)	Rental of warehouse to the related party.
(3)	Management service provided to the Joint Venture company.

c.	Due to related parties

As of December 31, 2020 and 2021, the balances of amount due to related parties were as follows:

		2020 SGD	2021 SGD	2021 USD
Due to related parties
Fastfixs Systems Pte Ltd	(1)	28,960	28,960	21,430
Ang Poh Hwee		452,181	454,761	336,523
Kelvin Ang		118,032	87,415	64,687
Total		599,173	571,136	422,640

(1)	Accrual salaries payable for leased staff from Fastfixs Systems Pte Ltd in FY2017 & FY2018. Payable balance been paid in April 11, 2022.

d.	Related party transactions

	2020 SGD	2021 SGD	2021 USD

54 Pandan Road Pte Ltd
Rental of warehouse	-	50,000	37,000
Fine Build-Ninefold Group Construction Company (Private) Limited
Supply construction material	878,085	552,518	408,863

e.	Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

F-24

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 10, 2022. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.001 per share. On August 2, 2022, the Company issued 11,250,000 shares to the controlling shareholder at par value of $0.001 per share. As a result, there are total 11,250,000 shares issued.

In financial year 2019 the subsidiary declared SGD 11,703,290.32 dividend to the shareholders and pay out the dividend SGD 4,086,016.32 at the same year. In financial year 2021, the subsidiaries paid out further dividend of SGD 1,300,000 on August 25, 2021 and issued 500,000 ordinary shares to pay the outstanding dividend payable on September 7, 2021. The balance of SGD 5,817,274 (USD 4,304,783) still remains into the account as at December 31, 2021.

14. Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also has a banker’s guarantee totaling SGD 1.94 million (USD 1.44 million) from UOB Bank for the ongoing projects as of December 31,2021. These guarantees are at the request of the main contractor or owner as a security deposit for the performance of the Company obligations under the contracts. All the banker’s guarantee will expired before June 6, 2024.

As of December 31,2021, the future minimum payments under certain of the Company’s contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	4,416,425	1,781,085	1,804,800	830,540	-
Financing lease	68,531	19,024	37,200	12,307	-

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2020 and 2021, the Company is a party to legal or administrative proceedings for cases below.

In August 2021, Newspaper Seng Pte Ltd filed a claim against the Company for an amount of approximately $2.2 million. Newspaper Seng claim that they have enter an oral agreement with the Company in September 2015 to purchase a land and building at 54 Pandan Road, Singapore 609292 to redevelopment, and sale or commercial utilization of the land. Newspaper Seng would invest monies and the Company would be in charge the purchase, redevelopment and commercial utilization of the property. In November 2019, the Company transferred the property to a third party without the acknowledgment of Newspaper Seng. Hence Newspaper Seng wish to claim back the amount stated above to compensate the loss of the investment. The lawyers are unable to advise on the likelihood of an unfavorable outcome as the proceedings are still in its initial stages. Nevertheless, the Company are also trying on the possibility of out-of-court settlement.

F-25

Risk and Uncertainty

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Singapore, due to the spread of the Delta variant, the Omicron variant or other new variants, it is likely to adversely affect the economies and financial markets of many countries, and could result in a global economic downturn and a recession. This would likely adversely affect the Company’s business, and, in turn negatively impact its business and results of operations.

15. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Singapore and all of the Company’s revenue and expense are derived in the Singapore. Therefore, no geographical segments are presented. The single segment represents the Company’s revenue from construction contracts, sale of construction materials and rendering of services to its customers in Singapore.

16. Subsequent Events

On January 26, 2022, the subsidiary FBS SG issued 160,000 shares to two new shareholders, Master Stride Limited (“Master Stride”) and Fame Hall Investment Limited (“Fame Hall”), with consideration of SGD7.5 per share. Master Stride subscribed 82,000 ordinary shares for SGD 615,000 and Fame Hall subscribed 78,000 ordinary shares for SGD 585,000. Master Stride paid SGD 549,980 and Fame Hall paid SGD 482,900 as paid in capital as of August 18, 2022.

The Company evaluated all events and transactions that occurred after December 31, 2021 up through the date the Company issued these financial statements on September 13, 2022, for disclosure or recognition in the consolidated financial statements of the Company as appropriate.

F-26

FBS GLOBAL LIMITED

Unaudited Interim Condensed Consolidated Balance Sheets

	As of	As of	As of
	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
ASSETS

Current assets
Cash	3,562,121	2,296,760	1,653,667
Restricted cash	107,884	108,070	77,810
Accounts receivable, net	4,692,337	1,834,304	1,320,699
Contract assets	6,588,343	8,647,814	6,226,426
Other receivables – related parties	100,873	-	-
Prepayments and other current assets	51,754	121,904	87,771
Total current assets	15,103,312	13,008,852	9,366,373

Non-current assets
Property, plant and equipment	3,828,700	3,759,753	2,707,022
Deferred IPO cost	-	141,187	101,655
Deferred tax assets, net	273,855	286,205	206,068
Total non-current assets	4,102,555	4,187,145	3,014,745

Total assets	19,205,867	17,195,997	12,381,118

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities
Accounts payable	1,279,386	959,200	690,624
Contract liabilities	804,103	243,612	175,401
Current portion of bank borrowings	1,715,381	1,184,222	852,640
Due to related parties	571,136	322,593	232,267
Dividend payable	5,817,274	5,817,274	4,188,437
Financing lease liabilities, current	17,082	16,680	12,010
Accrued expenses and other current liabilities	2,063,364	1,128,948	812,842
Income tax payable	524,144	152,985	110,149
Total current liabilities	12,791,870	9,825,514	7,074,370

Non-current liabilities
Financing lease liabilities, non-current	44,480	36,140	26,021
Bank borrowings, non-current	2,548,316	2,123,661	1,529,036
Total non-current liabilities	2,592,796	2,159,801	1,555,057

Total liabilities	15,384,666	11,985,315	8,629,427

Shareholders’ equity

Ordinary shares, 500,000,000 shares authorised; US$0.001 par value, 11,250,000* shares issued and outstanding as of December 31, 2021 and June 30, 2022, respectively	15,203	15,203	10,946
Additional paid-in capital	1,484,797	2,197,677	1,582,328
Retained earnings	2,321,201	2,997,802	2,158,417
Total shareholders’ equity	3,821,201	5,210,682	3,751,691

Total liabilities and shareholders’ equity	19,205,867	17,195,997	12,381,118

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022

See accompanying notes to unaudited interim consolidated financial statements

F-27

FBS GLOBAL LIMITED

Unaudited Interim Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

	For the six months ended
	June 30, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Revenue	6,897,346	8,989,528	6,472,460
Cost of revenue	6,355,560	7,143,518	5,143,333
Gross profit	541,786	1,846,010	1,329,127

Operating expenses
Provision for doubtful account	411,244	72,646	52,305
General and administrative expenses	678,869	1,116,227	803,684
Total operating expenses	1,090,113	1,188,873	855,989

Income (loss) from operations	(548,327)	657,137	473,138

Other income (expense)
Interest expenses, net	(35,319)	(35,537)	(25,586)
Finance expenses, net	(6,635)	(14,461)	(10,412)
Other income	211,955	160,229	115,365
Foreign exchange gain	68,462	48,922	35,224
Total other income, net	238,463	159,153	114,591

Income (loss) before provision for income taxes	(309,864)	816,290	587,729
Income tax expense (benefit)	(69,912)	139,689	100,576
Net income (loss)	(239,952)	676,601	487,153

Comprehensive income (loss)	(239,952)	676,601	487,153

Earnings (loss) per share – basic and diluted*	(0.02)	0.06	0.04

Weighted average shares outstanding, basic and diluted	11,250,000	11,250,000	11,250,000

* Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022

See accompanying notes to unaudited interim condensed consolidated financial statements

F-28

FBS GLOBAL LIMITED

Unaudited Interim Condensed Statements of Changes in Shareholders’ Equity

For the six months ended June 30, 2021

Ordinary Shares
	Shares*	Amount	Additional paid-in capital	Retained earnings	Total SGD	Total USD
Balance as of January 1, 2021	11,250,000	15,203	984,797	543,403	1,543,403	1,142,118

Net loss for the period	-	-	-	(239,952)	(239,952)	(177,564)

Balance as of June 30, 2021 (Unaudited)	11,250,000	15,203	984,797	303,451	1,303,451	964,554

For the six months end June 30, 2022

Balance as of January 1, 2022	11,250,000	15,203	1,484,797	2,321,201	3,821,201	2,751,264

Capital contribution	-	-	712,880	-	712,880	513,274

Net profit for the period	-	-	-	676,601	676,601	487,153

Balance as of June 30, 2022 (Unaudited)	11,250,000	15,203	2,197,677	2,997,802	5,210,682	3,751,691

*Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on August 2, 2022

See accompanying notes to unaudited interim condensed consolidated financial statements

F-29

FBS GLOBAL LIMITED

Unaudited Interim Condensed Consolidated Statement of Cash Flows

	For the six months ended
	June 30,2021	June 30,2022	June 30,2022
	SGD	SGD	USD
Cash flows from operating activities:
Net income (loss)	(239,952)	676,601	487,153

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	411,244	72,646	52,305
Depreciation of property and equipment	77,471	68,947	49,642
Deferred tax expense (benefit)	(69,912)	(12,350)	(8,892)
Changes in operating assets and liabilities
Accounts receivable	(877,103)	2,858,033	2,057,784
Accounts receivables – related parties	621,854	(55,154)	(39,711)
Contract assets	(1,957,909)	(2,059,470)	(1,482,819)
Other receivables – related parties	(27,791)	83,380	60,034
Prepayments and other current assets	297,123	(70,150)	(50,508)
Accounts payable	454,608	(320,186)	(230,534)
Contract liabilities	31,866	(560,491)	(403,553)
Income taxes payable	(14,317)	(371,159)	(267,235)
Accrued expenses and other current liabilities	107,722	(934,417)	(672,780)
Net cash used in operating activities	(1,185,096)	(623,770)	(449,114)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,203)	-	-
Net cash used in investing activities	(1,203)	-	-

Cash flows from financing activities:
Proceeds from borrowings	495,496	716,065	515,565
Repayment of bank borrowings	(512,666)	(1,671,879)	(1,203,753)
Financing lease liabilities	(17,619)	(8,742)	(6,294)
Repayment of borrowings from related party (Repayment to Director)	(12,468)	(248,542)	(178,950)
Proceeds from issue of share capital	-	712,880	513,274
Payment for deferred offering costs	-	(141,187)	(101,655)
Net cash used in financing activities	(47,257)	(641,405)	(461,813)

Net decrease in cash and restricted cash	(1,233,556)	(1,265,175)	(910,927)
Cash and restricted cash, beginning of year	6,389,207	3,670,005	2,642,404
Cash and restricted cash, end of period	5,155,651	2,404,830	1,731,477

Supplemental disclosure information:
Cash paid for income tax	22,421	530,420	381,902
Cash paid for interest	42,474	45,880	33,034

The following table provides a reconciliation of cash and restricted cash reported within the statement of financial position that sum to the total of the same amounts shown in the statement of cash flows:

Cash	4,948,009	2,296,760	1,653,667
Restricted Cash	207,642	108,070	77,810
Total cash and restricted cash shown in the consolidated statements of cash flows	5,155,651	2,404,830	1,731,477

See accompanying notes to unaudited interim condensed consolidated financial statements

F-30

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

1. Organization and Business Description

Organization and Nature of Operations

FBS Global Limited is a holding company which was incorporated on March 10, 2022 under the laws of Cayman Islands as an exempted company with limited liability (“FBS Cayman” or “the Company”). It is a holding company with no business operation.

FBS Cayman owns 100% equity interest of Success Elite Development Limited, a limited liability company incorporated in the British Virgin Islands on February 22, 2022, acting as a holding company. Success Elite Development Limited (“SEDL”), in turn, holds 100% equity interest of Finebuild System Pte Ltd. (“FBS SG”), the only operation arm of the group of companies which is a limited liability company incorporated on March 9, 1996 under the laws of the Republic of Singapore.

From the beginning as a construction company since 1996, FBS SG has developed into a premier integrated engineering company that provides a full suite of construction and engineering services. These services include the supply of building materials and precast concrete components, recycling of construction and industrial wastes, research, and development, as well as pavement consultancy services.

The Company is an established interior design and build (also referred to as “fit- out”) specialist in Singapore with a track record of over 20 years in institutional, residential, commercial and industrial building projects. The Company’s scope of services comprises design, supply and installation of ceilings, partitions, timber deck, carpet, lead lining, acoustic wall panel, built-in furnishing, carpentry and mechanical & electrical services of a building. The Company also undertakes main construction and building works projects.

A reorganization of the Company’s legal structure was completed on August 2, 2022. The reorganization involved the incorporation of FBS Cayman, and its wholly-owned subsidiaries, SEDL; and the transfer of all equity ownership of FBS SG to SEDL from the former shareholders of FBS SG. In consideration of the transfer, the Company issued 11,250,000 ordinary shares with par value $0.001 per share to the former shareholders of FBS SG.

On August 2, 2022, the former shareholders transferred their 100% ownership interest in FBS SG to SEDL, which is 100% owned by FBS Cayman. After the reorganization, FBS Cayman owns 100% equity interests of SEDL and FBS SG. The controlling shareholder of FBS Cayman is same as that of FBS SG prior to the reorganization.

The transactions were between entities under common control, and therefore accounted for in a manner similar to the pooling-of-interest method. Under the pooling-of-interests method, combination between two businesses under common control is accounted for at carrying amounts with retrospective adjustment of prior period financial statements, and the equity accounts of the combining entities are combined and the difference between the consideration paid and the net assets acquired is reflected as an equity transaction (i.e., distribution to parent company). As opposed to the purchase method of accounting, no intangible assets are recognized in the transaction, and no goodwill is recognized as a result of the reorganization.

The accompanying consolidated financial statements reflect the activities of FBS Cayman and the following entity:

Subsidiary	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Success Elite Development Limited (SEDL)	February 22, 2022	BVI	100% owned by FBS Cayman	Investment Holding Company

Finebuild Systems Pte Ltd (“FBS SG”)	March 09, 1996	Singapore	100% owned by SEDL	General Contractors Building construction including major upgrading works

F-31

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

2. Summary of Significant Accounting Policies

Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

The Company engages in providing a full suite of construction and engineering services. The Company’s business is capital intensive. Working capital was approximately SGD 3.2 million (USD 2.3 million) as of June 30, 2022, as compared to approximately SGD 2.3 million as of December 31, 2021. As of June 30, 2022, cash in bank balance was approximately SGD 2.4 million (USD 1.7 million). In addition to cash in bank, the Company also has other current assets mainly composed of accounts receivable, and contract assets. The Company had accounts receivable of approximately SGD 1.8 million (USD 1.3 million), and contract assets of approximately SGD 8.6 million (USD 6.2 million) as of June 30, 2022, all of them are short-term in nature and can be collected back within the Company’s operating cycles to be used to support the Company’s working capital need.

Although the Company believes that it can realize its current assets in the normal course of business, its ability to repay its current obligations will depend on the future realization of its current assets. Management has considered historical experience, the economic environment, trends in the construction industry, and the expected collectability of accounts receivable and contract assets as of June 30, 2022. The Company expects to realize balances net of allowance within the normal operating cycle of a twelve-month period. If the Company is unable to realize its current assets within the normal twelvemonth operating cycle, the Company may have to consider supplementing its available sources of funds through the following:

●	Financing from the Company’s officers/shareholders;

●	Other available sources of financing from banks and other financial institutions, given the Company’s credit history;

●	Enhancing its marketing efforts to boost its sales in order to increase awareness of its marketplace and brands among the industry throughout Singapore.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and debt obligations as they become due. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for its services, economic conditions, competitive pricing in the construction industry, its operating results continuing to making profit and bank and shareholders being able to provide continued financial support.

Basis of Presentation and Consolidation

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) The results of operations for the six months ended June 30, 2022 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2022. Accordingly, these statements should be read in conjunction with the Company’s audited financial statements and note thereto as of and for the year ended December 31, 2020 and 2021.

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

While the Company continue to see an increasing demand for its services, the environment remains uncertain and it may not be sustainable over the longer term. The degree to which the COVID-19 pandemic ultimately impacts the Company’s business and results of operations will depend on future developments beyond the Company’s control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

F-32

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, right-of-use assets, financing lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company in Cayman and British Virgin Island is U.S. dollar and the subsidiary which incorporate in Singapore is Singapore Dollars which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange in place at the balance sheet date. Transactions in currencies other than the functional currency during the year are converted into the functional currency at the applicable rates of exchange prevailing when the transactions occurred. Transaction gains and losses are recognized in the consolidated statement of operations.

Assets and liabilities of the Company translated from their respective functional currencies to the reporting currency at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues and expenses are translated at the average exchange rates in effect during the reporting period. The resulting foreign currency translation adjustment are recorded in other comprehensive income (loss).

Convenience translation

Translations of balances in the unaudited interim condensed consolidated balance sheets, consolidated statements of income and consolidated statements of cash flows from SGD into USD as of and for the six months ended June 30, 2022 are solely for the convenience of the reader and were calculated at the rate of SGD 1.00 to USD 0.72, representing the noon buying rate in The City of New York for cable transfers of SGD as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of June 30, 2022. No representation is made that the SGD amounts represent or could have been, or could be, converted, realized or settled into USD at that rate, or at any other rate.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

F-33

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 -	Quoted prices in active markets for identical assets and liabilities.

Level 2 -	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of accounts receivable, contract assets, contract costs, due from related parties, financing lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2022 and December 31, 2021 due to their short-term nature.

Cash and Restricted Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation and have original maturities of less than three months. The Company maintains the bank accounts in Singapore. Cash balances in bank accounts in Singapore with maximum amount of SGD 75,000 are insured under the Deposit Protection Scheme introduced by the Singapore Government. Cash balances in bank accounts in Singapore are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash consisted of deposit which is required to be withheld in the bank by the Company to compensate the customer in case of breach of contract.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount net of allowance for doubtful accounts. Accounts are considered overdue after 120 days.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis, historical collection trend, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of June 30, 2022 and December 31, 2021, there was no allowance recorded as the Company considers all of the prepayments fully realizable.

F-34

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Lease

On January 1, 2020, the Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB, using the modified retrospective transition method and elected the transition option to use an effective date of January 1, 2020 as the date of initial application. The adoption of Topic 842 resulted in the presentation of financing lease on the consolidated balance sheet.

The Company has elected the package of practical expedients permitted which allows the Company not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. The Company classifies a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;

c.	The lease term is for the major part of the remaining economic life of the underlying asset;

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

All leases of the Company are currently classified as financing leases. The Company recognizes a lease in the financial statement when the arrangement either explicitly or implicitly involves property, plant or equipment (“PP&E”), the contract terms are dependent on the useful life of the PP&E, and the Company have the ability or right to control the PP&E or to direct others to control the PP&E and receive the majority of the economic benefits of the assets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The financing lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

The Company applied its interest rate based on the actual incremental borrowing rate from the leasing contract that is available at lease commencement date in determining the lease interest expense. The Company’s lease terms may include options to extend or terminate the lease. Lease expenses for lease payments are recognized on a straight-line basis over the lease term, under depreciation expenses.

The Company reviews the impairment of its financing lease assets consistent with the approach applied for its other long- lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of financing lease liabilities in the tested asset group and include the associated financing lease payments in the undiscounted future pre-tax cash flows.

F-35

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Building	50 years
Land	Indefinite
Renovation	8 years
Furniture and fixtures	10 years
Motor vehicles	5 years
Electronic equipment	1 – 3 years
Machinery	5 years
Forklift	6 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended June 30, 2022 and December 31, 2021.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2020 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The Company enters into agreements with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing. The Company recognizes revenue based on the consideration specified in the applicable agreement.

F-36

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed.

The Company will recognize the revenue of sales of construction material when the performance obligation is satisfied by transferring a promised good to the customer. Control of the goods is transferred to the customer, generally on delivery of the goods.

Revenue from rendering of service orders is recognized when the entity satisfied the performance obligation at a point in time generally as the services are provided.

The construction contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, construction contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company will submit monthly progress claim to the customer, and after the Company received the certified interim progress certificate, the Company will issue a tax invoice to the customer. The final tax invoice is generally issued after the project completion and agreed by customer and the Company. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance obligation in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract cost indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expense), and not as a reduction of revenue or a non-operating expense.

F-37

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The following table presents revenue classified by timing of revenue recognition for the six months ended June 30 2022 and 2021, respectively:

	For the six months ended
	June 30, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Point in time	336,002	45,775	32,958
Over time	6,561,344	8,943,753	6,439,502
Total revenue	6,897,346	8,989,528	6,472,460

The following table presents revenue by major revenue type for the six months ended June 30, 2022 and 2021, respectively:

	For the six months ended
	June 30, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Revenue from construction contracts	6,561,344	8,943,753	6,439,502
Sales of construction materials	330,517	45,775	32,958
Rendering of services	5,485	-	-
Total	6,897,346	8,989,528	6,472,460

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the six months ended June 30, 2021 and 2022 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

F-38

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Contract Costs

Contract costs incurred during the initial phases of the Company’s sales contracts are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of labor and material costs directly related to the contract.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended June 30, 2021 and 2022, no impairment loss was recognized.

Government Subsidies

Government subsidies primarily relate to multiple entitlement granted by the Singapore government pursuant to the Job Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled SGD 117,152 and SGD 0 for the six months ended June 30, 2021 and 2022, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs and staff costs. These costs are expenses as incurred.

Borrowing Costs

All borrowing costs are recognized in interest expenses in the consolidated statement of operations and comprehensive income (loss) in the period in which they are incurred.

Advertising Costs

The Company expenses advertising costs as incurred and were included as part of selling and marketing expenses. Advertising costs for the six months ended June 30, 2021 and 2022, totaled SGD 0 and SGD 0 respectively.

Employee Benefit Plan

Employees of the Company located in Singapore participate in a compulsory saving scheme (pension fund) for the retirement of residents in Singapore. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were SGD 57,407 and SGD 61,815 (USD 44,507) for the six months ended June 30, 2021 and 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

F-39

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. The Company has recognized deferred tax assets for temporary differences, operating losses and tax credit carryforwards. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. The accruals for deferred tax assets and liabilities, including deferred income tax assets and liabilities, are subject to significant judgment and are reviewed and adjusted routinely based on changes in facts and circumstances. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”, prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at June 30, 2021 and 2022, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of June 30, 2021 and 2022, there were no dilutive shares.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

F-40

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Significant Risks

Currency Risk

The Group’s operating activities are transacted in S$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in SGD with respect to USD is significant.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Singapore. As of December 31, 2021 and June 30, 2022, SGD 3,667,577 and SGD 2,404,811 (USD 1,731,464) were deposited with financial institutions located in Singapore. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of SGD75,000. Otherwise, these balances are not covered by insurance. The unsecured deposited amount as of December 31, 2021 and June 30, 2022 will be SGD 3,517,577 and SGD 2,254,811 (USD 1,623,464). The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

For the six months ended June 30, 2022 and for the year ended December 31, 2021, all of the Company’s assets were located in Singapore and all of the Company’s revenue were derived from its subsidiary located in Singapore. The Company has a concentration of its revenue and accounts receivable with specific customers and purchases and accounts payable with specific suppliers.

For the six months ended June 30, 2021, three customers accounted for approximately 41%, 18% and 13% of the Company’s total revenue. For the six months ended June 30, 2022, two customers accounted for approximately 33% and 20% of the Company’s total revenue.

As of December 31, 2021, two customers’ accounts receivable accounted for approximately 70% and 17% of the total accounts receivable.

As of June 30, 2022, two customers’ account receivables accounted for approximately 46% and 19% of total accounts receivable.

For the six months ended June 30, 2021, two suppliers accounted for approximately 21% and 10% of the Company’s total purchases. For the six months ended June 30, 2022, one supplier accounted for approximately 18% of the Company’s total purchases.

F-41

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

As of December 31, 2021, three supplier’s accounts payable accounted for approximately 55%,15% and 11% of the total accounts payable and two suppliers’ accounts payable accounted for approximately 32%, and 26% of the total accounts payable as of June 30, 2022.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

F-42

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intra period tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2019-12 will have on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued Accounting Standards Update No. 2020-10, Codification Improvements — Disclosures (“ASU 2020-10”) to align with the SEC’s regulations. This ASU improves consistency by amending the codification to include all disclosure guidance in the appropriate disclosure sections and clarifies application of various provisions in the Codification by amending and adding new headings, cross referencing to other guidance, and refining or correcting terminology. The Company has adopted ASU 2020-10 as of the reporting period beginning January 1, 2021. This ASU did not affect the Company’s results of operations, cash flows or financial position and the Company does not expect the adoption to have a material impact on the disclosures to the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following as of:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Accounts receivable	4,698,507	1,840,474	1,325,141
Less: allowance for doubtful accounts	(6,170)	(6,170)	(4,442)
Accounts receivable, net	4,692,337	1,834,304	1,320,699

*The allowance for doubtful accounts remains unchanged since January 1, 2021

F-43

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

4. Contract Assets/(Liabilities)

Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Revenue recognized to date	28,335,073	17,452,250	12,565,620
Less: Progress billings to date	(21,746,730)	(8,804,436)	(6,339,194)
Contract assets	6,588,343	8,647,814	6,226,426

Contract liabilities consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Billings in advance of performance obligation under contracts	804,103	243,612	175,401

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

The movement in contract liabilities is as follows:

	For the year ended December 31, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2022
	SGD	SGD	USD
Balance at beginning of the period	132,599	804,103	578,954
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(21,797)	(560,491)	(403,553)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	693,301	-	-
Balance at end of the period	804,103	243,612	175,401

F-44

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

5. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Other deposits	28,160	108,551	78,157
Prepayments	23,594	13,353	9,614
Prepayment and other current assets	51,754	121,904	87,771

6. Property, plant and equipment

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Building and land	5,119,699	5,119,699	3,686,183
Furniture and fixtures	4,053	4,053	2,918
Motor vehicles	539,596	539,596	388,509
Electronic equipment	206,172	206,172	148,444
Machinery	33,993	33,993	24,475
Renovation	47,360	47,360	34,099
Forklift	69,000	69,000	49,680
Subtotal	6,019,873	6,019,873	4,334,308
Less: accumulated depreciation and amortization	(2,191,173)	(2,260,120)	(1,627,286)
Property and Equipment, net	3,828,700	3,759,753	2,707,022

Depreciation expenses of property and equipment totaled SGD 77,471 and SGD 68,947 (USD 49,642) for the six months ended June 30, 2021 and June 30, 2022, respectively.

7. Investment under equity method

Components of investment under equity method are as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Cost of investment in joint venture	101,000	101,000	72,720
Accumulated share of losses in joint venture	(101,000)	(101,000)	(72,720)
Total	-	-	-

F-45

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

8. Leases

Financing leases as lessee

As of December 31, 2021 and June 30, 2022, the Company has financing leases with the financial institutions on its consolidated balance sheets for hire purchase of motor vehicle.

The following table shows financing lease liabilities from the financial institutions, and the associated financial statement line items as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Liabilities
Financing lease liabilities current	17,082	16,680	12,010

Financing lease liabilities non-current	44,480	36,140	26,021

As of December 31, 2021 and June 30, 2022, “ROU assets” consist of following:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Motor vehicles at cost	517,104	132,508	95,406
Less: Accumulated depreciation	(422,516)	(51,170)	(36,842)
Motor vehicles, net	94,588	81,338	58,564

Information relating to financing lease activities during the six months ended June 30, 2021 and 2022 are as follows:

	For the six months ended
	June 30, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Financing lease expenses
Depreciation	13,251	13,251	9,541
Interest of lease liabilities	2,621	982	707
Total financing lease expenses	15,872	14,233	10,248

Maturities of lease liabilities were as follows:

	SGD	USD
For the year ending June 30,
2023	18,600	13,392
2024 - 2025	40,208	28,950
Total lease payments	58,808	42,342
Less: imputed interest	(5,988)	(4,311)
Total	52,820	38,031

F-46

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

9. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Liabilities
Accruals for operating expenses	1,602,055	671,404	483,411
Retention payable	444,312	440,923	317,464
Other payables	16,997	16,621	11,967
Total	2,063,364	1,128,948	812,842

10. Bank Borrowings

Components of bank borrowings are as follows:

			December 31,2021	June 30, 2022	June 30, 2022
		Interest Rate	SGD	SGD	USD
UOB – Loan 1 (Property)	(1)	1.68-6.25%	564,757	510,640	367,661
UOB – Loan 2 (Bridging Loan)	(2)	2.25%	2,820,256	2,457,728	1,769,564
Trust Receipt	(3)	2-2.5%	878,684	339,515	244,451
			4,263,697	3,307,883	2,381,676

Less: current portion of long-term bank borrowings			(1,715,381)	(1,184,222)	(852,640)
Non-current portion of long-term bank borrowings			2,548,316	2,123,661	1,529,036

(1)	The property loan with twenty-five years of term from February 2, 2002 to January 31, 2027 will maturity at January 2027 with interest rate at 1.68% for the period from August 4, 2020 to August 3, 2022, 1.98% for the period from August 4, 2022 to August 3, 2023, and at 6.25% from August 4, 2023 and thereafter.

(2)	The bridging loan with five years of term from September 30, 2020 to September 29, 2025 will maturity at October 2025 with the interest rate at 2.25%

(3)	Trust receipt is the bank facilities that we use to settle suppliers’ due invoices, it will be mature 120 days after the Company executes it. The interest rate will be 2-2.5% depend on the date of execution. All trust receipts matured no later than October 31,2022.

Interest expenses pertaining to the above bank borrowings for the six months ended June 30, 2021 and June 30, 2022 amounted to SGD 39,854 and SGD 44,899 (USD 32,328), respectively.

Components of bank borrowings interest for the six months ended June 30, 2021 and 2022 are as follows:

	June 30,2021	June 30,2022	June 30,2022
	SGD	SGD	USD
UOB – Loan 1 (Property)	2,541	4,594	3,308
UOB – Loan 2 (Bridging Loan)	33,658	29,962	21,573
Trust Receipt	3,655	10,343	7,447
Total	39,854	44,899	32,328

F-47

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Maturities of the bank borrowings were as follows:

	SGD	USD
For the period ending June 30,
2023	1,241,127	893,611
2024	901,611	649,160
2025	901,611	649,160
2026	312,869	225,266
2027	68,100	49,032
Total bank borrowings repayments	3,425,318	2,466,229

Current portion of long-term bank borrowings	1,241,127	893,611
Non-current portion of long-term bank borrowings	2,184,191	1,572,618
Less: imputed interest	(117,435)	(84,553)
Total	3,307,883	2,381,676

11. Income Taxes

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes at a flat rate of 17%.

The following table reconciles Singapore statutory rates to the Company’s effective tax:

	For the six months ended
	June 30,2021	June 30,2022	June 30,2022
	SGD	SGD	USD
Profit (loss) before income taxes	(309,864)	816,290	587,729
Singapore statutory income tax rate	17%	17%	17%

Tax effect of income that is not taxable	10%	-1%	-1%
Tax effect of expenses that are not deductible	-4%	3%	3%
Tax rebate and exemption	0%	-2%	-2%
Utilization of previously unrecognized tax losses	0%	0%	0%
Effective tax rate	23%	17%	17%

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

Deferred tax assets as below,

	December 31, 2021	June 30,2022	June 30,2022
	SGD	SGD	USD
Bad debt provision	273,855	286,205	206,068
Total	273,855	286,205	206,068

F-48

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2021 and June 30, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended June 30, 2021 and June 30, 2022. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

12. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)	Fine Build-Ninefold Group Construction Company (Private) Limited

A Joint-Venture (JV) incorporated in Sri Lanka in year 2017 to bid a local project, FBS SG holding 30% shares of the JV. The Company started transferring the share to 3rd party in late 2019, however due to Covid-19 pandemic, the share transfer is still pending for the local secretary to execute. Currently, FineBuild only supply material to the JV.

(b)	54 Pandan Road Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang (also known as Poh Guan Ang) acts as the sole director in this company.

(c)	Fastfix Systems Pte Ltd

A related company under common control with FBS SG as Mr. Kelvin Ang acts as the sole director in this company.

(d)	Poh Hwee Ang

Director of FBS SG. Mr. Poh Hwee Ang resigned as a director in May 2022.

(e)	Kelvin Ang

Present sole director and shareholder of FBS Global Limited.

a. Accounts receivable – related party

As of December 31, 2021 and June 30, 2022, the balances of Accounts receivable – related party were as follows:

		December 31, 2021	June 30, 2022	June 30, 2022
		SGD	SGD	USD
Accounts receivable – related party
Fine Build-Ninefold Group Construction Company (Private) Limited	(1)	970,573	1,025,727	738,523
Provision for doubtful accounts	(1)	(970,573)	(1,025,727)	(738,523)
Total		-	-	-

F-49

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

Movement of the provision of doubtful accounts were as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Beginning balance	401,837	970,573	698,813
Addition	568,736	55,154	39,710
Ending balance	970,573	1,025,727	738,523

b. Other receivables – related parties

As of December 31, 2021 and June 30, 2022, the balances of other receivables-related parties were as follows:

		December 31, 2021	June 30, 2022	June 30, 2022
		SGD	SGD	USD
Other receivables – related parties
Fine Build-Ninefold Group Construction Company (Private) Limited	(3)	589,638	607,131	437,134
Provision for doubtful accounts	(3)	(589,638)	(607,131)	(437,134)
54 Pandan Road Pte Ltd	(2)	100,873	-	-
Total		100,873	-	-

Movement of the provision of doubtful accounts were as follows:

	December 31, 2021	June 30, 2022	June 30, 2022
	SGD	SGD	USD
Beginning balance	558,663	589,638	424,539
Addition	30,975	17,493	12,595
Ending balance	589,638	607,131	437,134

(1)	Supply construction material to the Joint Venture company.
(2)	Rental of warehouse to the related party.
(3)	Management service provided to the Joint Venture company.

c. Due to related parties

As of December 31, 2021 and June 30, 2022, the balances of amount due to related parties were as follows:

		December 31, 2021	June 30, 2022	June 30, 2022
		SGD	SGD	USD
Due to related parties
Fastfixs Systems Pte Ltd	(1)	28,960	-	-
Ang Poh Hwee		454,761	-	-
Kelvin Ang		87,415	322,593	232,267
Total		571,136	322,593	232,267

(1)	Accrual salaries payable for leased staff from Fastfixs Systems Pte Ltd in FY2017 & FY2018. Payable balance been paid in April 11, 2022.

F-50

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

d. Related party transactions

	For the six months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2022
	SGD	SGD	USD
Fine Build-Ninefold Group Construction Company (Private) Limited
Supply construction material	335,914	25,633	18,456

e. Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. However, this Letter of Credit has not been drawn down as of the date of this report.

13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 10, 2022. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.001 per share. On August 2, 2022, the Company issued 11,250,000 shares to the controlling shareholder at par value of $0.001 per share. As a result, there are total 11,250,000 shares issued.

In financial year 2021, the subsidiaries paid out further dividend of SGD 1,300,000 on August 25, 2021 and issued 500,000 ordinary shares to pay the outstanding dividend payable on September 7, 2021. The balance of SGD 5,817,274 (USD 4,188,437) still remains into the account as of June 30, 2022.

On January 26, 2022, the subsidiary FBS SG issued 160,000 shares to two new shareholders, Master Stride Limited (“Master Stride”) and Fame Hall Investment Limited (“Fame Hall”), with consideration of SGD7.5 per share. Master Stride subscribed 82,000 ordinary shares for SGD 615,000 and Fame Hall subscribed 78,000 ordinary shares for SGD 585,000. A total of SGD 712,880 paid in capital received as of June 30,2022. By August 2022, the two shareholders Master Stride and Fame Hall made full payment of SGD 1,200,000 to subscribe the share of the subsidiary FBS SG.

14. Commitments and Contingencies

Commitments

On November 25, 2020, the Company guaranteed a 5 year commercial loan SGD 200,000 from UOB Bank to Fastfixs Systems Pte Ltd, a related party. The interest rate is fixed at 2.25% per annum and Fastfixs Systems Pte Ltd shall repay the loan over 60 monthly installments with the interest.

The Company also guaranteed a SGD 7,400,000 10 year commercial loan on October 31, 2022, in the form of Letter of Credit from UOB Bank to 54 Pandan Road Pte Ltd, a related party. However, this Letter of Credit has not been drawn down as of the date of this report.

F-51

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

The Company also has a banker’s guarantee totaling SGD 1.94 million (USD 1.44 million) from UOB Bank for the ongoing projects as of June 30, 2022. These guarantees are at the request of the main contractor or owner as a security deposit for the performance of the Company obligations under the contracts. All the banker’s guarantee will expired before June 6, 2024.

As of June 30,2022, the future minimum payments under certain of the Company’s contractual obligations were as follows:

	Payment Due In
	Total SGD	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Bank borrowings	3,425,318	1,241,127	901,611	1,282,580	-
Financing lease	58,808	18,600	40,208	-	-

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of December 31, 2021 and June 30, 2022, the Company is a party to legal or administrative proceedings for cases below.

In August 2021, Newspaper Seng Pte Ltd filed a claim against the Company for an amount of approximately SGD2.2 million. Newspaper Seng claim that they have enter an oral agreement with the Company in September 2015 to purchase a land and building at 54 Pandan Road, Singapore 609292 to redevelopment, and sale or commercial utilization of the land. Newspaper Seng would invest monies and the Company would be in charge the purchase, redevelopment and commercial utilization of the property. In November 2019, the Company transferred the property to a third party without the acknowledgment of Newspaper Seng. Hence Newspaper Seng wish to claim back the amount stated above to compensate the loss of the investment. The lawyers are unable to advise on the likelihood of an unfavorable outcome as the proceedings are still in its initial stages. Nevertheless, the Company are also trying on the possibility of out-of-court settlement.

Risk and Uncertainty

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Singapore, due to the spread of the Delta variant, the Omicron variant or other new variants, it is likely to adversely affect the economies and financial markets of many countries, and could result in a global economic downturn and a recession. This would likely adversely affect the Company’s business, and, in turn negatively impact its business and results of operations.

F-52

FBS GLOBAL LIMITED

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)

15. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Singapore and all of the Company’s revenue and expense are derived in the Singapore. Therefore, no geographical segments are presented. The single segment represents the Company’s revenue from construction contracts, sale of construction materials and rendering of services to its customers in Singapore.

16. Subsequent Events

The Company has evaluated subsequent events through the date of issuance of this unaudited interim condensed consolidated financial statements, and does not identify any events with material financial impact on the Company’s unaudited interim condensed consolidated financial statements.

F-53

FBS Global Limited

PRELIMINARY PROSPECTUS

Through and including [●], 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2023

PRELIMINARY PROSPECTUS

[●] Ordinary Shares

This prospectus relates to the resale of [●] Ordinary Shares held by the Resale Prospectus Shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Prospectus Shareholders named in this prospectus.

Any shares sold by the Resale Prospectus Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at $[●], which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Prospectus Shareholders. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

On [●], 2023, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately $[*] million in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares will be listed on the Nasdaq under the symbol “FBGL.”

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 11 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiary in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, Kelvin Ang, our controlling shareholder, will own approximately [67.8%] of our total issued and outstanding Ordinary Shares, representing approximately [67.8%] of the total voting power.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 14 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2023

THE OFFERING

Ordinary Shares being offered	[1,084,337] Ordinary Shares

Ordinary Shares issued and outstanding immediately after this offering	[15,000,000] Ordinary Shares, assuming the issuance by us of [3,750,000] Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Prospectus Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	FBGL

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Ordinary Shares held by the Resale Prospectus Shareholders named in this prospectus.

THE RESALE PROSPECTUS SHAREHOLDERS

The Ordinary Shares being offered by the Resale Prospectus Shareholders were issued by our Company to the Resale Prospectus Shareholders on August 2,2022 as part of a group reorganization. We are registering those Ordinary Shares in order to permit the Resale Prospectus Shareholders to offer the shares for resale from time to time.

This prospectus covers the offering for resale of [1,084,337] Ordinary Shares by the Resale Prospectus Shareholders. This prospectus and any prospectus supplement will only permit the Resale Prospectus Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Prospectus Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Prospectus Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the names of the Resale Prospectus Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by such Resale Prospectus Shareholders, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares such Resale Prospectus Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Resale Prospectus Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Prospectus Shareholders. The Resale Prospectus Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Resale Prospectus Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(2)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(3)	Percentage Ownership After Offering(4)
Master Stride Limited (solely owned by Mr. Tan Yeok Lin)	555,723	4.9%	555,723	-	-
Fame Hall Investment Limited (solely owned by Mr. Lim Yi Shenn)	528,614	4.7%	528,614	-	-

(1)	The persons having voting, dispositive or investment powers over Master Stride Limited is Tan Yeok Lin, whose registered address is Block 663, Choa Chu Kang Crescent, #20-263, Singapore, and for Fame Hall Investment limited is Mr. Lim Yi Shenn, whose registered address is 256 Bedok Road, Singapore 469425 Neither Tan Yeok Lin nor Lim Ye Shenn is an affiliate of the Company.
(2)	Based on [11,250,000] Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.
(3)	Since we do not have the ability to control how many, if any, of their shares each of the Resale Prospectus Shareholders will sell, we have assumed that the Resale Prospectus Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

RESALE PROSPECTUS SHAREHOLDERS PLAN OF DISTRIBUTION

The Resale Prospectus Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Resale Prospectus Shareholder may use any one or more of the following methods when selling its Ordinary Shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales;

- in transactions through broker-dealers that agree with the Resale Prospectus Shareholders to sell a specified number of such securities at a stipulated price per security;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- a combination of any such methods of sale; or

- any other method permitted pursuant to applicable law.

The Resale Prospectus Shareholders may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Resale Prospectus Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Resale Prospectus Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Ordinary Shares or interests therein, the Resale Prospectus Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Prospectus Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Prospectus Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Prospectus Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Prospectus Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Resale Prospectus Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Resale Prospectus Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Prospectus Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Resale Prospectus Shareholders or any other person. We will make copies of this prospectus available to the Resale Prospectus Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman Pte. Ltd.

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